UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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Lincoln National Corporation

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Lincoln Financial Group®

A. Lincoln®

LINCOLN NATIONAL CORPORATION

2022 Proxy Statement

AND NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

Radnor, Pennsylvania / April 14, 2022

Dear Fellow Shareholder:

You are invited to attend our 2022 Annual Meeting of Shareholders, to be held on Friday, May 27, at 9:00 a.m. EDT at The Ritz-Carlton Hotel in Philadelphia, Pennsylvania. Our Board of Directors and management team look forward to greeting you at the meeting.

This document describes the matters to be voted on at the Annual Meeting, so please review it carefully.

Many shareholders received a notice of internet availability instead of paper copies of our proxy statement and our 2021 Annual Report to Shareholders. The notice of internet availability provides instructions on how to access these documents over the internet and how to receive a paper or email copy of our proxy materials, including our proxy statement, our 2021 Annual Report to Shareholders, and a proxy card. Electronic delivery enables us to more cost-effectively provide you with the information you need while reducing the environmental impact of printing and mailing paper copies.

Please vote your shares of our stock as promptly as possible. You may vote by mailing in a proxy card, by telephone or internet, or by attending the Annual Meeting and voting in person.

On behalf of the entire Board of Directors, thank you for your continued support.

Sincerely,

William H. Cunningham

Chair of the Board

Lincoln National Corporation 2022 Proxy Statement

Notice of Annual Meeting of Shareholders

May 27, 2022 9:00 a.m. EDT	The Ritz-Carlton Hotel 10 Avenue of the Arts Philadelphia, Pennsylvania 19102

Mailing date: April 14, 2022

The purpose of the meeting is to:

1.	Elect thirteen directors for a one-year term expiring at the 2023 Annual Meeting of Shareholders;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022;

3.	Approve an advisory resolution on the compensation of our named executive officers;

4.	Approve an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan;

5.	Consider and vote upon up to two shareholder proposals if properly presented at the meeting; and

6.	Consider and vote upon any other matters that might come up at the meeting.

You may vote at the Annual Meeting if you were a shareholder of record at the close of business on March 21, 2022.

Please cast your votes by one of the following methods:

SIGNING AND RETURNING A PROXY CARD	TOLL-FREE TELEPHONE	THE INTERNET	IN PERSON AT THE ANNUAL MEETING

If, going forward, you would like to receive electronic delivery of future proxy materials, please see “Annual Meeting Information” in this proxy statement for more information.

IF	YOU PLAN TO ATTEND THE ANNUAL MEETING:

In order to protect the health and safety of our directors, employees, shareholders and the community, we are taking special precautions in connection with the Annual Meeting due to the health impact of COVID-19. If you are not feeling well, have had close contact with someone who has tested positive for, or think you may have been exposed to, COVID-19, we ask that you vote by proxy for the meeting. We will require all attendees to comply with the Company’s policies in place at the time of the meeting, which may include but not be limited to temperature checks, attendance limitations, social distancing, mask requirements and other safety protocols in accordance with any then-required federal, state and local guidelines. At least one week prior to the meeting, we will make available on www.proxydocs.com/lnc any COVID-19 related health and safety protocols that will be in place for the Annual Meeting. We also strongly encourage shareholders who plan to attend the Annual Meeting to review and follow the relevant guidance from public health authorities prior to attendance.

For the Board of Directors,

Nancy A. Smith

Senior Vice President & Secretary

Lincoln National Corporation

Radnor, Pennsylvania

Lincoln National Corporation 2022 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 27, 2022:

This proxy statement and the accompanying annual report are available at: www.proxydocs.com/lnc.

Lincoln National Corporation 2022 Proxy Statement

Proxy Summary

Proxy Summary

This summary highlights certain information for your convenience. Since it does not contain all of the information you should consider, we encourage you to read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date / Time	Location	Voting

Friday, May 27, 2022 9:00 a.m. EDT Record Date March 21, 2022	The Ritz-Carlton Hotel 10 Avenue of the Arts Philadelphia, PA 19102	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

Voting Matters

Agenda Item	Our Board’s Voting Recommendation	Where to Find More Information

1. Election of thirteen directors for a one-year term expiring at the 2023 Annual Meeting of Shareholders.	FOR each director nominee	Page 24

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2022.	FOR the ratification	Page 35

3. Approval of an advisory resolution on the compensation of our named executive officers.	FOR the resolution	Page 37

4. Approval of an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan.	FOR the approval	Page 85

5. Respond to an advisory shareholder proposal regarding the amendment of our governing documents to provide an independent chair of the board.	AGAINST the proposal	Page 96

6. Respond to an advisory shareholder proposal regarding shareholder ratification of executive termination pay.	AGAINST the proposal	Page 100

Lincoln National Corporation 2022 Proxy Statement               1

Proxy Summary

Board of Director Nominees

Name Occupation	Age	Director Since	Selected Skills/Qualifications	Independent	Committee Memberships

Deirdre P. Connelly Retired President, North American Pharmaceuticals of GlaxoSmithKline	61	2016	◾ business operations/strategic planning ◾ finance and capital management ◾ corporate governance	Yes	◾ Audit ◾ Corporate Governance (Chair)

Ellen G. Cooper Current: EVP, Head of Enterprise Risk and Annuity Solutions, LNC Effective May 27, 2022: President and CEO, LNC	57	First-time Nominee	◾ business operations/strategic planning ◾ finance and capital management ◾ risk management ◾ talent management	No	N/A

William H. Cunningham Professor, University of Texas at Austin and James J. Bayless Chair for Free Enterprise at the University’s McCombs School of Business	78	2006	◾ finance and capital management ◾ marketing/public relations ◾ talent management ◾ corporate governance	Yes	◾ Compensation ◾ Corporate Governance ◾ Executive (Chair) ◾ Finance

Reginald E. Davis EVP and President of Banking, Flagstar Bank, FSB	59	2020	◾ financial services ◾ finance and capital management ◾ risk management ◾ talent management	Yes	◾ Audit ◾ Corporate Governance

Dennis R. Glass Current: President and CEO, LNC Effective May 27, 2022: Chair of the Board, LNC	72	2006	◾ business operations/strategic planning ◾ finance and capital management ◾ talent management	No	◾ Executive

Eric G. Johnson CEO, Baldwin Richardson Foods Company	71	1998	◾ business operations/strategic planning ◾ finance and capital management ◾ marketing/public relations	Yes	◾ Compensation ◾ Corporate Governance ◾ Executive ◾ Finance (Chair)

Gary C. Kelly Executive Chairman, Southwest Airlines Co.	67	2009	◾ business operations/strategic planning ◾ finance and capital management ◾ public accounting	Yes	◾ Audit ◾ Finance

M. Leanne Lachman President, Lachman Associates LLC and Executive in Residence, Columbia Graduate School of Business	79	1985	◾ business operations/strategic planning ◾ finance and capital management ◾ corporate governance ◾ risk management	Yes	◾ Audit (Chair)

Dale LeFebvre Founder and Chairman, 3.5.7.11	51	2021	◾ business operations/strategic planning ◾ finance and capital management ◾ risk management ◾ talent management	Yes	◾ Audit ◾ Corporate Governance

Janet Liang EVP, Group President and COO, Care Delivery, Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals	54	2021	◾ business operations/strategic planning ◾ finance and capital management ◾ marketing/public relations ◾ talent management	Yes	◾ Compensation ◾ Finance

Michael F. Mee Retired EVP and CFO, Bristol-Myers Squibb Company	79	2001	◾ finance and capital management ◾ public accounting ◾ business operations/strategic planning	Yes	◾ Compensation ◾ Executive ◾ Finance

Patrick S. Pittard CEO, BDI DataLynk, LLC	76	2006	◾ public accounting ◾ finance and capital management ◾ talent management ◾ corporate governance	Yes	◾ Compensation (Chair)

Lynn M. Utter Operating Partner, Atlas Holdings LLC	59	2017	◾ business operations/strategic planning ◾ risk management ◾ corporate governance	Yes	◾ Corporate Governance ◾ Finance

2               Lincoln National Corporation 2022 Proxy Statement

Proxy Summary

Our director nominees provide the Board with the comprehensive diversity of relative skill sets needed to provide effective oversight in light of the Company’s industry, risks and current and long-term strategic needs.

Financial Services/ Insurance (11)	Finance and Capital Management (12)	Business Operations and Strategic Planning (13)

Marketing/Public Relations (8)	Public Company CEO (5)	Corporate Governance (9)

Talent Management (11)	Risk Management (7)	Accounting (4)

The Board recognizes that diversity, including gender and ethnic diversity, adds to the overall mix of perspectives of our Board as a whole. We have added five new diverse independent directors in the past six years. The following charts present the diversity profile of our director nominees:

*

Directors considered to be ethnically or racially diverse are those who self-identified in one or more of the following categories: Hispanic, Latinx or Spanish Origin; Black or African American; American Indian or Alaska Native; Asian; Native Hawaiian or Other Pacific Islander; or Other.

Lincoln National Corporation 2022 Proxy Statement               3

Proxy Summary

Chief Executive Officer Transition

As we announced in August 2021, following the Annual Meeting on May 27, 2022, Dennis R. Glass will retire from his role as our President and Chief Executive Officer and will be succeeded by Ellen G. Cooper, currently Executive Vice President, Head of Enterprise Risk and Annuity Solutions. Mr. Glass will serve as non-executive Chair, and independent director Dr. William H. Cunningham will serve as Lead Independent Director beginning after the 2022 Annual Meeting. Assuming she is elected, Ms. Cooper will serve as a director but not as Chair. The Board believes that having Mr. Glass serve in the role of Chair for a period of time following the CEO transition will help provide for continuity for shareholders and employees alike.

2021 Performance Highlights

After moving to 99% work-from-home in mid-March 2020, efficiently moving to a virtual sales environment across all our distribution channels, we continued to monitor the COVID-19 pandemic throughout 2021 and adjusted our return-to-work plans as needed. We continued to operate our business without interruption throughout 2021 and have been able to continue to work effectively using this work-from-home model.

During 2021, management maintained its focus on the needs of our employees, customers and shareholders. We continued to innovate and enhance our product portfolio, pivot our distribution workforce to a virtual-first engagement model, improve cost effectiveness and strengthen the balance sheet. Over the course of an unprecedented year in the face of the ongoing pandemic, we focused on ensuring we maintained our competitive advantages and capitalized on opportunities to become stronger. We successfully achieved these objectives by prioritizing three initiatives:

◾  our reprice, shift, and add new product strategy,

◾  achieving expense savings, while enhancing the customer experience, and

◾  maintaining a strong balance sheet to maximize our ability to grow operating earnings.

Our full year results for 2021 included the following highlights:

◾  Solid underlying business performance with $19.2 billion in revenues;

◾  Strong growth in net income and adjusted operating income;

◾  Over $1.4 billion returned to shareholders through share repurchases and dividends;

◾  A 20-basis point improvement in the expense ratio for 2021;

◾  The introduction of our new expense savings program, the Spark Initiative, which is expected to provide an upside opportunity to our outlook for EPS growth; and

◾  One-year total shareholder return that significantly outperformed the total shareholder return for the S&P 500 Index and our four-digit GICS Life & Health Insurance peers in 2021.

For more information on our 2021 performance, see “Compensation Discussion & Analysis – Executive Summary.”

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Proxy Summary

Commitment to corporate social responsibility, sustainability and diversity, equity and inclusion

During 2021, we continued to be recognized for our good corporate citizenship and dedication to diversity, equity and inclusion (“DE&I”), as demonstrated by, among other accolades, our inclusion on major sustainability indices, including Dow Jones Sustainability North America and FTSE4Good, our 100 percent scores on the Corporate Equality Index and the Disability Equality Index, and our ranking among Newsweek’s 2021 America’s Most Responsible Companies. In addition, in the first quarter of 2022, we were included for the first time in the Bloomberg Gender-Equality Index and were recognized by Ethisphere as one of its 2022 World’s Most Ethical Companies.

During 2021, we continued to reduce ongoing energy usage across Lincoln’s facilities and operations and introduced new goals for reducing greenhouse gas emissions by 2025. This aligns with the science-based targets methodology for reducing direct emissions. Our targets are consistent with the international Paris Agreement’s goal to limit global temperatures from rising more than 1.5 degrees Celsius compared to preindustrial levels. Additionally, we enhanced our sustainability disclosures by reporting for the first time indices aligned to the Task Force for Climate-Related Financial Disclosure (“TCFD”) framework and the Sustainability Accounting Standards Board (“SASB”) reporting standards. Our 2020 Corporate Social Responsibility Report also included disclosure on our diversity statistics for our employees, including the breakdown of our workforce by gender, race, and ethnicity in our 2020 Human Capital Diversity Update, which includes our Equal Employment Opportunity-1 (“EEO-1”) Report. Our 2020 Corporate Social Responsibility Report can be found on our website at www.LincolnFinancial.com.

DE&I are intrinsic to Lincoln’s culture. In 2020, we expanded our strategy to include an eight-part action plan focused on actions to advance racial equity. As part of this plan, we accomplished the following actions during 2021:

◾	tied senior leaders’ compensation to DE&I objectives (as discussed further below);

◾	focused on increasing minority leadership representation at the officer level by 50% over the course of three years, with a special focus on the Black officer population;

◾	implemented sustainable and integrated practices in recruiting retention and development to increase Black populations, such as hiring dedicated diversity-focused recruiters;

◾	expanded the Company’s DE&I function to continue to support enterprise-wide and business-specific efforts;

◾	continued conversations about race across the organization;

◾	established our network of Black financial advisors and planners through launching the African-American financial advisors network;

◾

preserved the history of the Black experience through a $1 million contribution to The HistoryMakers, a non-profit institution committed to preserving and making accessible the untold personal stories of African Americans; and

◾

expanded the Lincoln Financial Foundation’s support to Black communities by giving to nonprofits with demonstrated success in advancing Black communities and engaging with leading philanthropic membership organizations.

For information on Board oversight of corporate social responsibility, sustainability and DE&I, see “Governance of the Company – Board’s Role in Risk Oversight.”

Lincoln National Corporation 2022 Proxy Statement               5

Proxy Summary

2021 Shareholder Engagement and Response to Feedback

During 2021, we once again expanded our proactive shareholder engagement program, which complements the ongoing dialogue throughout the year among our shareholders, CEO, CFO and Investor Relations team on financial and strategic performance. In the fall of 2021, we reached out to investors representing over 56% of our shares outstanding, and engaged with investors representing over 42% of our outstanding shares, which included participation by the Chair of our Corporate Governance Committee in select conversations. The engagement involved discussions on executive compensation as well as various other topics, including board refreshment and composition, our CEO succession plans, DE&I efforts and other areas of focus for our shareholders regarding environmental and social practices and disclosures. The feedback from these meetings was shared with the Compensation Committee and the Corporate Governance Committee, as well as the full Board, and strongly informed the Compensation Committee’s decisions with respect to certain elements of our 2022 compensation program and enhancements that were made to this proxy statement to further improve clarity and transparency. For more information about our 2021 shareholder engagement and response to shareholder feedback, see “Compensation Discussion & Analysis – Executive Summary.”

Governance Highlights

Sound governance is important to our Board, which regularly evaluates and implements policies that reflect corporate governance and compensation best practices. Some of these practices are:

◾	Independent Chair of Board or Lead Independent Director

◾	An overwhelmingly independent Board (11 of 13 director nominees)

◾	All Audit, Compensation, Corporate Governance, and Finance Committee members are independent

◾	Annual election of all directors

◾	Majority voting standard for election of directors with director resignation policy for directors in uncontested elections

◾	Independent directors meet regularly in executive session

◾	Annual Board, Committee and individual director evaluations

◾	Shareholder right to call special meetings (10% ownership threshold)

◾	“Proxy access” rights to holders owning at least 3% of outstanding shares for 3 years

◾	Proactive annual shareholder engagement program
◾	No super majority voting provisions in Restated Articles of Incorporation and Bylaws

◾	Robust stock ownership guidelines for directors and executive officers

◾	Prohibition on pledging, hedging and speculation in our securities

◾	Executive compensation program strongly links pay and performance

◾	Caps on awards under annual and long-term incentive programs

◾	No repricing or exchange of underwater stock options without shareholder approval

◾	Clawback provisions on equity awards

◾	Double-trigger vesting provisions for equity awards following a change of control

◾	No tax-gross-up provisions upon a change of control

◾	No employment agreements

◾	Limited perquisites for executive officers

6               Lincoln National Corporation 2022 Proxy Statement

Proxy Summary

2021 Executive Compensation Highlights

The key objectives of our executive compensation program are to:

◾	Pay compensation that varies based on performance
◾	Motivate our executives to increase profitability and shareholder return
◾	Attract and retain key executive talent, as this is critical to our success

We are asking you to cast an advisory, nonbinding vote to approve compensation awarded for 2021 to our named executive officers (“NEOs”) — our chief executive officer (“CEO”), chief financial officer (“CFO”), and three additional most highly paid executive officers as set forth on the first page of “Compensation Discussion & Analysis.”

Pay for Performance

We seek to align pay and performance by making a significant portion of our NEOs’ compensation dependent on:

◾	achieving specific annual and long-term strategic and financial goals; and

◾	increasing shareholder value.

2021 Pay Mix. NEO compensation is weighted toward variable compensation (annual and long-term incentives, or AIP and LTI), which is at risk because the actual amounts earned could differ from targeted amounts based on corporate and individual performance. As the following charts show, the vast majority of our CEO’s and other NEOs’ target direct compensation for 2021 could vary significantly based on company performance, including stock price performance, and is at risk.

Note, the amounts in these graphs are shown at target and therefore will not match the values reflected in the Summary Compensation Table in “Executive Compensation Tables.” Percentages may not total to 100% due to rounding.

Lincoln National Corporation 2022 Proxy Statement               7

Proxy Summary

2021 CEO Target Compensation and Increased Focus on PSAs in LTI Mix. For 2021, our CEO did not receive a pay increase and his target direct compensation has remained at the same level since 2019. In addition, for 2021, the Compensation Committee increased the alignment of CEO compensation with Company performance and shareholder interests by adjusting our CEO’s LTI equity award mix to decrease the percentage of equity granted as stock options (“Options”) from 30% to 20% and, for the second year in a row, increase the percentage granted as performance share awards (“PSAs”), from 40% to 50%, consistent with our fundamental pay for performance philosophy. A comparison of the 2020 and 2021 CEO LTI equity award mix (Options, PSAs and restricted stock units (“RSUs”)) is shown below.

2021 LTI DE&I Modifier. A DE&I goal related to growing minority representation at the Company’s officer level has been added as a new performance measure for the LTI program beginning with the 2021-2023 performance cycle. The performance measure, which applies to all program participants that receive PSAs, will act as a modifier that is applied after the results for the two other LTI performance measures have been calculated. For more information, see “Compensation Discussion & Analysis.”

For additional details about our executive compensation programs and our NEOs’ fiscal year 2021 compensation, see “Compensation Discussion & Analysis” and “Executive Compensation Tables.”

Looking Forward

With respect to 2022 compensation:

◾	The Compensation Committee approved the following target direct compensation for Ms. Cooper effective upon her succession to the role of President and CEO:

–	an annual cash base salary of $1,125,000,

–	an AIP target of 225% of her base salary, and

–	an LTI target of 575% of her base salary.

The Compensation Committee determined Ms. Cooper’s total target direct compensation as CEO for 2022 in August 2021, based on an evaluation of peer group and market data as well as other factors, including that she is new to the CEO role and the philosophy that recently promoted executives should have their initial compensation targeted below median market rates.

8               Lincoln National Corporation 2022 Proxy Statement

Proxy Summary

The 2022 LTI equity award mix for both our incoming and outgoing CEOs will be comprised of 60% PSAs. Set forth below is a comparison of the 2021 CEO LTI equity award mix for Mr. Glass and the 2022 CEO LTI equity award mix for Ms. Cooper, which reflects the increase in the percentage of equity granted as PSAs from 50% to 60%.

◾

In addition, the Compensation Committee adjusted the LTI equity award mix for each of our other NEOs for 2022 to increase to 50% the percentage of equity granted as PSAs. A comparison of the 2021 and 2022 LTI equity award mix for our NEOs other than our CEO is shown below.

◾

For the second year in a row, the Compensation Committee approved a modifier based on DE&I goals for our LTI program. The DE&I goals for the 2022-2024 performance cycle build on the goals established for the 2021-2023 performance cycle, and the modifier, when applied after the results for the other 2022-2024 LTI performance measures have been calculated, could increase or decrease the LTI payout by up to 16%.

Lincoln National Corporation 2022 Proxy Statement               9

Governance  ◾  Board Structure and Leadership

Proxy Statement

Annual Meeting of Shareholders | May 27, 2022

The Board of Directors (the “Board”) of Lincoln National Corporation (the “Company,” “we,” “us,” “LNC” or “Lincoln”) is soliciting proxies in connection with the proposals to be voted on at the 2022 Annual Meeting of Shareholders, which will be held beginning at 9:00 a.m. EDT on Friday, May 27, 2022, at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102. This proxy statement and a proxy card or a notice of internet availability were sent to our shareholders on or about April 14, 2022. When we refer to our 2022 Annual Meeting of Shareholders (the “Meeting” or the “Annual Meeting”), we are also referring to any meeting that results from an adjournment of the Annual Meeting.

Governance of the Company

Integrity, respect and responsibility are not just guiding principles for us. They unify and inspire us to help people to take charge of their lives. Our Board is responsible for directing and overseeing the management of the Company’s business in the best interests of our shareholders and our many other stakeholders and consistent with good corporate citizenship. In carrying out its responsibilities, the Board provides oversight for the process of selecting and monitoring the performance of senior management, provides oversight for financial reporting and legal and regulatory compliance, determines the Company’s governance guidelines, and implements its governance policies. The Board, together with management, is responsible for establishing our values and code of conduct and for setting the Company’s strategic direction and priorities.

Board Structure and Leadership

Our Board currently has twelve members, eleven of whom are non-employees, or outside directors. The Board will increase to thirteen members after the Annual Meeting. The Board has determined that all eleven outside director nominees are independent, as discussed below.

The Board has no set policy requiring separation of the offices of CEO and Chair of the Board (“Chair”). It believes that the decision on whether or not to separate these roles should be part of the regular succession planning process and be made based on the best interests of the Company at the given time. Moreover, the Board believes in the importance of strong independent leadership on the Board. As such, the Board has implemented an independent Lead Director (“Lead Independent Director”) structure. Our Corporate Governance Guidelines require that the Board designate a Lead Independent Director with clearly delineated and comprehensive duties if the positions of Chair and CEO are combined or if the Chair is not otherwise independent. During our engagement with many of our largest shareholders over the past few years, many investors have expressed support for the Board’s position to retain flexibility to select the most appropriate board leadership structure.

In accordance with our governing documents, the CEO is responsible for setting the Company’s performance and strategic direction and for day-to-day leadership, while the duties of the Lead Independent Director (or independent non-executive Chair, as the case may be) include, but are not limited to, the following functions:

◾

Preside over meetings of the Board when the Chair of the Board is not available, chair regularly scheduled sessions of the outside directors and executive sessions of the independent directors, and communicate feedback to the CEO following executive sessions;

◾	Call additional meetings of the independent directors;

◾	At the standing invitation of the Board’s committees, attend meetings of Board Committees on which the Lead Independent Director does not already sit;

◾	Be available to the CEO for consultation on issues of corporate importance which may involve Board action and in general be a resource to the CEO;

10               Lincoln National Corporation 2022 Proxy Statement

Board Structure and Leadership  ◾  Governance

◾	For each Board meeting, review and approve Board meeting agendas and schedules and add agenda items in his or her discretion;

◾	For each Board meeting, have the opportunity to review, revise and approve Board meeting materials for distribution to and consideration by the Board;

◾	Refer and defer to appropriate Board committee chairs all matters within the scope of such committees as set forth in the respective committee charters;

◾	Be a key communicator, along with committee chairs, between the directors and the CEO on matters deemed appropriate by the Board;

◾	Be available to independent directors for discussion of Board issues or other matters;

◾	Be available for consultation or direct communication with major shareholders, as appropriate;

◾	Assist with and communicate the results of the Board’s evaluation of the CEO;

◾	In the event of the incapacitation of the CEO, call a meeting of directors to consider what action is appropriate, including the possible election of an acting CEO or a new CEO; and

◾	Perform such other duties and responsibilities as the Board may determine from time to time.

The Board elects its Chair annually, and, since 2007, our Board has opted to elect an independent director to serve as Board Chair. In August 2021, as part of the consideration and approval of our CEO succession plan, the Board decided to elect our outgoing CEO, Dennis Glass, to serve as Chair, and independent director Dr. William H. Cunningham to serve as Lead Independent Director beginning after the 2022 Annual Meeting. Ellen Cooper, the incoming CEO, will serve as a director but not as Chair. The Board believes that having Mr. Glass serve in the role of Chair for a period of time following the CEO transition will help provide for continuity for shareholders and employees alike.

Lincoln National Corporation 2022 Proxy Statement               11

Governance  ◾  Board’s Role in Risk Oversight

Board’s Role in Risk Oversight

Enterprise risk management is an integral part of our business processes. Senior management is primarily responsible for establishing policies and procedures designed to assess and manage the Company’s significant risks. We also have a Corporate Enterprise Risk and Capital Committee, made up of members of senior management and the Chief Risk Officer, which provides oversight of our enterprise-wide risk structure and of our processes to identify, measure, monitor and manage significant risks, including credit, market and operating risk. The Board’s role is regular oversight of the overall risk management process, including reviews of operational, financial, legal and regulatory, cybersecurity, compensation, strategic and competitive risks. The Board reviews the most significant risks the Company faces and the manner in which our executives manage these risks, which, since 2020, has involved oversight of the Company’s response to the risks related to the COVID-19 pandemic. The Board has also delegated certain of its risk oversight efforts to its committees, as shown below. This structure enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. We believe that our Lead Independent Director structure supports the Board’s oversight role.

Board and Committees: Areas of Risk Oversight

Full Board

◾	Strategy

◾	Operations

◾	Competition

◾	Financial strategies and transactions

Audit

◾	Enterprise risk management efforts

◾	Financial statements

◾	Financial reporting process

◾	Accounting and audit matters

◾	Legal, compliance and regulatory matters

◾	Cybersecurity

Compensation

◾	Compensation policies and practices

◾	Executive incentive compensation and stock ownership

◾	Executive retention and succession planning

Corporate Governance

◾	Board governance

◾	Director succession and refreshment planning

◾	Sustainability (including climate) and corporate social responsibility

Finance

◾	Investment policies, strategies and guidelines

◾	Capital management and structure

◾	Financial plan

Board Oversight of ESG Risks and DE&I

Our commitment to sustainability is formalized through Board and senior management oversight. The Corporate Governance Committee provides oversight of our governance, sustainability and corporate social responsibility strategy. As part of its oversight of the enterprise risk management function, our Audit Committee provides oversight of risks, which can include environmental, social and governance (“ESG”) risks, including climate risk. Our Office of Corporate Social Responsibility and Enterprise Risk Management team work together to screen for environmental risks across the enterprise through the Enterprise Risk Self-Assessment process. In addition, our Chief Sustainability Officer reports to the Corporate Governance Committee at least twice annually about ESG risks and opportunities, and collaborates with business units and functional areas to develop strategies, determine priorities, address issues and integrate ESG strategies aligned with the business. Since 2012, we have also had a Sustainability Advisory Group, which is a cross-functional team comprised of senior managers at the Company that meets quarterly with our Chief Sustainability Officer and team to consider market developments, societal trends and the potential impact, risk and opportunity for the company related to identified issues.

Our Board of Directors also provides executive oversight of stated priorities, progress and strategic plans to support DE&I across the enterprise, receiving executive management reports on a quarterly basis.

See “Proxy Summary” for more information on our commitment to corporate social responsibility, sustainability and DE&I.

12               Lincoln National Corporation 2022 Proxy Statement

Our Corporate Governance Guidelines  ◾  Governance

Our Corporate Governance Guidelines

The Board’s Corporate Governance Guidelines (the “Guidelines”) provide a framework for effective corporate governance and set expectations for how the Board should perform its functions. The Guidelines include the following key principles:

◾	A majority of our Board must at all times be “independent” as defined by Securities and Exchange Commission (“SEC”) rules and New York Stock Exchange (“NYSE”) listing standards.

◾

Our independent directors must meet in executive session at least once a year, with no members of management present. Our outside directors, all of whom are independent, meet in connection with each regularly scheduled Board meeting and at any other times they may choose.

◾	Only independent directors may serve on the Audit, Compensation, Corporate Governance and Finance Committees.

◾	The written charters of the Audit, Compensation, and Corporate Governance Committees comply with the NYSE’s listing standards and are reviewed at least once each year.

◾

Our Board conducts an annual review of the performance of the Board and the Audit, Compensation, Corporate Governance, and Finance Committees. Our directors also conduct an annual review of their individual performance.

◾

Our Board elects its Chair annually and, if it has not elected an independent Chair, designates a Lead Independent Director from among the Company’s independent directors who is empowered with the same functions.

◾

We have adopted a Code of Conduct, available on our website at www.LincolnFinancial.com, which includes our “code of ethics” for purposes of SEC rules and our “code of business conduct and ethics” for purposes of the NYSE listing standards. The Code of Conduct applies to, among others, our directors and our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We will disclose amendments to or waivers from a required provision of the Code of Conduct that applies to our directors or executive officers by including such information on our website.

The full texts of our Guidelines and committee charters are available on the Corporate Governance page of our website at www.LincolnFinancial.com.

Lincoln National Corporation 2022 Proxy Statement               13

Governance  ◾  Our Corporate Governance Guidelines

ISG Corporate Governance Framework

We also follow the Investor Stewardship Group’s (ISG) Corporate Governance Framework for U.S. Listed Companies. The ISG Principles and our corresponding practices are as follows:

Principle 1: Boards are accountable to shareholders	◾	All Directors are elected annually by a majority of votes cast
	◾	We have proxy access with market terms
	◾	We have robust corporate governance disclosures
	◾	We have responded to all shareholder proposals that received majority support
Principle 2: Shareholders should be entitled to voting rights in line with their economic interest	◾ ◾

Each shareholder gets one vote per share on all matters

We have majority voting in uncontested director elections, and directors not receiving majority support must tender their resignation for consideration by the Board

Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives	◾	We have a robust shareholder engagement program to discuss our business, corporate governance, executive compensation, and sustainability and DE&I efforts
	◾	In 2021, we reached out to institutional investors representing over 56% of our shares outstanding, and engaged with investors representing over 42% of our outstanding shares
	◾	Our Board considers the feedback received from shareholder engagement when structuring governance, compensation, and sustainability practices

Principle 4: Boards should have a strong independent leadership structure	◾	The current Chair of the Board, and incoming Lead Independent Director, is an independent, non-executive Director with a robust oversight role that has clearly defined duties that are disclosed to shareholders
	◾	Each Committee of the Board is chaired by an independent Director
	◾	The Board leadership structure is considered at least annually

Principle 5: Boards should adopt structures and practices that enhance their effectiveness	◾	Eleven of our thirteen director nominees are independent
	◾	The Board has taken actions to refresh its membership, with five new independent directors added in the past six years
	◾	Each Committee of the Board has an extensive detailed charter outlining the Committee’s duties and responsibilities
	◾	Board members have complete access to Company officers and counsel and may retain outside counsel, financial or other advisors as the Board deems appropriate
	◾	Board, Committee and individual director evaluations are conducted annually by an independent third party, as further discussed in the proxy statement
	◾	The number of public company boards on which a Director may serve is limited in order to ensure sufficient time to dedicate to Board duties

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company	◾	The Compensation Committee annually reviews and approves incentive compensation program design, goals and objectives for alignment with compensation and business strategies that further short- and long-term strategic objectives

14               Lincoln National Corporation 2022 Proxy Statement

Director Independence  ◾  Governance

Director Independence

Under our Guidelines, a majority of our directors must at all times be “independent” and meet the NYSE listing standards regarding independence as incorporated in our Guidelines. Among other things, these standards require the Board to determine that our independent directors have no material relationship with Lincoln other than as directors.

Applying these standards, the Corporate Governance Committee and the Board have reviewed the independence of each director and director nominee and the Board has determined that:

◾	Directors Connelly, Cunningham, Davis, Johnson, Kelly, Lachman, LeFebvre, Liang, Mee, Pittard and Utter are independent.
◾	All members of the Audit, Compensation, Corporate Governance and Finance Committees are independent under the applicable standards.

In conducting its independence review, the Board will consider, among other things, transactions and relationships between each outside director (or any member of his or her immediate family) and us or our subsidiaries and affiliates. The Board takes into account that in the ordinary course of business, we conduct transactions with companies at which some of our directors are or have been directors, employees or officers. Transactions that are in the ordinary course of business on terms substantially equivalent to those prevailing at the time for comparable transactions and that fall below the threshold levels set forth in our independence standards do not impact a director’s independence under our standards.

Director Nomination Process

Under our Guidelines, the Board is responsible for selecting its nominees. The Corporate Governance Committee is charged with:

◾	Identifying the competencies appropriate for the Board

◾	Identifying which, if any, of those competencies may be missing or underrepresented on the current Board

◾	Identifying individuals with appropriate qualifications and attributes

◾	Recommending to the Board the director nominees for the next annual meeting of shareholders

Director Qualifications

The Corporate Governance Committee reviews with the Board the appropriate skills and characteristics required of directors in the context of the Board’s current makeup and each director nominee’s ability to oversee the Company’s strategies and risks. In addition to considering a candidate’s background, experience and professional accomplishments, the Board looks for individuals with, among other attributes, integrity, business acumen, specific skills (such as an understanding of marketing, finance, accounting, regulation and public policy), and a commitment to our shared values.

In addition, although the Board does not have a formal diversity policy, our Guidelines specify that the Corporate Governance Committee should consider diversity in the director identification and nomination process. As a result, the Corporate Governance Committee seeks nominees with a broad diversity of backgrounds, experiences, professions, education and differences in viewpoints and skills in addition to diversity of gender, race and ethnicity. Its goal is to ensure that the directors, as a group, provide a substantive blend of experience, knowledge and ability that enables the Board to fulfill its responsibilities in a constructive environment. In the annual evaluation of the Board and committees, the Board considers whether the members of the Board reflect such diversity and whether such diversity contributes to a constructive environment.

As set forth in our Guidelines, Board refreshment over time is critical to ensuring that the Board as a whole maintains the appropriate balance of tenure, diversity, skills and experience needed to provide effective oversight in light of the Company’s current and long-term strategic needs. The Board does not believe that arbitrary term limits for directors based on age or years of service are appropriate, as they can result in the Company losing the valuable contribution of directors who have over time developed increased insight into the Company and its operations. The Company benefits from a mix of these experienced directors with a deep understanding of the Company and newer directors who bring fresh perspectives. However, a director’s service should not outlast his or her ability to contribute, and consequently the Board does not believe that directors should expect to be renominated continually. Each director’s continued tenure is reconsidered annually, taking into account the results of the Board’s annual self-evaluation, annual individual director peer evaluations, results of voting by shareholders in annual director elections and the Company’s needs.

Lincoln National Corporation 2022 Proxy Statement               15

Governance  ◾  Annual Board, Committee and Individual Director Evaluations

The Board regularly evaluates the need for Board refreshment and has retained an outside search firm to identify and evaluate potential director candidates. Five new diverse independent directors have been added to our Board in the past six years. The Board will continue to review its composition and structure, balancing the need for continuity and experience with fresh ideas and perspectives.

Director Nominee Selection Process

The Corporate Governance Committee begins the nomination process each year by deciding whether to renominate current directors, as all directors are up annually for nomination and election by our shareholders. This includes an individual assessment of each director who will be up for reelection the following year. The Corporate Governance Committee then reviews the results of the individual director assessments and considers for renomination those Board members whose skills and experience continue to be relevant to our business and whose performance for the most recent term has also been favorably assessed.

When identifying potential director candidates — whether to replace a director who has retired or resigned or to expand the Board to gain additional capabilities — the Corporate Governance Committee determines the skills, experience and other characteristics that a potential nominee should possess (in light of the composition and needs of the Board and its committees, including whether or not the nominee would be considered “independent” under SEC rules and NYSE listing standards) and seeks candidates with those qualifications. The Committee is also assisted in identifying potential candidates by an independent third-party search firm that recommends potential director candidates who meet the Board’s stated requirements.

Although not required to do so, the Corporate Governance Committee may consider candidates proposed by our directors or our management and has also retained an outside firm to help identify and evaluate potential nominees. The Corporate Governance Committee will also consider nominations from shareholders. Such nominations must be submitted in writing to our Corporate Secretary at our principal executive office, and must include the same information that would be required for a candidate to be nominated by a shareholder at a meeting of shareholders as described under “General Information – Shareholder Proposals for the 2023 Annual Meeting” and in our Amended and Restated Bylaws (“bylaws”), which can be found on our website at www.LincolnFinancial.com. Any such recommendation for next year’s director slate must be received by the Corporate Secretary no earlier than January 27, 2023, nor later than February 26, 2023.

Our proxy access bylaws permit a shareholder, (or a group of up to 20 shareholders) owning shares of our outstanding common stock representing at least 3% of the votes entitled to be cast on the election of directors, to nominate and include in our proxy materials director candidates constituting up to 20% of the Board. The nominating shareholder or group of shareholders must have owned their shares continuously for at least three years, and the nominating shareholder(s) and nominee(s) must satisfy other requirements specified in our bylaws.

If the Corporate Governance Committee determines that it should conduct a full evaluation of a prospective candidate, including an interview, one or more members of the Corporate Governance Committee will do so, and other directors may be asked to interview the candidate as well. Upon completing the evaluation and the interview, the Corporate Governance Committee recommends to the Board whether to nominate the candidate.

The nominee evaluation process is the same whether the nomination comes from a Board member, management or a shareholder. If the Corporate Governance Committee recommends a shareholder nominee to the Board, the Board may — as with any nominee — either accept or reject the recommendation.

Annual Board, Committee and Individual Director Evaluations

Our Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Accordingly, every year, our Corporate Governance Committee oversees a Board, Committee and individual director evaluation process, which is designed to elicit feedback and recommendations from the directors that will improve the effectiveness of the Board.

16               Lincoln National Corporation 2022 Proxy Statement

Shareholder Engagement and Response to Feedback  ◾  Governance

In general, our Board evaluations cover a variety of topics, including the Company’s strategy, financial performance, risk management and succession planning, as well as:

◾	Board and committee composition, including skills, background and experience;

◾	Board understanding of, and effectiveness in overseeing, its responsibilities;

◾	Satisfaction with director performance, including that of Board and committee chairs in those positions;

◾	Board and committee information needs and quality of materials presented;
◾	Areas where the Board and committees should increase their focus;

◾	Satisfaction with the Board schedule, agendas, topics and encouragement of open discussion;

◾	Satisfaction with committee structure and composition; and

◾	Access to management, experts and internal and external resources.

Each year, the Corporate Governance Committee reexamines the evaluation process to ensure that the process allows directors the opportunity to provide actionable feedback on the functioning of the Board as a whole as well as the performance of individual directors. Since 2019, the Corporate Governance Committee has engaged an independent third party to conduct the annual self-evaluations to gain a different perspective and encourage even more candid participation and feedback. The Corporate Governance Committee plans to continue to use an independent third party for the evaluations going forward.

In 2021, the independent third party conducted individual interviews with each director, covering the topics discussed above, and, after aggregating and summarizing the responses, delivered a report to the Corporate Governance Committee highlighting comments and areas of future focus. Responses were not attributed to specific Board or Committee members to promote candor. Our Chair shared the report with the full Board and discussed the results of the Board and Committee evaluations with the full Board during executive session.

Each director also participates in an annual individual director peer evaluation through which the director assesses the performance of and provides feedback on his or her fellow directors. The peer evaluations were also conducted by the independent third party for 2021. As discussed above, the Corporate Governance Committee reviews the results of these individual director assessments, as well as of the Board Committee evaluation results, when considering each director’s continued service on the Board.

Shareholder Engagement and Response to Feedback

We appreciate and value the views and insights of our shareholders. As a result of the continued year-over-year decrease in say on pay support at our 2021 Annual Meeting, during 2021 we once again expanded our ongoing, proactive shareholder engagement program. This program complements the ongoing dialogue throughout the year among our shareholders, CEO, CFO and Investor Relations team on financial and strategic performance. Our engagement program is designed to reach out to our shareholders and hear their perspectives about issues that are important to them, both generally and with regard to the Company, and gather feedback. We believe this engagement program promotes transparency between our Board and our shareholders and builds informed and productive relationships. In the fall of 2021, we reached out to investors representing over 56% of our shares outstanding, and engaged with investors representing over 42% of our outstanding shares, which included participation by the Chair of our Corporate Governance Committee in select conversations. For more information about our 2021 shareholder engagement and response to shareholder feedback, see “Compensation Discussion & Analysis – Executive Summary.”

The Company has a history of being responsive to shareholder feedback. In addition to our most recent actions related to compensation discussed in “Compensation Discussion & Analysis,” in the past few years we have also taken the following actions in response to shareholder feedback:

◾

In 2021, we increased the size of the performance-based component of our CEO’s LTI mix to 50% and maintained his compensation flat with prior-year levels, added disclosure to our proxy statement regarding the gender and ethnic/racial diversity of our Board, and added disclosure to our 2020 Corporate Social Responsibility Report, including our EEO-1 report and indices aligned to the TCFD framework and SASB reporting standards;

◾	In 2020, we increased the size of the performance-based component of our CEO’s LTI mix to 40% and maintained his compensation flat with prior-year levels;

Lincoln National Corporation 2022 Proxy Statement               17

Governance  ◾  Board and Committee Meetings

◾	In 2019, we made available on our website and in our 2018 Corporate Social Responsibility Report a gender pay equity statement; and

◾

in 2018, based in part on feedback received, the Board took action to amend the Company’s bylaws to reduce to 10% the percentage of outstanding stock required for shareholders to call a special meeting.

Board and Committee Meetings

The Board met six times during 2021, and each director attended 75% or more of the aggregate of: (1) the total number of Board meetings and (2) the total number of meetings held by committees on which he or she served.

Although the Board does not have a formal policy that requires directors to attend our Annual Meeting of Shareholders, directors are encouraged to attend. All of the Company’s directors attended the 2021 Annual Meeting.

Board Committees

The Board has six standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Executive Committee, the Finance Committee, and the Committee on Corporate Action. The table below lists the directors who currently serve on these committees and the number of meetings each committee held during 2021. The Audit, Compensation, Corporate Governance, and Finance Committees conduct self-evaluations of their committee’s performance each year.

Current Committee Membership and Meetings Held During 2021 (C=Chair M=Member)

	Audit	Compensation	Corporate Governance	Executive	Finance	Corporate Action[1]

Deirdre P. Connelly	M		C

William H. Cunningham		M	M	C	M

Reginald E. Davis	M		M

Dennis R. Glass				M		C

Eric G. Johnson		M	M	M	C

Gary C. Kelly	M				M

M. Leanne Lachman	C

Dale LeFebvre	M		M

Janet Liang		M			M

Michael F. Mee		M		M	M

Patrick S. Pittard		C

Lynn M. Utter			M		M

Number of Meetings in 2021	8	6	5	—	4	—

⬛  Shaded cells denote committee chair.

[1]	The Committee on Corporate Action takes all action by the unanimous written consent of the sole member of that Committee, and there were 15 such consents in 2021.

The functions and responsibilities of our Board’s standing committees are described on the following pages. Charters for the Audit, Compensation, Corporate Governance, Executive, and Finance Committees are available on the Corporate Governance page of our website at www.LincolnFinancial.com.

18               Lincoln National Corporation 2022 Proxy Statement

Board Committees  ◾  Governance

Audit Committee

Chair: Lachman

Members: Connelly, Davis, Kelly and LeFebvre

The primary function of the Audit Committee is oversight, including risk oversight. This includes:

◾	assisting the Board in oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; (4) the performance of our general auditor and independent auditor; (5) our risk assessment and risk management policies and processes; and (6) our policies regarding information technology security and protection from cyber risks

◾	hiring, firing, and evaluating the performance of the independent auditors and approving their compensation and all of their engagements

◾	discussing the timing and process for implementing the rotation of the lead audit partner

◾	discussing our annual and quarterly consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our SEC filings and annual report to shareholders

◾	inquiring about significant risks and exposures, if any, and reviewing and assessing the steps taken to monitor and manage them
◾	reviewing and discussing the risk policies and procedures adopted by management, and the implementation of these policies

◾	reviewing the qualifications and backgrounds of senior risk officers

◾	preparing the report required for inclusion in our annual proxy statement

◾	overseeing procedures for handling complaints regarding accounting, internal auditing controls or auditing matters and for the confidential, anonymous submission of employee concerns regarding questionable accounting or auditing matters

◾	consulting with management before the appointment or replacement of the internal auditor

◾	reporting the Audit Committee’s activities to the Board on a regular basis and making any recommendations to the Board that the Audit Committee deems appropriate

The Board has determined that three of its Audit Committee members, Reginald E. Davis, Gary C. Kelly and Dale LeFebvre, qualify to be named as “audit committee financial experts” under SEC rules. The Audit Committee may obtain advice and assistance from internal or external legal, accounting or other advisers.

More information regarding the Audit Committee, including the Audit Committee Report, can be found under “Ratification of Appointment of Independent Registered Public Accounting Firm.”

Lincoln National Corporation 2022 Proxy Statement               19

Governance  ◾  Board Committees

Compensation Committee

Chair: Pittard

Members: Cunningham, Johnson, Liang and Mee

The principal functions of the Compensation Committee include:

◾	establishing our general compensation philosophy in consultation with the compensation consultant and senior management

◾	ensuring that succession plans are in place for the CEO and other executive officers

◾	reviewing and approving corporate goals and objectives for the CEO and executive officers’ compensation

◾	evaluating the CEO’s performance and setting the CEO’s compensation level based on this evaluation

◾	evaluating annually whether the Company’s compensation programs create unnecessary risks that could harm the Company

◾	reviewing with management the Compensation Discussion & Analysis to be included in the proxy statement
◾	reviewing and approving the strategies, policies and programs related to the compensation of our executive officers and other key personnel

◾	making recommendations to the Board regarding incentive compensation and equity-based plans, and approving all grants and awards to executive officers under such plans

◾	approving employment and severance agreements for executive officers

◾	approving certain employee benefit and executive compensation plans and programs, and changes to such plans and programs

◾	reporting the Compensation Committee’s activities to the Board on a regular basis and making any recommendations the Compensation Committee deems appropriate

The Compensation Committee may retain or obtain advice on executive compensation-related matters from a compensation consultant, outside legal counsel or other adviser. The committee is directly responsible for appointing, compensating and overseeing the work of any such advisers and must consider certain independence factors before hiring them. More information concerning the Compensation Committee, including the role of its compensation consultant and our executive officers in determining or recommending the amount or form of executive compensation, can be found in “Compensation Discussion & Analysis.”

20               Lincoln National Corporation 2022 Proxy Statement

Board Committees  ◾  Governance

Corporate Governance Committee

Chair: Connelly

Members: Cunningham, Davis, Johnson, LeFebvre and Utter

The principal functions of the Corporate Governance Committee include:

◾	identifying individuals qualified to become Board members

◾	making recommendations to the Board regarding the compensation program for directors

◾	recommending to the Board nominees for director (including those recommended by shareholders in accordance with our bylaws)

◾	making recommendations to the Board regarding the size of the Board and the membership, size, structure and function of its committees

◾	developing and recommending to the Board standards for determining the independence of directors
◾	helping evaluate the Board and individual directors

◾	taking a leadership role in shaping our corporate governance and recommending to the Board the corporate governance principles applicable to us

◾	overseeing the Company’s strategy and reputation regarding sustainability and corporate social responsibility

◾	reporting the Corporate Governance Committee’s activities to the Board on a regular basis and making any recommendations the Corporate Governance Committee deems appropriate

The Corporate Governance Committee may hire and terminate search firms; approve any search firm’s fees and terms of retention; and seek advice and assistance from internal or external legal, accounting or other advisers.

Executive Committee

Chair: Cunningham

Members: Glass, Johnson and Mee

The principal function of the Executive Committee is to act for the Board, when necessary, between Board meetings. In such instances, the Executive Committee may act for the Board in managing and directing the Company’s business and affairs, except for matters expressly delegated to another committee or the full Board. The Executive Committee reports any actions it takes to the Board as soon as practicable.

Lincoln National Corporation 2022 Proxy Statement               21

Governance  ◾  Board Committees

Finance Committee

Chair: Johnson

Members: Cunningham, Kelly, Liang, Mee and Utter

The principal functions of the Finance Committee include:

◾	reviewing and providing guidance to senior management with respect to:

–	our annual three-year financial plan

–	our capital structure, including issuance of securities by us or any of our affiliates, significant “off balance sheet” transactions, and our dividend and share repurchase strategies

–	our reinsurance strategies

–	proposed mergers, acquisitions, divestitures, joint ventures and other strategic investments

◾	reviewing our overall credit quality and credit ratings strategy

◾	reviewing the general account and our investment policies, strategies and guidelines

◾	reviewing our hedging program and the policies and procedures governing the use of financial instruments, including derivatives

◾	reviewing the funding adequacy of our qualified pension plans, including significant actuarial assumptions, investment policies and performance

◾	reporting the Finance Committee’s activities to the Board on a regular basis and making any recommendations the Finance Committee deems appropriate

The Finance Committee may seek advice and assistance from internal or external legal, accounting or other advisers.

Committee on Corporate Action

The Committee on Corporate Action was formed to delegate to the sole member, the CEO, the authority to take certain actions on behalf of the Board in accordance with limits set by the Board. The principal functions that have been delegated to the Committee on Corporate Action include:

◾	determining the pricing of the securities offered from our shelf registration statement, including all rates, payments, ratios, discounts and other financial measures related to the pricing of such securities

◾	appointing and removing certain classes of our officers as the Board may determine by resolution
◾	approving, as necessary, the underwriting agreement, form of security, and other transaction documents relating to the offering and sale of securities under our shelf registration statement

22               Lincoln National Corporation 2022 Proxy Statement

Director Orientation and Continuing Education  ◾  Governance

Director Orientation and Continuing Education

Director education is an ongoing, year-round process, which begins when a director joins our Board. Upon joining our Board, new directors are provided with a comprehensive orientation to our Company, including our business, strategy and governance. New directors participate in an orientation program with senior business and functional leaders from all areas of the Company, during which there is discussion of strategic priorities and key risks and opportunities. On an ongoing basis, directors receive presentations on a variety of topics related to their work on the Board and within the insurance and financial services industries, both from senior management and from experts outside of the Company, for example at our annual Board retreat. We also encourage directors to enroll in continuing education programs sponsored by third parties at our expense.

Communications with Directors

Shareholders and others who wish to communicate with the full Board or its outside (nonexecutive) directors may do so by sending a letter to either “The Board of Directors” or “The Outside Directors,” as appropriate, via email to:

independentdirectors@LFG.com

or by mail at our principal executive offices:

Lincoln National Corporation

150 N. Radnor-Chester Road

Radnor, PA 19087

Attention: Office of the Corporate Secretary

Our Corporate Secretary receives and processes all communications and will refer applicable communications to the Chair. If a communication relates to possible violations of our Code of Conduct or contains concerns or complaints regarding our accounting, internal auditing controls, auditing matters, potential violations of securities laws or other related concerns, it will be referred to the Audit Committee, which has a policy for the receipt and treatment of such reports. The policy can be found on our website at www.LincolnFinancial.com.

You may communicate with the Board anonymously and/or confidentially. However, if you submit your communication anonymously, we will not be able to contact you in the event we require further information. Also, while we will attempt to preserve your confidentiality whenever possible, we cannot guarantee absolute confidentiality.

Lincoln National Corporation 2022 Proxy Statement               23

Item 1 | Election of Directors

Item 1 | Election of Directors

Nominees for Director

Thirteen director nominees will be up for election at the 2022 Annual Meeting to hold office until the next annual meeting and until their respective successors are elected and qualified. Of the nominees standing for election, only Mr. Glass and Ms. Cooper are current officers of the Company, and Mr. Glass will be transitioning to the role of non-executive Chair immediately following the 2022 Annual Meeting. In addition to annual elections, our bylaws require our directors to be elected by a majority of votes cast in an uncontested election.

Each director nominee brings a strong background and set of skills to the Board, giving the Board as a whole expertise, diversity and experience in a wide variety of areas directly relevant to the oversight and implementation of the Company’s strategy. The Board believes that all of our director nominees have integrity and honesty and adhere to high ethical standards. They have also demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to serve the Company.

Unless you direct otherwise or specifically indicate that you wish to abstain from voting for one or more of the nominees on the proxy, your proxy will be voted for each of the nominees below. Each nominee except Ms. Cooper is a current director of the Company and has agreed to continue serving on the Board if elected. If any nominee is unable to serve as a director, proxies may be voted for another person designated by the Board.

Age: 61 Director since: 2016 Chair, Corporate Governance Committee Member, Audit Committee

Deirdre P. Connelly

Retired President, North American Pharmaceuticals of GlaxoSmithKline

Career

Ms. Connelly was President, North American Pharmaceuticals of GlaxoSmithKline, a global pharmaceutical company, from 2009 until her retirement in 2015. Before that she served as President, U.S. Operations for Eli Lilly and Company from 2005 to 2009.

Qualifications

Substantial leadership experience and expertise as a senior executive of large publicly traded companies with global operations. She has extensive knowledge and expertise in strategy, operations, finance and capital management, brand marketing and product development.

Other public company boards

Macy’s, Inc., 2008–present.

Genmab A/S, 2017–present.

24               Lincoln National Corporation 2022 Proxy Statement

Nominees for Director  ◾  Item 1 | Election of Directors

Age: 57 First-time Director Nominee

Ellen G. Cooper

Current: Executive Vice President, Head of Enterprise Risk and Annuity Solutions, at Lincoln National Corporation

Effective May 27, 2022: President and Chief Executive Officer of Lincoln National Corporation

Career

Ms. Cooper joined Lincoln National Corporation in 2012 as Executive Vice President and Chief Investment Officer, serving in that role through November 2021. In 2019, Ms. Cooper assumed the additional role of Head of Enterprise Risk, and since March 2021 she has also led the Company’s Annuity Solutions Group. Ms. Cooper will transition to the role of President and Chief Executive Officer after the Annual Meeting on May 27, 2022.

Qualifications

A seasoned executive with broad and deep life insurance industry experience, including the last decade with Lincoln. Ms. Cooper also has extensive experience in finance, investments, strategic planning, risk management and talent management and brings a deep knowledge of our company, its competitors, and its products.

Other public company boards

None.

William H. Cunningham

Professor at The University of Texas at Austin and James J. Bayless Chair for Free Enterprise at The University’s McCombs School of Business

Career

Mr. Cunningham has been a professor at The University of Texas since 2000. Before that he served as Chancellor and CEO of The University of Texas System, as President of The University of Texas at Austin and as Dean of the McCombs School of Business.

Qualifications

Substantial experience in accounting, marketing, finance and corporate governance, as well as experience leading a large public institution. Mr. Cunningham also has significant experience serving on public company boards, including over 20 years in our industry as a Director of Jefferson-Pilot Corporation, a public insurance company with whom we merged in 2006.

Other public company boards

John Hancock Mutual Funds, 1986–present.
Southwest Airlines Co., 2000–present.

Age: 78

Director since: 2006

Non-Executive Chair of Board
since 2009; Lead
Independent Director
beginning May 27, 2022

Chair, Executive Committee

Member, Compensation,

Corporate Governance and

Finance Committees

Lincoln National Corporation 2022 Proxy Statement               25

Item 1 | Election of Directors  ◾  Nominees for Director

Age: 59 Director since: 2020 Member, Audit and Corporate Governance Committees

Reginald E. Davis

Executive Vice President and President of Banking, Flagstar Bank, FSB

Career

Mr. Davis has served as Executive Vice President and President of Banking at Flagstar Bank, FSB, since 2020. Prior to joining Flagstar Bank, Mr. Davis served as Executive Vice President and Head of Business Banking at SunTrust Bank (now Truist Bank) from 2012 to 2019. Prior to SunTrust, he served as President of Royal Bank of Canada’s U.S. banking operations and held executive level positions at Wachovia Bank (now Wells Fargo).

Qualifications

Over 35 years of financial services experience, including extensive consumer banking experience; substantial experience in consumer insights and technology/fintech, capital and risk management and talent management, including management of a distributed workforce and diversity and inclusion.

Other public company boards

None.

Age: 72 Director since: 2006 Member, Executive Committee

Dennis R. Glass

Current: President and Chief Executive Officer of Lincoln National Corporation

Effective May 27, 2022: Chair of the Board of Lincoln National Corporation

Career

Mr. Glass has served as our President since 2006 and our CEO since 2007. He is also President of, and serves on the boards of, our principal insurance subsidiaries. Before our merger with Jefferson-Pilot Corporation, Mr. Glass was President, CEO and a Director of that company. Mr. Glass will transition to the role of non-executive Chair of the Board after the Annual Meeting on May 27, 2022.

Qualifications

A seasoned executive who has served in executive-level positions in the insurance industry for over 35 years, Mr. Glass brings to his role as a Director a deep knowledge of our industry, our regulators, our competitors and our products.

Other public company boards

None in the past five years.

26               Lincoln National Corporation 2022 Proxy Statement

Nominees for Director  ◾  Item 1 | Election of Directors

Age: 71 Director since: 1998 Chair, Finance Committee Member, Compensation, Corporate Governance and Executive Committees

Eric G. Johnson

Chief Executive Officer of Baldwin Richardson Foods Company

Career

Since 1997, Mr. Johnson has served as CEO of Baldwin Richardson Foods Company, a privately held manufacturer of products for the food service industry. Mr. Johnson also served as President of Baldwin Richardson Foods from 1997 to 2020.

Qualifications

Extensive executive management skills; expertise in marketing, finance and the development and execution of corporate strategy; experience in mergers and acquisitions. Through his years of service on our Board, Mr. Johnson has also developed a deep base of knowledge regarding our business and our industry.

Prior public company board service in past five years

SUPERVALU, INC., 2013–2018.

Age: 67 Director since: 2009 Member, Audit and Finance Committees

Gary C. Kelly

Executive Chairman of the Board of Southwest Airlines Co.

Career

Mr. Kelly has been Executive Chairman of the Board of Southwest Airlines since February 2022, having previously served as CEO of Southwest Airlines since 2004, and Chairman since 2008. He also served as President of Southwest from 2008 to 2017. Prior to that, Mr. Kelly held a number of senior-level positions within the Southwest organization, including CFO. Before joining Southwest, Mr. Kelly served as a CPA for a public auditing firm.

Qualifications

Executive leadership and management experience at the highest levels of a public company; ability to provide insights into operational, regulatory and governance matters; substantial expertise in finance, accounting, and financial reporting.

Other public company boards

Southwest Airlines Co., 2004–present.

Lincoln National Corporation 2022 Proxy Statement               27

Item 1 | Election of Directors  ◾  Nominees for Director

Age: 79 Director since: 1985 Chair, Audit Committee Ms. Lachman also serves as a Director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.

M. Leanne Lachman

President of Lachman Associates LLC and Executive-in-Residence, Columbia Graduate School of Business

Career

Ms. Lachman has served since 2003 as President of Lachman Associates LLC, an independent real estate consultancy, and since 2000 as an Executive-in-Residence at Columbia Business School. Before that she was Managing Director of Lend Lease Real Estate Investments, an institutional investment manager.

Qualifications

Extensive background in real estate analysis, investment, management and development, and international operations. Through her years of service on our Board, she has acquired a deep understanding of our business, our organization and our industry.

Prior public company board service in past five years

Liberty Property Trust, 1994–2018.

Age: 51 Director since: 2021 Member, Audit and Corporate Governance Committees

Dale LeFebvre

Founder and Chairman, 3.5.7.11

Career

Mr. LeFebvre is the Founder and Chairman of 3.5.7.11, a controlled investor private equity firm. Prior to the founding of 3.5.7.11 in 2008, LeFebvre was a managing partner and founder of AIC International Investments, and prior to that, a managing partner at Pharos Capital Group. Earlier in his career, he gained strategic management experience working at several Wall Street merger and acquisition firms, and he began his career as an analyst at McKinsey & Company.

Qualifications

An entrepreneur with extensive experience in investments, capital management, mergers and acquisitions and capital and risk management, as well as strategic planning, product innovation and talent management.

Other public company boards

None.

28               Lincoln National Corporation 2022 Proxy Statement

Nominees for Director  ◾  Item 1 | Election of Directors

Age: 54 Director since: 2021 Member, Compensation and Finance Committees

Janet Liang

Executive Vice President, Group President and Chief Operating Officer, Care Delivery, for Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals

Career

Ms. Liang is a member of Kaiser Permanente’s National Executive Team and has served as Executive Vice President, Group President and COO, Care Delivery, for Kaiser Foundation Health Plan Inc. and Hospitals since 2020. She joined Kaiser Permanente in 2001. Prior to her current role, Ms. Liang served as President of Kaiser Foundation Health Plan, Inc. and Hospitals of Hawaii for seven years. She also held executive roles over a 15-year career at Group Health Cooperative, a regional health plan in Washington State.

Qualifications

A proven leader in the health care and health care insurance industry with extensive leadership and operational experience, as well as capital management, marketing and talent management expertise.

Other public company boards

None.

Age: 79 Director since: 2001 Member, Compensation, Executive and Finance Committees

Michael F. Mee

Retired Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company

Career

From 1994 to 2001, Mr. Mee was Executive Vice President and CFO of Bristol-Myers Squibb Co., a pharmaceutical and health care products company, where he was also a member of the Office of the Chairman. Before joining Bristol-Myers Squibb, Mr. Mee served in senior financial executive positions with several Fortune 500 companies.

Qualifications

Significant public accounting and financial reporting skills; extensive management experience and leadership skills; expertise in corporate strategy, development and investments, international operations and risk assessment.

Other public company boards

None in the past five years.

Lincoln National Corporation 2022 Proxy Statement               29

Item 1 | Election of Directors  ◾  Nominees for Director

Age: 76 Director since: 2006 Chair, Compensation Committee Mr. Pittard also serves as a Director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.

Patrick S. Pittard

Chief Executive Officer of BDI DataLynk, LLC

Career

Mr. Pittard has served as CEO of BDI DataLynk, LLC, a company that provides fiber optic technician training services, since 2018. Prior to that he served as Chair and CEO of Southern Fiber Company from 2017 to 2018. Previously, Mr. Pittard served as CEO of Patrick Pittard Advisors LLC, a firm providing “C-level” services such as executive search and talent assessment. He also serves as a Distinguished Executive-in-Residence at the Terry School of Business at the University of Georgia. Earlier in his career, Mr. Pittard was Chairman, President and CEO of Heidrick & Struggles International, Inc., a worldwide provider of executive-level search and leadership services and one of the largest publicly traded global recruiting firms, from which he retired in 2002.

Qualifications

Executive leadership and management experience at the highest levels of a global public company; experience driving strategic organizational growth; expertise in executive compensation, insurance and investments.

Prior public company board service in past five years

Artisan Partners Funds, Inc., 2001–2020.

Age: 59 Director since: 2017 Member, Corporate Governance and Finance Committees

Lynn M. Utter

Operating Partner, Atlas Holdings LLC

Career

Since 2018, Ms. Utter has been an Operating Partner at Atlas Holdings LLC, a private investment firm that owns and operates a portfolio of companies in a variety of industrial fields. Prior to that, Ms. Utter served as CEO of First Source, LLC, from 2016 to 2018. She previously served as President and Chief Operating Officer of Knoll Office, a designer and manufacturer of office furniture products, from 2012 to 2015. She also served as President and Chief Operating Officer of Knoll North America from 2008 to 2012.

Qualifications

Executive leadership experience in key operating roles, including her prior role as chief executive officer. She has had wide-ranging experience as a senior executive in multiple industries and disciplines, including sales, manufacturing and distribution. Ms. Utter has also developed a strong knowledge of strategic planning as a Chief Strategy Officer and strategy consultant.

Other public company boards and prior public company board service in past five years

WESCO International, Inc., 2006–2021.
Vista Outdoor Inc., 2020–present.
NextEra Energy, Inc., 2021–present.

30               Lincoln National Corporation 2022 Proxy Statement

Share Ownership Requirements  ◾  Compensation of Outside Directors

Compensation of Outside Directors

The Board adheres to the following guidelines in establishing outside director compensation:

◾	We provide competitive compensation to attract and retain high-quality outside directors; and

◾	A significant portion of each outside director’s compensation is paid in equity to help align our directors’ interests with those of our shareholders.

In accordance with our Guidelines, the Board’s compensation program is reviewed and assessed annually by the Corporate Governance Committee. As part of this review, the Corporate Governance Committee typically solicits the input of outside compensation consultants. During 2021, the Corporate Governance Committee asked Pay Governance LLC, an independent compensation consultant, to provide a competitive analysis of the compensation we provide to our outside directors. The independent compensation consultant compared our outside director compensation program to the same compensation peer group used for the Company’s annual executive compensation review, and the analysis was further informed by general industry data developed based on companies in the S&P 500. As a result of that review and the committee’s discussion, the Corporate Governance Committee recommended making no changes to the Board compensation for 2022.

The following table shows the outside director fees for 2021, which have been in effect since January 1, 2019:

Fees	2021

Board members other than our Independent Chair

Annual retainer (cash)	$110,000

Deferred LNC Stock Units	$165,000

Total Board Fees	$275,000

Independent Chair of the Board

Annual retainer (cash)	$120,000

Deferred LNC Stock Units	$376,000

Total Independent Chair of the Board Fees	$496,000

Committees (cash)

Audit Committee Chair	$35,000

Audit Committee Member	$10,000

Compensation Committee Chair	$25,000

Other Committee Chair	$20,000

Share Ownership Requirements

Lincoln’s share ownership guidelines require outside directors to hold, within five years of joining the Board, interests in the Company’s common stock equal to five (5) times the annual Board or Chair cash retainer ($550,000 for each Board member and $600,000 for the Chair). Interests in our common stock that count toward the share ownership guidelines include Deferred LNC Stock Units and LNC common stock owned outright. As of December 31, 2021, all of our outside directors had interests in the Company’s common stock at least equal to the required threshold, with the exception of Mr. Davis, who was elected to the Board in August 2020 and has until August 2025 to meet the full share ownership requirement, and Mr. LeFebvre and Ms. Liang, who were elected to the Board effective November 1, 2021, and have until November 2026 to meet the full share ownership requirement.

Lincoln National Corporation 2022 Proxy Statement               31

Compensation of Outside Directors  ◾  Optional Deferral of Annual Cash Retainer

Optional Deferral of Annual Cash Retainer

In addition to receiving Board fees in the form of Deferred LNC Stock Units, directors may defer the cash component of their annual and committee retainers into various investment options under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors (the “Directors’ DCP”).

The investment options of the Directors’ DCP track those offered to employees under the LNC Deferred Compensation and Supplemental/Excess Retirement Plan (the “DC SERP”) and include a Lincoln National Corporation Stock Fund investment option (the “LNC Stock Fund”). Like the DC SERP, the Directors’ DCP uses “phantom” versions of the investment options, meaning that accounts are credited with earnings or losses as if the amounts had been invested in the chosen investment options, and dividends are reinvested in additional phantom units.

All deferred amounts, including the portion of the annual retainer paid in Deferred LNC Stock Units, are payable only when the director retires or resigns from the Board. In addition, amounts invested in the LNC Stock Fund at the time of distribution are only payable in shares of LNC common stock.

Meeting Fees

No additional fees are paid for attending regularly scheduled Board or committee meetings, although the Corporate Governance Committee has discretion to recommend additional compensation ($1,100 per meeting) for additional meetings. No such additional compensation was paid for 2021.

Outside directors who are also directors of Lincoln Life & Annuity Company of New York (“LNY”), our indirect, wholly owned subsidiary, receive an annual cash retainer of $15,000 and a fee of $1,100 for each LNY board and committee meeting they attend. During 2021, three of our outside directors —Ms. Lachman, Mr. Pittard and Mr. George W. Henderson, III — also served as directors of LNY.

Other Benefits

In addition to the compensation listed above, we offer our outside directors the following benefits:

◾

Financial planning services — reimbursement of up to $20,000 for an initial financial plan and $10,000 for annual updates. The services must be provided by a Lincoln Financial Network financial planner for the director to be reimbursed.

◾

Participation — at the director’s own expense — in certain health and welfare benefits, including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages.

◾

Participation in a matching charitable gift program through which Lincoln Financial Foundation, Inc. (the “Lincoln Financial Foundation”) matches donations from the director to one or more eligible organizations, up to an annual total of $15,000 for all gifts.

32               Lincoln National Corporation 2022 Proxy Statement

Directors’ Compensation Table  ◾  Compensation of Outside Directors

Compensation of Non-Employee Directors* During 2021

Name	Fees earned or paid in cash[1] ($)	Stock awards[2] ($)	All other compensation ($)		Total ($)

Deirdre P. Connelly	140,000	165,000	—		305,000

William H. Cunningham	120,000	376,000	15,000	[4]	511,000

Reginald E. Davis	120,000	165,000	—		285,000

George W. Henderson, III[5]	139,400	165,000	—		304,400

Eric G. Johnson	130,000	165,000	—		295,000

Gary C. Kelly	120,000	165,000	10,000	[4]	295,000

M. Leanne Lachman	164,400	165,000	25,000	[3,4]	354,400

Dale LeFebvre[6]	19,620	27,351	—		46,971

Janet Liang[6]	18,234	27,351	4,594	[4]	50,179

Michael F. Mee	110,000	165,000	—		275,000

Patrick S. Pittard	154,400	165,000	10,000	[3]	329,400

Lynn M. Utter	110,000	165,000	15,000	[4]	290,000

*	Dennis R. Glass, our President and CEO, receives no additional compensation in respect of his services as a director and, therefore, is not included in this table.

[1]

As described above, $110,000 (or $120,000 in the case of the independent Chair) of the annual retainer was paid in cash. The fees shown in this column also include any fees that an outside director was paid as the chair of a committee, as a member of the Audit Committee, or for service on the board of directors of LNY. Messrs. Henderson and Pittard and Ms. Lachman each received a total of $19,400 in fees for their service on the LNY board during 2021. Fees are pro-rated for partial service during the year.

[2]

The fair value of the stock awards was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“Topic 718”). The assumptions made in calculating the grant date fair value of stock awards are set forth in Note 18 of the Notes to the Consolidated Financial Statements, included in Item 8 of our Form 10-K for the fiscal year ended December 31, 2021. The following table shows the number of Deferred LNC Stock Units held by each director as of December 31, 2021. None of the directors held any Options as of such date.

Name	Deferred LNC Stock Units*

Deirdre P. Connelly	18,114

William H. Cunningham	143,906

Reginald E. Davis	4,036

George W. Henderson, III	85,345

Eric G. Johnson	75,323

Gary C. Kelly	40,616

M. Leanne Lachman	47,063

Dale LeFebvre	688

Janet Liang	401

Michael F. Mee	91,332

Patrick S. Pittard	26,085

Lynn M. Utter	22,626

*

Deferred LNC Stock Units include amounts reported in the Stock Awards column of the 2021 Compensation table above, phantom units awarded under the LNC Directors’ Value Sharing Plan, which was terminated on July 1, 2004, and any phantom units held by the director in the LNC Stock

Lincoln National Corporation 2022 Proxy Statement               33

Compensation of Outside Directors  ◾  Directors’ Compensation Table

Fund under the Directors’ DCP pursuant to an election to defer cash Board fees, plus any accrued dividend equivalents, which are automatically reinvested in additional phantom units of our common stock per the terms of the applicable plan.

[3]	Includes the reimbursement of fees paid to a Lincoln Financial Network financial planner for financial planning services in the amount of $10,000 for Ms. Lachman and Mr. Pittard.

[4]

Reflects contributions made on the director’s behalf under the matching charitable gift program in the amount of $15,000 for Mses. Lachman and Utter and Mr. Cunningham, $10,000 for Mr. Kelly and $4,594 for Ms. Liang.

[5]	Mr. Henderson passed away on February 13, 2022.

[6]	Mr. LeFebvre and Ms. Liang were elected to the Board effective November 1, 2021, and therefore received pro-rated fees for partial service during the year.

34               Lincoln National Corporation 2022 Proxy Statement

Item 2 | Ratification of Appointment

Item 2 | Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee evaluates the performance of the Company’s independent auditors each year and determines whether to reengage them or consider other firms. In doing so, the Audit Committee considers the auditor’s service quality and efficiency, capability, technical expertise, and knowledge of our operations and industry. On February 16, 2022, the Audit Committee appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for fiscal year 2022. We have engaged this firm and its predecessors in this capacity continuously since 1968 for LNC and since 1966 for subsidiaries of LNC. In addition, the Audit Committee is involved in the selection of Ernst & Young’s lead engagement partner and ensures that the mandated rotation of the lead partner occurs routinely.

As a matter of good corporate governance, we request that our shareholders ratify (approve) this appointment, even though this is not required. If shareholders do not ratify this appointment, the Audit Committee will take note of that and may reconsider its decision. If shareholders do ratify this appointment, the committee will still have discretion to terminate Ernst & Young and retain another accounting firm at any time during the year.

Representatives of Ernst & Young will be present at the Annual Meeting, where they will be given the opportunity to make a statement if they wish to do so. They will also be available to respond to questions about their audit of our consolidated financial statements and internal controls over financial reporting for fiscal year 2021.

Independent Registered Public Accounting Firm Fees and Services

The table below shows the total fees that Ernst & Young received for professional services rendered for fiscal years 2021 and 2020, with a breakdown of fees paid for different categories of work.

	Fiscal year ended- December 31, 2021	% of Total Fees	Fiscal year ended- December 31, 2020	% of Total Fees

Audit Fees[1]	$11,916,848	82.5%	$11,798,362	78.9%

Audit-Related Fees[2]	2,522,115	17.5%	3,150,312	21.1%

Tax Fees[3]	—	—	—	—

All Other Fees	—	—	—	—

Total Fees	$14,438,963	100.0%	$14,948,674	100.0%

[1]

Audit Fees. Fees for audit services include fees and expenses associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings.

[2]

Audit-Related Fees. Audit-related services principally include auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses, and accounting consultations not directly associated with the audit or quarterly reviews.

[3]	Tax Fees. Fees for tax services include tax-filing and advisory services.

Lincoln National Corporation 2022 Proxy Statement               35

Item 2 | Ratification of Appointment  ◾  Audit Committee Pre-Approval Policy

Audit Committee Pre-Approval Policy

The Audit Committee has policies and procedures to preapprove all audit and permissible non-audit services that our independent auditors provide. Management submits to the Audit Committee for approval a schedule of all audit, tax and other related services it expects the firm to provide during the year. The schedule includes examples of typical or known services expected to be performed, listed by category, to illustrate the types of services to be provided under each category. The Audit Committee preapproves the services by category, with specific dollar limits for each category. If management wants to engage the accounting firm for additional services, management must receive approval from the Audit Committee for those services. The Audit Committee chair also has the authority to preapprove services between meetings, subject to certain dollar limitations, and must notify the full Audit Committee of any such preapprovals at its next scheduled meeting.

Other Information

Ernst & Young has advised us that neither it nor any member of the firm has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. The Company has made similar inquiries of our directors and executive officers, and we have identified no such direct or indirect financial interest in Ernst & Young.

Audit Committee Report

Management has primary responsibility for:

◾	preparing our financial statements;

◾	establishing financial reporting systems and internal controls; and

◾	reporting on the effectiveness of our internal control over financial reporting.

The Company’s independent registered public accounting firm is responsible for:

◾	performing an independent audit of our consolidated financial statements;

◾	issuing a report on those financial statements; and

◾	issuing an attestation report on our internal control over financial reporting.

In this context, the Audit Committee has:

◾	reviewed and discussed with management the audited financial statements for fiscal year 2021;

◾

discussed with our accounting firm the matters that the Public Company Accounting Oversight Board (“PCAOB”) requires them to discuss as per Auditing Standard No. 1301, Communications with Audit Committee;

◾	received the written disclosures and letter from our accounting firm that the PCAOB requires regarding the firm’s communications with the Audit Committee concerning independence; and

◾	discussed with our accounting firm that firm’s independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements for fiscal year 2021 be included in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2021, for filing with the SEC.

The Audit Committee

Deidre P. Connelly

Reginald E. Davis

Gary C. Kelly

M. Leanne Lachman, Chair

Dale LeFebvre

36               Lincoln National Corporation 2022 Proxy Statement

Item 3 | Advisory Proposal on Executive Compensation

Item 3 | Advisory Proposal on Executive Compensation

The Board recognizes that providing shareholders with an advisory vote on executive compensation can produce useful information on investor sentiment regarding the Company’s executive compensation programs. As a result, this proposal provides shareholders with the opportunity to cast an advisory vote on the compensation of our executive management team, as described in the section of this proxy statement entitled “Compensation Discussion & Analysis” (“CD&A”), and endorse or not endorse our fiscal 2021 executive compensation philosophy, programs and policies, and the compensation paid to the Named Executive Officers. As discussed in detail in the CD&A, our executive compensation principles and underlying programs are designed to:

◾	link executive pay directly to the attainment of short-term and long-term financial/business goals, which we refer to as “pay for performance;”

◾	align the interests of our executive officers with those of our shareholders; and

◾	attract, motivate and retain key executives who are crucial to our long-term success.

Key features of our compensation programs include:

Pay for Performance. We link our executives’ targeted direct compensation to the performance of the Company as a whole, with the largest portion delivered as variable pay in the form of long-term equity awards and an annual incentive award. For instance, in 2021, 90% of our CEO’s compensation was at risk and variable.

Compensation Tied to Enterprise Performance and Shareholder Return. Our annual and long-term incentive compensation programs have multiple balanced performance measures and goals that tie executive compensation to key enterprise performance metrics and shareholder return.

Governance/Compensation Best Practices. Among the best practices we follow: we have an independent Compensation Committee and compensation consultant; we have caps on payouts for incentive compensation; we do not provide tax gross-up benefits upon our change of control; and we have a double-trigger equity vesting requirement upon a change of control of the Company.

Share Ownership Requirements. Our executives are subject to rigorous share ownership guidelines to further align their interests with the long-term interests of our shareholders. For instance, our CEO is required to hold an amount of our shares equal to seven times his or her base salary, and our other executive officers must hold shares equal to four times their base salary.

In addition, we recognize that strong governance/compensation principles are essential to an effective executive compensation program. These governance/compensation principles and our executive compensation philosophy are established by the Compensation Committee. The Compensation Committee regularly reviews the compensation programs applicable to our executive officers to ensure that the programs support our objectives of aligning our executive compensation structure with our shareholders’ interests and current market practices.

Our compensation policies and procedures are described in detail in the CD&A.

Although the advisory vote on this proposal is non-binding — meaning that our Board is not required to adjust our executives’ compensation or our compensation programs or policies as a result of the vote — the Board and the Compensation Committee will consider the voting results when determining compensation policies and decisions, including future executive compensation decisions. Notwithstanding the advisory nature of the vote, the resolution will be approved if more votes are cast for the proposal than against it. Abstentions and broker non-votes will not count as votes cast either for or against the proposal. We intend to hold a non-binding advisory vote on executive compensation each year, with the next such vote at our 2023 Annual Shareholders Meeting.

Lincoln National Corporation 2022 Proxy Statement               37

Item 3 | Advisory Proposal on Executive Compensation

We urge you to read the CD&A and other information in “Executive Compensation Tables,” which we believe demonstrate that our executive compensation programs align our executives’ compensation with our short- and long-term performance; provide the incentives needed to attract, motivate and retain key executives crucial to our long-term success; and align the interests of our executive officers with those of our shareholders.

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the 2021 compensation tables regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.”

38               Lincoln National Corporation 2022 Proxy Statement

Compensation Discussion & Analysis

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) contains information about:

◾	our fundamental pay-for-performance compensation philosophy

◾	the structure of our compensation programs and the reasoning behind this structure

◾	how compensation decisions are made and how our compensation programs are administered

◾	the compensation we paid under our performance-based incentive programs for performance periods ending in 2021, and how it related to our short- and long-term performance results

The CD&A also details the compensation of our NEOs (also referred to as “executives” or “executive officers”) included in the “Executive Compensation Tables” section of this proxy statement. These NEOs are:

Dennis R. Glass[1]	President and CEO

Randal J. Freitag	Executive Vice President, CFO and Head of Individual Life

Ellen G. Cooper[2]	Executive Vice President, Head of Enterprise Risk and Annuity Solutions

Jamie Ohl[3]	Executive Vice President, President, Workplace Solutions, and Head of Operations and Brand

Kenneth S. Solon	Executive Vice President, Chief Information Officer and Head of IT, Digital and Enterprise Services

[1]	Effective after the Annual Meeting on May 27, 2022, Mr. Glass will retire as an executive officer and become non-executive Chair of the Board.

[2]	Through November 2021, Ms. Cooper also served as the Company’s Chief Investment Officer. Effective after the Annual Meeting on May 27, 2022, Ms. Cooper will succeed Mr. Glass as President and CEO.

[3]	Effective March 14, 2022, Ms. Ohl resigned as an executive officer of the Company.

We encourage you to read the CD&A in conjunction with the information in “Executive Compensation Tables.”

To ensure the continued effectiveness of our pay-for-performance culture, the Compensation Committee annually engages in a robust and rigorous process to review, discuss and approve the elements, measures, targets, weightings and payouts of our executive compensation programs. In setting the programs’ performance measures and goals, the Compensation Committee chooses metrics that drive our overall corporate strategy, are linked to our long-term financial plan and reflect our shareholders’ feedback. The compensation of our executives is tied closely to the achievement of short- and long-term goals that support our long-term business strategy and measure the creation of sustainable long-term shareholder value.

Lincoln National Corporation 2022 Proxy Statement               39

Compensation Discussion & Analysis  ◾  Executive Summary

Executive Summary

2021 Full Year Performance Highlights

As a company that has been in business for more than 115 years, we recognize that a focus on long-term value creation and purpose is what will keep us in the business of servicing our customers, employees, communities and shareholders for the next century and beyond. At our core, our purpose is to provide guidance and solutions that help empower people to take charge of their financial lives with confidence and optimism. We continue to deliver on this mission and our promises.

To protect the health and safety of our employees and their loved ones during the COVID-19 pandemic, we took early action, implementing comprehensive measures to safeguard employees in the locations in which we operate. Starting in mid-March 2020, we moved to 99% work-from-home for our employees, efficiently moving to a virtual sales environment across all our distribution channels. We continued to monitor the pandemic throughout 2021 and adjusted our return-to-work plans as needed. We continued to operate our business without interruption throughout 2021 and have been able to continue to work effectively using this work-from-home model. Starting in April 2022, we have returned to our offices using a hybrid work model for the majority of our employees as we continue to evaluate the situation.

During 2021, management maintained its focus on the needs of our employees, customers and shareholders. We continued to innovate and enhance our product portfolio, pivot our distribution workforce to a virtual-first engagement model, improve cost effectiveness and strengthen the balance sheet. Over the course of an unprecedented year in the face of the ongoing pandemic, we focused on ensuring we maintained our competitive advantages and capitalized on opportunities to become stronger. We successfully achieved these objectives by prioritizing three initiatives:

Our reprice, shift, and add new product strategy

During 2021, we continued to execute on our reprice, shift and add new product strategy to address the low interest rate environment by repricing certain products to achieve target returns, continued to shift our sales mix toward shorter-duration products that are less sensitive to interest rates, and introduced new products that are more capital efficient while increasing consumer choice and expanding customer value propositions.

Achieving expense savings, while enhancing the customer experience

We focused on actions to increase productivity across our manufacturing and distribution organizations that also enhance the customer and partner experience. The development and implementation of the Spark Initiative during 2021 created more opportunities for additional expense savings, through leveraging automation, upskilling our workforce and innovating and enhancing the customer experience.

Maintaining a strong balance sheet to maximize our ability to grow operating earnings

We took several actions during 2021 to continue to enhance our liquidity and capital position while increasing the amount of capital returned to shareholders. The Board of Directors approved the 12th consecutive increase to the annual dividend for 2021. In addition to the dividend increase, we executed over $1.1 billion in share repurchases during the year, including $500 million using the proceeds of a life block reinsurance transaction executed during the third quarter.

40               Lincoln National Corporation 2022 Proxy Statement

Executive Summary  ◾  Compensation Discussion & Analysis

Our full year results for 2021 included the following highlights:

◾  Solid underlying business performance with $19.2 billion in revenues, strong growth in net income and adjusted operating income, and over $1.4 billion returned to shareholders through share repurchases and dividends. During 2021, we executed $500 million in incremental share repurchases using the proceeds from our third quarter life block reinsurance transaction, and an additional $400 million of the proceeds were allocated to incremental share repurchases that occurred in the first quarter of 2022.

◾  As part of our reprice, shift and add new product strategy:

–  we took aggressive and disciplined product actions to achieve appropriate returns on capital,

–  we continued our shift to less-capital intensive products, and

–  added new solutions that expand our consumer value propositions, as we introduced 13 new products in 2021 and expanded our distribution channels.

◾  Our strong record of expense management across the enterprise is evidenced by a 20-basis point improvement in the expense ratio for 2021.

◾  We also continued to build on our long success of expense savings programs with the introduction of the Spark Initiative, which is expected to provide an upside opportunity to our outlook for EPS growth.

Since the onset of the pandemic in 2020, the most serious global health crisis in over a century, we have been providing important financial protections for our customers. Our earnings, though challenged by pandemic claims, increased year over year and were strong enough to continue our share repurchase program that had been halted for most of 2020, provide capital for new sales and maintain our overall financial strength. Additionally, we saw broad-based sales growth in most of our businesses, good expense management across the company and an improved capital position. We also saw a significant recovery in our stock price during 2021. Our one-year total shareholder return significantly outperformed the total shareholder return for the S&P 500 Index and our four-digit GICS Life & Health Insurance peers in 2021.

Our adjusted operating income per share and ending adjusted operating return on equity results for 2021 were impacted by elevated mortality and morbidity claims related to the COVID-19 pandemic. We believe that we are positioned for earnings growth as the impacts of the pandemic diminish.

More information on our business performance during 2021 is available in our Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”), which is included in the 2021 Annual Report to Shareholders that accompanies this proxy statement. A reconciliation of the measures not shown in accordance with U.S. generally accepted accounting principles (“GAAP”) used in this proxy statement to their corresponding GAAP measures can be found in Exhibit 1 on page E-1.

Lincoln National Corporation 2022 Proxy Statement               41

Compensation Discussion & Analysis  ◾  Executive Summary

Our Pay for Performance Philosophy

We believe that those executives with significant responsibility and a greater ability to influence the Company’s results should have a significant portion of their total compensation tied directly to business results. Therefore, the vast majority of our NEO compensation is tied to Company performance (and, for business-unit executives, to the performance of their applicable individual business units). This also means that the vast majority of our NEO compensation is “at risk”— meaning that an executive will not reach his or her targeted pay amounts if the Company’s performance does not meet expectations.

In keeping with this philosophy, annual and long-term incentive awards are the largest components of total NEO compensation, and the fixed pay element — base salary — is the smallest. The variable components are:

◾

The Annual Incentive Program (“AIP”), which ties compensation to a balanced mix of key Company quantitative performance metrics that, while measured annually, also support our long-term strategic goals

◾

The Long-Term Incentive Program (“LTI”), which consists of a mix of long-term equity grants — including nonqualified stock options to purchase our common stock (“Options”), restricted stock units (“RSUs”), and performance share awards (“PSAs”) tied to absolute and relative metrics that reward increased shareholder value, and the achievement of other enterprise-wide goals, as applicable, over a three-year period

As the following charts show, the vast majority of our CEO’s and other NEOs’ 2021 target direct compensation is variable (i.e., based on company performance, including that of our stock price) and at risk.

Note, the amounts in these graphs are shown at target and therefore will not match the values reflected in the Summary Compensation Table in “Executive Compensation Tables.” Percentages may not total to 100% due to rounding.

2021 Compensation Program Changes

For 2021, our CEO did not receive a pay increase and his target direct compensation has remained at the same level since 2019.

In addition, for 2021, in response to feedback from our shareholders, the Compensation Committee increased the alignment of CEO compensation with Company performance and shareholder interests by adjusting our CEO’s LTI equity award mix to decrease the percentage of equity granted as Options and, for the second year in a row, increase the percentage granted as PSAs, consistent with our fundamental pay for performance philosophy. The LTI equity award mix for 2021 as compared to 2020 is shown below.

42               Lincoln National Corporation 2022 Proxy Statement

Executive Summary  ◾  Compensation Discussion & Analysis

Finally, the Compensation Committee added a DE&I goal related to growing minority representation at the Company’s officer level as a new performance measure for the LTI program beginning with the 2021-2023 performance cycle. The performance measure, which applies to all program participants that receive PSAs (including each of our NEOs), acts as a modifier that is applied after the results for the operating return on equity and relative total shareholder return performance measures have been calculated. Depending on the achievement level of the established DE&I goal, the modifier could increase or decrease the PSA payout under the LTI by up to 20%. See “Compensation Discussion & Analysis – Long-Term Compensation Awarded or Vested in 2021” for more information.

Looking Forward

With respect to 2022 compensation:

◾	The Compensation Committee approved the following target direct compensation for Ms. Cooper effective upon her succession to the role of President and CEO:

–	an annual cash base salary of $1,125,000,

–	an AIP target of 225% of her base salary, and

–	an LTI target of 575% of her base salary.

The Compensation Committee determined Ms. Cooper’s total target direct compensation as CEO for 2022 in August 2021, based on an evaluation of peer group and market data as well as other factors including that she is new to the CEO role and the philosophy that recently promoted executives should have their initial compensation targeted below median market rates.

The 2022 LTI equity award mix for both our incoming and outgoing CEOs will be comprised of 60% PSAs. Set forth below is a comparison of the 2021 CEO LTI equity award mix for Mr. Glass and the 2022 CEO LTI equity award mix for Ms. Cooper, which reflects the increase in the percentage of equity granted as PSAs from 50% to 60%.

◾

In addition, the Compensation Committee adjusted the LTI equity award mix for each of our other NEOs for 2022 to increase to 50% the percentage of equity granted as PSAs. A comparison of the 2021 and 2022 LTI equity award mix for our NEOs other than our CEO is shown below.

◾

For the second year in a row, the Compensation Committee approved a modifier based on DE&I goals for our LTI program. The DE&I goals for the 2022-2024 performance cycle build on the goals established for the 2021-2023 performance cycle, and the modifier, when applied after the results for the other 2022-2024 LTI performance measures have been calculated, could increase or decrease the LTI payout by up to 16%.

Lincoln National Corporation 2022 Proxy Statement               43

Compensation Discussion & Analysis  ◾  Executive Summary

The Compensation Committee considers succession planning a priority and aims to ensure a strong leadership team and pipeline, as demonstrated by the succession plan announced for the CEO role. We believe that thoughtful and proactive management succession planning is essential for the creation of sustainable long-term shareholder value. Accordingly, the Compensation Committee also takes succession planning, and the competitive talent environment in which we are currently operating, into consideration when making decisions with respect to executive compensation.

Executive Compensation Best Practices – What We Do and What We Don’t Do

When evaluating our compensation practices and policies, the Compensation Committee takes into account competitive market trends and best practices, as well as the views of our shareholders. Examples of our governance and compensation practices include:

◾	Robust stock ownership guidelines;

◾	Post-vesting stock holding requirements;

◾	Caps on awards under our annual and long-term incentive programs;

◾	The use of an independent compensation consultant for compensation decisions regarding our executives;

◾	“Double trigger” vesting provisions for our equity awards following our change of control;

◾	Annual assessment of compensation risks;

◾	All long-term incentive awards are granted in equity;

◾	Use of absolute and relative metrics in incentive plans;

◾	Use of solely quantitative metrics for AIP and PSAs;

◾	Clawback provisions on our equity awards;

◾	50% of 2021 CEO long-term incentive award granted in PSAs, and, for 2022 long-term incentive award, 60% granted in PSAs for our incoming and outgoing CEOs and 50% granted in PSAs for our other NEOs;

◾	Annual vote on Say on Pay;

◾	Proactive annual shareholder engagement program;

◾	Prohibitions on pledging, hedging and speculation in our securities;

◾	Limited perquisites for executive officers;

◾	No tax-gross-up benefits upon our change of control for our executive officers;

◾	No repricing or exchange of underwater stock options without shareholder approval; and

◾	No employment agreements.

2021 Shareholder Vote on Executive Compensation and 2021 Shareholder Engagement and Response to Feedback

We appreciate and value the views and insights of our shareholders. At our 2021 Annual Meeting of Shareholders, 72% of shareholder votes were cast in favor of the “say on pay” advisory resolution on executive compensation. We annually review the design of our executive compensation program, and, in light of the prior support for our compensation program expressed by our shareholders through both engagement and historical levels of support for our say on pay advisory resolution, had not made any significant changes to our compensation program in the last several years prior to 2020. In setting executive compensation for 2020 and 2021, in response to shareholder feedback, the Compensation Committee made certain changes to our executive compensation program to increase alignment with Company performance and shareholder interests, including increasing the percentage of our CEO’s long-term incentive award granted in PSAs.

As a result of the year-over-year decrease in say on pay support, during 2021 we once again expanded our ongoing, proactive shareholder engagement program. This program complements the ongoing dialogue throughout the year among our shareholders, CEO, CFO and Investor Relations team on financial and strategic performance. Our engagement program is designed to reach out to our shareholders and hear their perspectives about issues that are important to them, both generally and with regard to the Company, and gather feedback. We believe this engagement program promotes transparency between our Board and our shareholders and builds informed and productive relationships.

In the fall of 2021, we reached out to investors representing over 56% of our shares outstanding, and engaged with investors representing over 42% of our outstanding shares, which included participation by the Chair of our Corporate Governance Committee in select conversations. The engagement involved discussions on executive compensation as well as various other topics including board refreshment and composition, our CEO succession plans, DE&I efforts and other areas of focus for our shareholders regarding environmental and social practices and disclosures. The feedback from these meetings was shared with the Compensation Committee and the Corporate Governance Committee, as well as the full Board, and strongly informed the Compensation Committee’s decisions with respect to certain elements of our 2022 compensation program and enhancements that were made to this proxy statement to further improve clarity and transparency.

44               Lincoln National Corporation 2022 Proxy Statement

Executive Summary  ◾  Compensation Discussion & Analysis

The following table summarizes certain feedback that we received during our 2021 shareholder outreach and what the Company has done related to the shareholder input.

What we heard	What we have done

Support for changes to CEO LTI equity mix for 2021 and desire to have PSAs comprise even a greater percentage of our CEO’s long-term incentive awards	For 2021, the Compensation Committee further adjusted the CEO’s LTI equity mix, increasing the percentage granted as PSAs to 50%. In addition, for 2022, the Compensation Committee further increased the percentage of PSAs to 60% for our incoming and outgoing CEOs and also increased the percentage of PSAs to 50% for the other NEOs.

Desire for overall quantum of CEO compensation to be at or closer to the median of our peers	In response to these concerns, the Compensation Committee set Ms. Cooper’s total target direct compensation as CEO for 2022 below median market rates in consideration of a number of factors, including the philosophy that recently promoted executives should have their initial compensation targeted below median market rates, as discussed earlier under “Looking Forward,” and significantly lower than Mr. Glass’s 2021 total target direct compensation, which remained flat compared to 2020.

Support for overall design and operation of the Company’s executive compensation program	We maintained our well-designed executive compensation program that we believe reflects executive compensation best practices and is consistent with our pay-for-performance philosophy.

Support for the Company’s use of solely quantitative performance metrics for its AIP and LTI program	It is important to us and to our executives that performance goals be objectively measurable. We have consistently used quantitative performance metrics for our annual and long-term incentive plans, which provides for a simple and formulaic approach by which our Compensation Committee determines goal achievement and payout amounts under our AIP and the PSA component of our LTI program. As such, when we modified the 2021 LTI to add a diversity performance modifier for the PSAs, we structured the new diversity metric to be based solely on our quantitative diversity results. Although the Compensation Committee has the ability to apply discretion, such discretion is used rarely and typically only to take into account unanticipated circumstances when measuring goal achievement.

Support for the addition of the ESG component to the Company’s executive incentive compensation program metrics	The Compensation Committee approved the addition of a DE&I goal as a modifier for the Company’s LTI program beginning with the 2021-2023 performance cycle, as discussed further under Long-Term Compensation Awarded or Vested in 2021” in the CD&A.

Desire for the Company to disclose EEO-1 data	In our 2020 Corporate Social Responsibility Report, published in August 2021, we reported for the first time the breakdown of our workforce by gender, race, and ethnicity in our 2020 Human Capital Diversity Update, which includes our EEO-1 Report.

Desire for the Company to report in alignment with the TCFD framework and SASB reporting standards	In our 2020 Corporate Social Responsibility Report, we reported for the first time indices aligned to both the TCFD framework and the SASB reporting standards.

As discussed above, based on the feedback from our 2021 shareholder outreach efforts, the Compensation Committee concluded that its decisions made with respect to CEO compensation for 2021 and the overall design and operation of the Company’s executive compensation program were in large part acceptable to a majority of the Company’s shareholders. Further, in consideration of the 2021 shareholder vote on executive compensation and feedback received during our 2021 shareholder outreach efforts, the Compensation Committee made certain decisions with respect to our 2022 executive compensation program, and in particular with respect to the compensation of our CEO, as discussed above and previously in this section under “Looking Forward.”

Lincoln National Corporation 2022 Proxy Statement               45

Compensation Discussion & Analysis   ◾  Components of Our Compensation Program

Components of Our Compensation Program

The following table outlines the components of target total direct compensation and how each component aligns with our objectives and guiding principles.

Compensation component	What it rewards	How it aligns with our objectives	Performance measured	Fixed or at risk	Cash or equity

Base Salary

◾  Sustained high level of performance

◾  Demonstrated success in meeting or exceeding key quantitative objectives

◾  Highly developed skills and abilities critical to success of the business

◾  Experience and time in position

		◾ Competitive base salaries enable us to attract and retain top talent ◾ Merit-based salary increases align with our pay-for- performance philosophy	Individual	Fixed	Cash

Annual Incentive Program (“AIP”) Awards	◾ Company performance during the year against key financial goals ◾ Specific business-segment performance during the year, measured against strategic business-segment goals

◾  Competitive targets enable us to attract and retain top talent

◾  Payouts depend on the achievement of established performance measures and goals that align pay with performance and support shareholder value creation

			Corporate and business segment	At Risk	Cash

Long-term incentive awards

Performance Shares

◾  Meeting or exceeding our return on equity goal

◾  Total shareholder return performance relative to that of other companies in our sector

◾  Meeting or exceeding specified DE&I goals (beginning in 2021)

◾  Continued service

◾  Payout is based on metrics important to our shareholders and critical to value creation

◾  Relative performance metric creates incentive to outperform peers, with absolute metrics rewarding performance versus financial plan and, beginning in 2021, versus DE&I objectives

◾  Three-year performance period supports retention and aligns pay with performance over an extended period of time

			Corporate	At Risk	Equity

Restricted Stock Units	◾ Increase in stock price and dividends ◾ Continued service	◾ Value rises or falls as our stock price and dividend increase or decrease ◾ Three-year cliff vesting supports retention	Corporate	At Risk	Equity

Nonqualified Stock Options	◾ Increase in stock price ◾ Continued service	◾ Value is dependent on our stock price; options have no value unless the stock price increases from the date of grant ◾ Three-year ratable vesting supports retention	Corporate	At Risk	Equity

46               Lincoln National Corporation 2022 Proxy Statement

Our Executive Compensation Pay for Performance Philosophy  ◾  Compensation Discussion & Analysis

Our Executive Compensation Program Pay for Performance Philosophy

Our executive compensation program has three key objectives:

◾

Pay for performance. To link executive pay directly to the attainment of short-term and long-term financial/business goals, using short-term metrics that correlate with our business strategy and financial success and long-term metrics that correlate to long-term shareholder value and company strategy.

◾	Alignment with shareholders. To provide compensation arrangements that link the interests of our executive officers to those of our shareholders.

◾

Competitive compensation. To attract and retain key executive talent, taking into consideration market data as well as a number of other factors, including succession planning and the overall level of competition in the market for executive talent.

These objectives, discussed below, guide us in setting and paying compensation to our NEOs.

Pay for Performance

Our executive compensation program is based on a “pay for performance” philosophy: the majority of our executives’ target compensation is made up of variable (“at risk”) compensation — in the form of annual cash incentive awards and long-term equity awards — that is linked to short- and long-term business performance and each individual’s contribution to that performance. In measuring an executive’s contribution, we put a strong emphasis on the individual’s role in implementing strategies and driving performance specific to their function or the operating units they direct.

The key objectives of our pay for performance philosophy are to:

◾	Emphasize compensation that is at risk based on performance rather than compensation that is fixed — for instance, only 10% of our CEO’s target annual pay is fixed;

◾	Allow the compensation of our executives to vary meaningfully with performance; and

◾	Reward the achievement of superior financial results and shareholder returns — in both the short-term and long-term — through balanced incentive programs.

Balanced Performance Measures and Goals

It is important to us and to our executives that performance goals be objectively measurable, and that compensation be paid based on easily understood criteria that drive shareholder value.

To implement our pay for performance philosophy, the Compensation Committee in consultation with external compensation experts chooses performance measures for our NEO incentive programs that focus on our overall corporate business strategies and that, if achieved, create sustained growth for our shareholders:

◾	Our AIP is based on the key financial measures indicative of Lincoln’s current and future growth and profitability; and

◾	Our LTI uses measures that correlate directly to the creation of long-term value for Lincoln’s shareholders and company strategy, and, for 2021, a diverse and equitable workforce.

The goals for each financial performance measure are linked directly to the Company’s financial plan. In setting the goals, management and the Compensation Committee intend for the target performance levels to be challenging yet attainable and the maximum performance levels to present a substantial challenge for our NEOs, thereby creating a strong incentive to produce superior results. Annually, the Compensation Committee reviews and engages in robust discussions regarding the performance measures for each program to ensure that the metrics selected are appropriate, aligned with our current corporate strategy and sufficiently rigorous. The Company’s overall corporate strategy continues to focus on balancing top-line revenue growth with profitability and prudent cost management, and, as a result, for 2021, the Compensation Committee continued to align our executive compensation accordingly by choosing the following performance measures:

Lincoln National Corporation 2022 Proxy Statement               47

Compensation Discussion & Analysis  ◾  Our Executive Compensation Pay for Performance Philosophy

2021 Annual Incentive Program

Performance measure	Why chosen
Income from Operations per Share	This is a key measure of profitability that management uses to evaluate our business and that investors commonly use to value companies in the financial services industry.
Business Unit Sales

In our business, sales create value because, over time and at a compounded growth rate, they are an indicator of future profitability. In addition, we believe that distribution strength (depth and breadth) is an important driver of our valuation and that sales are an effective way to measure the value of the distribution franchise and overall product competitiveness.

Controllable Costs

Management establishes annual budgets for the Company and for each business unit that include targeted expense savings and are key to the success of our financial plan. The Compensation Committee sets a budget-related performance goal to reinforce the importance of cost efficiencies and expense management across the entire organization.

2021 Long-Term Incentive Program

Performance measure	Why chosen
Operating Return on Equity

This is an important measure used to value companies — especially those in the financial services industry — because it is a critical indicator of capital efficiency and correlates closely with long-term shareholder value.

Relative Total Shareholder Return	This measure reflects the Company’s delivery of shareholder value over time relative to that of our peers.
DE&I Modifier

This measure reflects the Company’s long-standing commitment to DE&I by formally tying executive compensation to the achievement of quantitative DE&I representation goals. The performance measure acts as a modifier that is applied after the results for the operating return on equity and relative total shareholder return performance measures have been calculated.

Alignment with Shareholders

Through our annual and long-term incentive compensation programs, our share ownership requirements and share retention policy and the design and governance features of our long-term equity programs, we tie the financial interests of our NEOs to those of our shareholders. For both the annual and long-term programs, the Compensation Committee chooses performance goals that align with our strategies for sustained growth and profitability.

Long-Term Incentives

The equity-based awards that comprise our long-term incentive compensation are the largest percentage of our NEOs’ targeted direct compensation (69% in the case of our CEO and 54% on average in the case of our other NEOs). To provide a balanced incentive program and to lessen the risk inherent in the greater focus on long-term incentives, executives receive a mix of equity-based compensation awards, which include:

◾

PSAs—The number of shares actually received depends on our performance over a three-year period relative to key metrics of shareholder value, and, for awards granted in 2021, the diversity of our officer population relative to our total officer population, with the ultimate value of any earned shares dependent on our stock price performance;

◾

RSUs—These awards cliff-vest three years from the date of grant (cliff-vesting acts as a retention tool for our executives) and the value ultimately realized depends on how our stock performs over that three-year period; and

◾	Options—These awards vest ratably over a three-year period and only have value if our stock price increases after the Options are granted.

48               Lincoln National Corporation 2022 Proxy Statement

Our Executive Compensation Pay for Performance Philosophy  ◾  Compensation Discussion & Analysis

Share Ownership Guidelines and Share Retention Requirements

Our share ownership requirements formalize the Compensation Committee’s belief that our officers should maintain a material personal financial stake in the Company. The requirements also promote a long-term perspective in managing our business by linking the long-term interests of our executives with those of our shareholders and reducing the incentive for short-term risk-taking.

Our robust share ownership and share retention requirements provide a significant alignment of our executives with shareholders through the risks and rewards of stock ownership. The share ownership requirements are based on multiples of base salary and vary by job level. In addition to the minimum share ownership levels, each NEO must also retain an amount equal to 25% of the net profit shares (as described below) resulting from equity-based LTI grants, such as vested RSUs, earned PSAs or exercised Options. This additional number of shares must be held for five years from the date of exercise for Options or the date of vesting for other awards. If at any point an NEO does not meet the share ownership requirements, the executive must hold 50% of the net profit shares resulting from equity-based LTI awards that are exercised or vest, as applicable, until the required ownership level is met.

The table below shows our share ownership guidelines and net profit share retention requirements by officer tier:

Share Ownership and Retention Requirements

Officer position	Value of shares that officer must hold	Additional retention requirements

CEO	7 times base salary	25% of net profit shares* for 5 years

Executive Officers (other than our CEO)	4 times base salary	25% of net profit shares* for 5 years

*

Net profit shares reflect the value of the number of shares remaining in respect of exercised or settled equity-based awards after payment of the Option exercise price and taxes owed at the time of exercise plus the after-tax value of any vested RSUs or earned PSAs.

Equity interests counted in determining whether share ownership guidelines have been met include:

◾	shares owned outright;

◾	amounts invested in Company stock funds offered under our employee benefit plans;
◾	restricted stock and RSUs that remain subject to service-based restrictions; and

◾	in-the-money Options.

As of December 31, 2021, each of our NEOs held equity interests well in excess of their share ownership requirements. For additional information regarding ownership of our common stock by our NEOs and directors, see “Security Ownership of Directors, Nominees and Executive Officers.”

Prohibition on Pledging and Hedging

Our Insider Trading and Confidentiality Policy includes provisions that prohibit: (i) the pledging of our securities by our executive officers and directors; and (ii) the use of derivative instruments by any director, executive officer or other employee to hedge the value of any of our securities. The full text of our Insider Trading and Confidentiality Policy is available on the Corporate Governance page of our website at www.LincolnFinancial.com.

Multiyear Performance and Vesting Periods

The multiyear performance criteria and vesting elements of our long-term incentive programs promote the retention of our executives by putting their focus on our long-term performance, thereby aligning our executives’ interests with those of shareholders.

Prohibition on Repricing

Our equity incentive compensation plans prohibit us from reducing the exercise price of outstanding Options without shareholder approval.

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Compensation Discussion & Analysis  ◾  Setting 2021 Target Compensation

Clawback Features

The equity awards for our NEOs are subject to “clawback” and forfeiture provisions, which allow us to rescind or, as applicable, require repayment of an executive’s award(s) under certain conditions, such as:

◾	the executive’s employment is terminated for cause; or

◾	the executive violates any non-compete, non-disclosure, non-solicitation, non-disparagement or other restrictive covenants.

For example, if an executive violates any such restriction or is terminated for cause prior to or within six months after the vesting of any portion of an equity award, such as Options or a PSA, we may rescind the exercise or award or, if the shares acquired have already been sold or transferred, require the executive to return any gain realized or value received. “Cause” in this context includes, among other items, the conviction of a crime that is job-related or that may otherwise cause harm to the reputation of LNC or any of its subsidiaries or any act or omission detrimental to the conduct of the business of LNC or any of its subsidiaries.

Competitive Compensation

In general, we target our executives’ total direct compensation — i.e., base salary, targeted annual incentive compensation and targeted long-term incentive compensation — at the median of the compensation paid to executives in similar positions at the insurance-based financial services and investment management companies with which we compete for talent. We then adjust the compensation as we believe appropriate given our executives’ experience and tenure and the scope of their roles and responsibilities. Because the roles and responsibilities of our executives are unlikely to be identical to those of executives with similar titles/roles in our peer companies, we often consider multiple sources of market data for this purpose. However, market data are only one of many factors considered when setting executive compensation targets. For more information on how we set target compensation and our benchmarking processes, please see “Setting 2021 Target Compensation” below.

Setting 2021 Target Compensation

The Compensation Committee made target compensation decisions for the 2021 calendar year for the NEOs based on a detailed analysis of Company-specific and external data.

External Benchmarking and Peer Group Selection

The Compensation Committee uses a comprehensive competitive compensation analysis as a reference point in setting target direct compensation levels for our NEOs. For 2021, this analysis included a review of our competitors’ base pay, annual incentive opportunities, long-term incentive values, and total direct compensation (the sum of the elements listed here) to establish market rates for each executive officer position, followed by a comparison of our current executive compensation levels to the market median of our peers.

For each of our NEOs, market data were drawn from the stock companies included in the Willis Towers Watson 2020 Diversified Insurance Study of Executive Compensation (the “DIS Study”). We have used the DIS Study for over 10 years, and if the stock companies included in the study are changed, we reflect those changes in our benchmarking peer group. This list also reflects the continued changes to traditional life and annuity companies resulting from mergers, acquisitions, divestitures, spin-offs and privatization across the insurance industry.

The Compensation Committee believes that these companies are the most appropriate for compensation benchmarking because, even though none has our exact business mix, each is a competitor in one or more of our core business units and each competes directly with us for talent and distribution of our products. Most of these peer companies compete with us in two or more lines of business, and the table below highlights which peers are a top-15 competitor in our core businesses. None of the companies in our peer benchmarking group is solely a property and casualty company, which the Compensation Committee believes is appropriate given that such companies have significantly different business and risk profiles than traditional life and annuity companies and do not compete with us directly for business or talent. We have found that trying to manufacture a compensation peer group based on arbitrary factors such as market capitalization, which is variable and can be volatile, or GICS code groupings would lead to the inclusion in the peer group of companies that are solely property and casualty insurers as well as other companies that do not compete with us in our space.

50               Lincoln National Corporation 2022 Proxy Statement

Setting 2021 Target Compensation  ◾  Compensation Discussion & Analysis

The Compensation Committee has generally determined not to exercise discretion to remove or add peers to the compensation benchmarking group derived from the DIS Study to keep a consistent peer group year over year. However, because some of these companies have either higher or lower market capitalization, assets or revenue than we do, the data are size-adjusted, where possible, to develop comparable market rates for a hypothetical organization of similar size and type to our own. In addition, the Compensation Committee will remove a company from the benchmarking group if the company’s business mix changes such that it is no longer an appropriate peer. For example, AIG and CIGNA were previously removed from the benchmarking group derived from the DIS Study because of their size and the changes in their business mix. For 2021, the Compensation Committee removed Hartford Financial Services from the benchmarking group due to its focus on property and casualty insurance and difference in business mix.

Compensation Peer Group for Benchmarking
2020 DIS Study Participant	Competitor for our core business units	Lists LNC as a peer	Top-15 competitor in our core business units[1]				Competitor for distribution and talent
			Life Insurance	Group Protection	Annuities	Retirement Plan Services

Aflac	•	•		•			•

Allstate	•						•

Allianz Life Insurance	•						•

Brighthouse Financial	•	•					•

CNO Financial	•	•					•

Equitable Holdings	•	•	•		•		•

Genworth Financial	•	•					•

John Hancock	•					•	•

MetLife	•			•	•		•

Principal Financial	•	•		•		•	•

Protective Life Insurance	•		•				•

Prudential Financial	•	•	•	•	•	•	•

Sun Life Financial	•			•			•

Transamerica	•		•		•	•	•

Unum Group	•	•		•			•

Voya Financial	•	•			•	•	•

[1]

Source for top-15 competitor data: (a) Life Insurance: 2021 ACLI Fact Book, based on individual life insurance in-force as of 2020; (b) Group Protection: LIMRA, based on 2020 year-end sales results; (c) Annuities: LIMRA 2020 Yearbook, based on annuity companies’ 2019 assets under management; and (d) Retirement Plan Services: PLANSPONSOR magazine, based on 2020 plan sponsor total defined contribution assets under management. Note that several of the top 15 competitors are mutual companies, which are not included in our benchmarking group.

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Compensation Discussion & Analysis  ◾  Setting 2021 Target Compensation

The market data described above was used as a primary reference for most roles. The Compensation Committee seeks to target total direct compensation within a competitive range of around the 50th percentile of the market data being used. If the roles and responsibilities of our executives are unlikely to be substantially comparable to those of executives with similar titles/roles in our peer companies, we consider multiple sources of market data for this purpose. However, market data are only one of many factors considered when setting executive compensation targets. In some cases, the Compensation Committee may target compensation above or below this range. Reasons for doing this include:

◾	experience and tenure in the role;

◾	organizational considerations; for example, because an executive’s role is considered especially critical to our overall business strategy and to our succession planning;

◾	uniqueness of an individual’s role as compared to similar roles at peer companies;
◾	internal pay equity considerations;

◾	to gain the specific expertise needed to build a new business or improve an existing one; or

◾	to retain highly qualified executives who we have recruited from outside the insurance industry or who we believe have skills or experience that will further our corporate strategy.

Tally Sheets

When making compensation decisions, the Compensation Committee considers:

◾

the recommendations of our Chief People Officer (“CPO”), the recommendations of our CEO, and the opinion of the Compensation Committee’s independent compensation consultant (although our CEO and CPO do not make recommendations with respect to their own compensation);

◾	the available market data; and

◾	reports called “tally sheets” illustrating the elements of targeted and realized total direct compensation, including:

–	base salary;

–	annual and long-term incentive awards;
–	401(k) contributions and deferred compensation; and

–	perquisites.

The tally sheets enable the Compensation Committee to analyze the value of total target compensation, as well as the value of compensation actually realized compared with the value of compensation opportunities the Compensation Committee originally established.

The Compensation Committee also uses the tally sheets to assess whether our executive compensation program is consistent with our compensation philosophy and desired positioning relative to the market data. However, tally sheets are just one point of information the Compensation Committee uses to determine NEO compensation. The Compensation Committee performs a similar analysis to establish the total targeted direct compensation for our CEO.

Total Targeted 2021 Direct Compensation

The table below shows the total targeted direct compensation set by the Compensation Committee for our NEOs for 2021:

2021 Target Total Direct Compensation for Our NEOs
Name	Base salary	Annual incentive award at target	Long-term incentive award at target	Total targeted annual compensation

Dennis R. Glass	$1,360,000	$2,856,000	$9,515,000	$13,731,000

Randal J. Freitag	$863,719	$1,166,021	$2,652,250	$4,681,990

Ellen G. Cooper	$838,562	$1,132,059	$2,575,000	$4,545,621

Jamie Ohl	$757,050	$1,097,723	$1,645,200	$3,499,973

Kenneth S. Solon	$735,000	$918,750	$1,846,250	$3,500,000

In response to feedback from shareholders, for the second consecutive year, no changes were made to Mr. Glass’s target total direct compensation level compared to the prior year. In addition, as discussed above, in consideration of a number of factors, including the philosophy that recently promoted executives should have their initial compensation targeted below median market rates, the Compensation Committee set Ms. Cooper’s total direct compensation as CEO for 2022 at an annual cash base salary of $1,125,000, an AIP target of 225% of her base salary, and an LTI target of 575% of her base salary, which was below market median and below the outgoing CEO’s target direct compensation level.

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Annual Cash Compensation for 2021  ◾  Compensation Discussion & Analysis

Target total direct compensation for each of our other NEOs for 2021 increased compared to 2020, and each element of direct compensation is discussed further below. While the Compensation Committee made its initial determinations regarding 2021 target direct compensation for each NEO in February 2021, the Compensation Committee met again in April 2021 to consider additional compensation changes for the NEOs in light of a company-wide reorganization and reassignment of duties associated with the departure from the Company in March 2021 of two of the Company’s executive officers. The reorganization resulted in some additional responsibilities being assigned to certain of our NEOs. As a result, the Compensation Committee made changes to the target total direct compensation for each NEO, other than our CEO, to reflect, as applicable, the expansion of certain roles, to align each executives’ compensation appropriately with benchmark data, and to ensure the successful execution of the Company’s long-term growth strategy in recognition of the importance of each individual’s role in executing on that strategy and the overall competitive market for executive talent.

For these reasons, in April 2021, the Compensation Committee approved (i) for each NEO other than our CEO, an increase to his or her 2021 base salary, (ii) for Mses. Cooper and Ohl and Mr. Solon, increases to the percentage of base salary used to calculate their target long-term incentive awards for 2021, and (iii) for Mr. Solon, an increase to the percentage of base salary used to calculate his annual incentive award for 2021. The increases to Ms. Cooper’s base salary and target long-term incentive award were to reflect the expansion of her responsibilities to include leadership of the Company’s Annuities business. The increase to Ms. Ohl’s base salary and target long-term incentive award were to reflect the expansion of her responsibilities to include the role of Head of Brand, including marketing and communications. The increases to Mr. Solon’s base salary and target annual and long-term incentive awards were to reflect his assumption of the additional role of Head of Enterprise Services, as well as his leadership role with respect to the Spark Initiative, the Company’s new expense savings program announced in 2021.

As a result of these changes, the resulting total direct compensation for each such NEO for 2021 remained generally around the market median for their expanded roles and new positions, with the exception of Mr. Solon, whose total direct compensation was above the market median. These decisions by the Compensation Committee are consistent with the compensation-setting philosophy discussed above, which describes how the Committee may target total direct compensation within a range around the median or above median when it deems necessary due to, among other things, organizational considerations, including when an executive’s role is expanded or considered especially critical to the Company’s overall business strategy.

Annual Cash Compensation for 2021

During 2021, annual cash compensation was made up of base salary and a short-term incentive award under the AIP.

Base Salary

Base salaries are reviewed annually for market competitiveness and upon promotion or following a change in job responsibilities and are based on market data, internal pay equity and performance. In general, base salaries are targeted to the 50th percentile of the market data developed during the benchmarking process described above. In February 2021, the Compensation Committee set the base salary levels for 2021, starting with the 2020 base salaries and then approving merit increases based on the benchmarking data and compensation analysis discussed above as well as the individual performance of each NEO during 2020, using our enterprise-wide merit increase budget as a guide. Mr. Glass did not receive an increase in his base salary for 2021. In February 2021, the Compensation Committee approved base salary increases for most of our executive officers in line with merit increases for the overall employee population. The Compensation Committee approved a larger increase for Mr. Solon based on his individual performance during 2020 and the ongoing importance of his contributions to the Company on an enterprise-wide basis. Ms. Ohl’s base salary for 2021 reflected the increase in her responsibilities when she was named the leader of the Company’s Group Protection business in December 2020.

For the reasons discussed above under “Total Targeted 2021 Direct Compensation,” in April 2021, the Compensation Committee approved increases to the 2021 base salary for the following NEOs: Mr. Freitag’s base salary increased from $838,562 to $863,719, Ms. Cooper’s base salary increased from $739,500 to $838,562, Ms. Ohl’s base salary increased from $735,000 to 757,050, and Mr. Solon’s base salary increased from $675,000 to $735,000.

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Compensation Discussion & Analysis  ◾  Annual Cash Compensation for 2021

Accordingly, the base salaries for our NEOs effective March 15, 2021 were as follows:

Name	2021
Dennis R. Glass	$1,360,000
Randal J. Freitag	$863,719
Ellen G. Cooper	$838,562
Jamie Ohl	$757,050
Kenneth S. Solon	$735,000

As discussed earlier, the Compensation Committee approved base salary of $1,125,000 for Ms. Cooper effective upon her transition to the CEO role in May 2022, acknowledging the feedback received from shareholders regarding the overall quantum of compensation paid to our CEO.

Annual Incentive Program

2021 Payout Opportunities

The table below shows the dollar amount of the threshold, target and maximum payout opportunities for the 2021 AIP established by the Compensation Committee for each of our NEOs; the threshold, target and maximum opportunities are calculated as a percentage of each NEO’s base salary.

Payouts under the 2021 AIP are capped at the maximum amount. The threshold opportunity would be payable only in the case where the threshold goal is met for the performance measure with the lowest percentage payout amount.

Estimated Payout Opportunities under the 2021 AIP

Name	Threshold	Target	Maximum
Dennis R. Glass	$35,700	$2,856,000	$5,712,000
Randal J. Freitag	$14,575	$1,166,021	$2,332,042
Ellen G. Cooper	$11,321	$1,132,059	$2,264,118
Jamie Ohl	$13,722	$1,097,723	$2,195,446
Kenneth S. Solon	$11,484	$918,750	$1,837,500

As discussed earlier, the Compensation Committee determined that Ms. Cooper’s AIP target will be 225% of her base salary effective upon her transition to the CEO role in May 2022, acknowledging the feedback received from shareholders regarding the overall quantum of compensation paid to our CEO.

2021 Performance Measures and Goals

In February 2021, the Compensation Committee engaged in its annual review of the AIP, considering and selecting the performance measures and setting the goals and weightings for the 2021 AIP. In doing so, the Compensation Committee set goals that they believed supported the Company’s key objectives when determining financial performance targets: to align incentives with our annual financial plan, establish challenging yet achievable incentive targets for our executives and set goals that are consistent with our assessment of opportunities and risks for the upcoming year.

Performance Measures. The Committee engaged in a robust discussion regarding the appropriate performance measures for the 2021 AIP, selecting the three quantitative performance measures listed below because they focus on our overall corporate strategy of balancing top-line revenue growth with profitability and prudent expense management.

◾	Income from Operations per Share

◾	Business Unit Sales

◾	Management of Controllable Costs

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Annual Cash Compensation for 2021  ◾  Compensation Discussion & Analysis

To learn more about why these measures were selected, see “Our Executive Compensation Program Pay for Performance Philosophy” above. The threshold, target and maximum goals associated with each measure are established annually so that they remain rigorous and in line with our financial plan.

For purposes of the 2021 AIP, Income from Operations is defined as net income in accordance with GAAP but excluding the after-tax effects of the items detailed in Exhibit 2 on page E-4. This is one of the financial measures that management uses to assess our results. (To calculate Income from Operations per Share, the value of Income from Operations (as defined in Exhibit 2) was divided by the average diluted shares.) Management believes that excluding these items from net income better reflects the underlying trends in our businesses because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments. In addition, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments.

For our CEO, performance is measured entirely at the corporate level, while our other NEOs are assessed on both corporate and business unit performance. To reflect the different roles and responsibilities of our NEOs, the Compensation Committee also weighs the performance measures differently for each NEO, as shown in the tables on the following pages.

Performance Goals. In setting the goals for each of the performance measures, management and the Compensation Committee intended the target levels to be challenging yet achievable and the maximum levels to present a significant challenge, therefore requiring exceptionally strong performance to achieve these goals. The target goal for corporate Income from Operations per Share was set after consideration of a number of factors, including a review of our internal financial plan. The target goals for Business Unit Sales, at both the corporate and business-unit levels, and for the other business-unit-specific measures were based on our internal financial plan, emphasizing our corporate strategy to grow and protect the profitability of the business. The target goals for Management of Controllable Costs were based upon controllable costs as budgeted in our annual financial plan. We believe that our methodology for determining financial performance targets for the AIP supports the following key objectives:

◾	aligning incentives with our annual financial plan;

◾	establishing challenging yet achievable incentive targets for our executives; and

◾	setting targets that are consistent with our assessment of opportunities and risks for the upcoming year.

In establishing the performance goals for the 2021 AIP, the Compensation Committee took into account the sales environment across the business units over the previous year and the expectations for growth and impacts from the pandemic, as well as the internal financial plan. The 2021 goals at target for Business Unit Sales for each business unit were increased compared to the targets set for 2020, and for the Life Insurance, Annuities and Retirement Plan Services businesses were set above 2020 actual results. The 2021 target for Income from Operations per Share of $9.72 represented more than a 100% increase over the actual 2020 AIP result for this goal, despite being set slightly below the target established for the 2020 AIP. The Compensation Committee believed that this rigorous goal reflected the opportunities for underlying business growth, in light of the current business environment and the unpredictability of the impact of the COVID-19 pandemic on mortality and morbidity results. For the same reasons, the target goal for Mr. Freitag for Life Insurance Income from Operations for 2021 was also set slightly below his 2020 target, but significantly above the actual result for 2020.

2021 Performance Results and Actual Payouts

In February 2022, the Compensation Committee certified the performance results for the 2021 AIP. These results triggered a payout that was above target for all our NEOs. The following tables show the goals, weights, performance results and payout percentages for the 2021 AIP measures for each of our NEOs. With respect to the Controllable Costs measures, the threshold payout amount is shown in the tables as “N/A” because there is no payout under these measures unless target performance has been achieved. Based on the results certified by the Compensation Committee, a payout percentage, expressed as a percentage of the NEO’s target payout opportunity, is first determined for each goal. These payouts are then weighted to determine the weighted payout for each goal. The sum of these weighted payouts equals the NEO’s payout percentage. The tables also show the resulting performance-based payouts approved by the Compensation Committee under the 2021 AIP for each of our NEOs and how these payouts compared with each NEO’s target payout opportunity under this program.

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Compensation Discussion & Analysis  ◾  Annual Cash Compensation for 2021

Dennis R. Glass

	Corporate Measures (100%)
	Income from operations per share	Business unit sales
		Life Insurance	Group Protection	Annuities	Retirement Plan Services	Enterprise controllable costs

Goals

Threshold	$8.85	$507 M	$524 M	$8,720 M	$8,380 M	N/A

Target	$9.72	$634 M	$655 M	$10,900 M	$10,475 M	100%

Maximum	$10.89	$761 M	$786 M	$13,080 M	$12,570 M	89%

Results

Certified Performance	$12.10	$660 M	$590 M	$11,740 M	$10,840 M	95.9%

Payout as Percentage of Target	200.0%	120.5%	62.8%	138.5%	117.4%	136.5%

Weighting	50.0%	10.0%	7.0%	13.0%	5.0%	15.0%

Weighted payout	100.0%	12.0%	4.4%	18.0%	5.9%	20.5%

				Target opportunity	Payout percentage (Sum of weighted payouts)	Payout amount

Actual payout under the 2021 AIP				$2,856,000	160.8%	$4,592,448

Randal J. Freitag

	Corporate Measures (77.5%)						Business Unit Measures (22.5%)
	Income from operations per share	Business unit sales				Enterprise controllable costs	Finance controllable costs	Income from operations Life Insurance
		Life Insurance	Group Protection	Annuities	Retirement Plan Services

Goals

Threshold	$8.85	$507 M	$524 M	$8,720 M	$8,380 M	N/A	N/A	$528 M

Target	$9.72	$634 M	$655 M	$10,900 M	$10,475 M	100%	100%	$600 M

Maximum	$10.89	$761 M	$786 M	$13,080 M	$12,570 M	89%	90%	$696 M

Results

Certified Performance	$12.10	$660 M	$590 M	$11,740 M	$10,840 M	95.9%	98.8%	$851 M

Payout as Percentage of Target	200.0%	120.5%	62.8%	138.5%	117.4%	136.5%	112.3%	200.0%

Weighting	35.0%	15.0%	6.0%	9.0%	5.0%	7.5%	7.5%	15.0%

Weighted Payout	70.0%	18.1%	3.8%	12.5%	5.9%	10.2%	8.4%	30.0%
						Target opportunity	Payout percentage (Sum of weighted payouts)	Payout amount

Actual payout under the 2021 AIP						$1,166,021	158.8%	$1,851,641

56               Lincoln National Corporation 2022 Proxy Statement

Annual Cash Compensation for 2021  ◾  Compensation Discussion & Analysis

Ellen G. Cooper

	Corporate Measures (85%)						Business Unit Measures (15%)
	Income from operations per share	Business unit sales					Corporate Investments controllable costs
		Life Insurance	Group Protection	Annuities	Retirement Plan Services

Goals

Threshold	$8.85	$507 M	$524 M	$8,720 M	$8,380 M		N/A

Target	$9.72	$634 M	$655 M	$10,900 M	$10,475 M		100%

Maximum	$10.89	$761 M	$786 M	$13,080 M	$12,570 M		85%

Results

Certified Performance	$12.10	$660 M	$590 M	$11,740 M	$10,840 M		97.4%

Payout as Percentage of Target	200.0%	120.5%	62.8%	138.5%	117.4%		117.6%

Weighting	50.0%	9.0%	4.0%	16.0%	6.0%		15.0%

Weighted Payout	100.0%	10.8%	2.5%	22.2%	7.0%		17.6%
				Target opportunity	Payout percentage (Sum of weighted payouts	)	Payout amount

Actual payout under the 2021 AIP				$1,132,059	160.2%		$1,813,558

Jamie Ohl

	Corporate Measures (60%)					Business Unit Measures (40%)
	Income from operations per share	Business unit sales				Income from operations Retirement Plan Services	Income from operations Group Protection	Workplace Solutions controllable costs
		Life Insurance	Group Protection	Annuities	Retirement Plan Services

Goals

Threshold	$8.85	$507 M	$524 M	$8,720 M	$8,380 M	$163 M	$134 M	N/A

Target	$9.72	$634 M	$655 M	$10,900 M	$10,475 M	$185 M	$167 M	100%

Maximum	$10.89	$761 M	$786 M	$13,080 M	$12,570 M	$215 M	$200 M	90%

Results

Certified Performance	$12.10	$660 M	$590 M	$11,740 M	$10,840 M	$235 M	$181 M	98.2%

Payout as Percentage of Target	200.0%	120.5%	62.8%	138.5%	117.4%	200.0%	142.4%	117.6%

Weighting	25.0%	5.0%	12.5%	5.0%	12.5%	12.5%	12.5%	15.0%

Weighted Payout	50.0%	6.0%	7.8%	6.9%	14.7%	25.0%	17.8%	17.6%
						Target opportunity	Payout percentage (Sum of weighted payouts)	Payout amount

Actual payout under the 2021 AIP						$1,097,723	145.9%	$1,601,577

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Compensation Discussion & Analysis  ◾  Long-Term Compensation Awarded or Vested in 2021

Kenneth S. Solon

	Corporate Measures (85%)						Business Unit Measures (15%)
	Income from operations per share	Business unit sales					IT & Digital controllable costs
		Life Insurance	Group Protection	Annuities	Retirement Plan Services

Goals

Threshold	$8.85	$507 M	$524 M	$8,720 M	$8,380 M		N/A

Target	$9.72	$634 M	$655 M	$10,900 M	$10,475 M		100%

Maximum	$10.89	$761 M	$786 M	$13,080 M	$12,570 M		90%

Results

Certified Performance	$12.10	$660 M	$590 M	$11,740 M	$10,840 M		93.9%

Payout as Percentage of Target	200.0%	120.5%	62.8%	138.5%	117.4%		160.7%

Weighting	50.0%	10.0%	7.0%	13.0%	5.0%		15.0%

Weighted Payout	100.0%	12.0%	4.4%	18.0%	5.9%		24.1%
				Target opportunity	Payout percentage (Sum of weighted payouts	)	Payout amount

Actual payout under the 2021 AIP				$918,750	164.4%		$1,510,425

In calculating Income from Operations in accordance with the terms of the 2021 AIP, certain defined exclusions were made (as listed in Items A through J of Exhibit 2 on pages E-4 and E-5). The Compensation Committee can, at its discretion, reduce award payouts by including, rather than excluding, certain of the defined exclusions if it determines that one or more of those factors were relevant to individual performance. The Compensation Committee may also make other discretionary adjustments to the calculation of the performance results, if the Committee believes the adjustment is appropriate and reasonable in light of the specific circumstances in a given year. In general, in certifying the results for the 2021 AIP awards, the Compensation Committee did not exercise discretion for our NEOs, except as noted below, and maintained the formulaic results.

In certifying the results for the 2021 business unit Income from Operations measures for the Group Protection and Life Insurance segments, the Compensation Committee exercised its discretion and adjusted the results for these measures to account for unforeseen increases in the level of COVID-19 mortality claims impacting the Group Protection business, which were outside of management’s control and not anticipated or forecast by the Company when setting the 2021 AIP goals. These adjustments resulted in an increase to the performance of the Group Protection Income from Operations measure and an equal decrease to the performance of the Life Insurance Income from Operations measure and resulted in increasing the AIP payout for all employees in the Company’s Group Protection business, including Ms. Ohl, but had no impact on the AIP payout for any other NEO or for any employees in the Life Insurance business (given that the performance of the Life Insurance measure as adjusted still exceeded the maximum payout level). The Compensation Committee believed that this adjustment was appropriate and reasonable given the unpredictable nature of the impacts from an unprecedented global pandemic over the course of the previous year as the Company continued to improve its underlying business all while delivering on its promises to customers, shareholders and employees.

Long-Term Compensation Awarded or Vested in 2021

Long-term compensation for our NEOs generally includes three equity elements:

◾

PSAs, which vest, if at all, depending on the outcome of pre-established relative TSR and absolute financial performance measures over a three-year performance period, and, in the case of the PSAs granted in 2021, as modified by the application of an absolute DE&I performance measure. Consistent with our fundamental pay for performance philosophy, these awards are linked to metrics that measure the creation of long-term shareholder

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Long-Term Compensation Awarded or Vested in 2021  ◾  Compensation Discussion & Analysis

value, and for 2021 important progress toward our diversity goals, with above-target compensation paid out only when performance has exceeded the target level. For PSAs granted prior to 2021, payouts are capped at two times target, and for the PSAs granted in 2021, payouts are capped at 2.4 times target, taking into account the application of the DE&I modifier;

◾	RSUs, which cliff-vest in three years; and

◾	Options, which have a 10-year term and vest ratably over three years.

2021 LTI Award Mix

Our targeted long-term incentive mix for 2021 — i.e., the percentage of the total 2021 LTI award delivered through each equity element — for our NEOs other than our CEO was 40% PSAs, 30% RSUs and 30% Options. The Compensation Committee adjusted our CEO’s LTI equity award mix to increase the percentage of equity granted as PSAs and decrease the percentage granted as Options, resulting in a 2021 LTI mix for our CEO of 50% PSAs, 30% RSUs and 20% Options. These changes were responsive to shareholder feedback received and are consistent with our fundamental pay for performance philosophy. The LTI equity award mix for our CEO for 2020 compared to 2021 is shown below.

The RSUs and PSAs will be paid in shares of our common stock if the applicable vesting requirements and, in the case of PSAs, performance targets are met. Long-term equity-based awards such as these encourage our NEOs to act as owners, thus aligning their interests with those of shareholders. The Options and RSUs are not tied to formulas that could focus our executives on specific short-term outcomes. Instead, the value of these awards to our NEOs depends on the positive financial performance of our Company over time, as expressed through the multiyear increase in share value. The PSA and RSU awards also earn dividends that are only paid out upon the award vesting. These equity awards are subject to clawback provisions. In addition, the shares of common stock paid out upon the vesting of PSA and RSU awards or delivered upon the exercise of Options are subject to share retention requirements. See “Our Executive Compensation Program Pay for Performance Philosophy” above for a discussion of the clawback provisions and share retention requirements.

2021-2023 Performance Share Awards

The 2021-2023 performance cycle began on January 1, 2021, and ends on December 31, 2023. In February 2021, the Compensation Committee established:

◾	the threshold, target, and maximum PSA amounts payable to the NEOs;

◾	the relevant performance measures (Operating ROE and Relative TSR, plus the DE&I modifier);

◾	the peer group used to assess Relative TSR performance;

◾	the relative weighting of each performance measure; and

◾	the goals for threshold, target and maximum payouts for each performance measure.

The maximum goals were intended to present a challenge for management and create appropriate incentives for our executives to create financial growth and long-term shareholder value. For the Operating ROE and Relative TSR performance measures, the maximum payout is capped at 200% of target and occurs when performance is superior, and the minimum payout, 25% of target, results when the performance threshold is met. For example, the minimum

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Compensation Discussion & Analysis  ◾  Long-Term Compensation Awarded or Vested in 2021

payout for each of these performance measures is calculated as follows: 25% multiplied by the relative weighting of the performance measure multiplied by the target payout opportunity. The DE&I modifier, which has been added as a new performance measure for the LTI program beginning with the 2021-2023 performance cycle, is applied after the results for the two other LTI performance measures have been calculated. Depending on the achievement level of the DE&I goal, the modifier can increase or decrease the PSA payout by up to 20%, as discussed further below. The application of the modifier can result in a maximum payout under the 2021 LTI of 240% of the target award, and a minimum payout of 10% of the target award, assuming threshold achievement levels have been met for the Operating ROE and Relative TSR measures.

In February 2021, the Compensation Committee considered and approved the performance measures for the 2021-2023 performance cycle, deciding on three measures, Operating ROE, Relative TSR and the DE&I modifier, for the reasons set forth in the table below. Operating ROE and Relative TSR are weighted equally. For any portion of the PSAs to ultimately vest, the minimum achievement level for at least one of these two performance measures must be attained. In other words, if performance on both measures falls below the threshold, there is no payout, regardless of the performance of the goal associated with the DE&I modifier.

Among the factors the Compensation Committee considered in setting the Relative TSR and Operating ROE performance measures were peer group performance, market data and our financial plan. In establishing the weightings of the performance share plan measures, the Compensation Committee took into account its belief and management’s belief that, over the long-term, Operating ROE is a key input to shareholder value and TSR represents the actual value delivered to shareholders. The specific goals for each measure were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results.

Operating ROE for the 2021-2023 performance period is an absolute measure that is to be calculated as of the end of the performance period. Operating ROE is defined as Income from Operations (as defined above with respect to the 2021 AIP) divided by average shareholders’ equity for the year. Shareholders’ equity excludes accumulated other comprehensive income or other similar items and any increase in equity due to goodwill associated with an acquisition during the performance period, any increase in equity due to changes in our effective tax rate and the related taxes due to legislative changes and changes in tax laws.

Relative TSR for the 2021-2023 performance period is a relative measure based on Lincoln’s point-to-point TSR for the performance period ranked against the TSR results for the peer group shown below. The Compensation Committee believes that, unlike the compensation peer group, the TSR performance peer group should be limited to companies that publish financial results against which our results are compared by the investment community and that offer competing insurance and financial products. Accordingly, the TSR performance peer group is reviewed and updated, as necessary, on an annual basis. There were no changes made to this peer group for 2021.

2021-2023 Relative TSR Performance Peer Group
◾	Aegon	◾	Globe Life
◾	Ameriprise Financial	◾	Manulife
◾	Athene*	◾	Principal Financial
◾	Brighthouse Financial	◾	Prudential Financial
◾	Equitable Holdings	◾	Unum Group

*

Although Athene was included in the peer group when established by the Compensation Committee in February 2021, it was subsequently removed in January 2022 upon the completion of Athene’s merger with Apollo Asset Management.

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Long-Term Compensation Awarded or Vested in 2021  ◾  Compensation Discussion & Analysis

The DE&I Modifier goal for the 2021-2023 performance period is an absolute measure that is to be calculated as of the end of the performance period, based on the percentage increases in the Company’s Black officer population and total minority officer population at the end of the three-year performance period. The 2021 LTI program defines “officers” as employees at or above the level of assistant vice president. Adjustments are permitted for total officer population size movements during the performance period (e.g., in the event of an acquisition or reduction in workforce).

Performance award measures, weightings, and goals for the 2021-2023 performance award cycle

Operating Return on Equity (ROE)

Why Chosen: A key measure of our financial health that management uses to evaluate our business and that is also used by investors to value companies in the financial services industry. It provides a meaningful measure of performance that is closely tied to long-term shareholder value.

Relative weight: 50%

			Relative Total Shareholder Return (TSR) Why Chosen: Assesses the Company’s delivery of shareholder value over time relative to that of our peers. Relative weight: 50%
Goal at threshold	Goal at target	Goal at maximum	Goal at threshold	Goal at target	Goal at maximum

12.61%	13.26%	13.91%	Ranking of 8th out of 11	Median of peer group	Ranking of 1st to 3rd out of 11

Diversity, Equity and Inclusion (DE&I) Modifier

Why Chosen: This measure reflects the Company’s long-standing commitment to DE&I by formally tying executive compensation to the achievement of quantitative DE&I goals.

Modifier is applied to the payout results determined by the Operating ROE and Relative TSR calculations

Percentage Increase in Black Officer Population at end of three-year performance period	Percentage Increase in Total Minority Officer Population at end of three-year performance period	Modifier Applied
0%	N/A	–20%
Greater than 0%, but less than 50%	N/A	Between > –20% and <0%
50%	31%	No impact
Greater than or equal to 50%	Greater than 31%, but less than 53%	Between >0% and <20%
Greater than or equal to 50%	Greater than or equal to 53%	20%

If earned, the 2021-2023 performance share awards will be paid out in shares of our common stock. The table shows the number of shares that our NEOs have the potential to earn at different performance levels:

Estimated Share Payout Opportunities under the 2021-2023 Performance Award Cycle as of Grant Date*

Name	Threshold (#)	Target (#)	Maximum (#)

Dennis R. Glass	8,886	88,859	213,262

Randal J. Freitag	1,968	19,684	47,242

Ellen G. Cooper	1,847	18,471	44,330

Jamie Ohl	1,187	11,874	28,498

Kenneth S. Solon	1,139	13,392	32,141

*	Amounts do not include dividend equivalents.

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Compensation Discussion & Analysis  ◾  Long-Term Compensation Awarded or Vested in 2021

The grant date fair value of the Options, RSUs and PSAs awarded in 2021 are included in the Summary Compensation Table in “Executive Compensation Tables.” Additional details regarding the 2021-2023 PSAs granted to the NEOs can be found in the Grants of Plan-Based Awards table in “Executive Compensation Tables.”

2019-2021 LTI Program

The Compensation Committee established the performance-based 2019 LTI Program at its February 2019 meeting, with performance metrics that measure the creation of long-term shareholder value. The Compensation Committee approved the equity awards under the 2019 LTI Program, including grants of PSAs, RSUs and Options.

RSUs and Options

The RSUs cliff vested three years from the date of grant. The Options vested ratably over a three-year period, with one-third vesting on each of the first three anniversaries of the grant date. The RSUs and the final tranche of Options vested on February 27, 2022. Additional details regarding the RSUs and Options granted in 2019 can be found in the Outstanding Equity Awards table in “Executive Compensation Tables.”

2019-2021 Performance Share Awards

At the February 2019 meeting, the Compensation Committee established the 2019-2021 performance cycle for PSAs for the period that began January 1, 2019, and ended on December 31, 2021. The Compensation Committee set:

◾	the threshold, target and maximum PSA amounts payable to the NEOs;

◾	the relevant performance measures (Operating ROE and Relative TSR);

◾	the peer group used to assess Relative TSR performance;
◾	the relative weighting of each performance measure; and

◾	the goals for threshold, target and maximum payouts for each performance measure (25%, 100% and 200% of target, respectively).

The payouts for the 2019-2021 LTI PSAs could have ranged from 0% to 200% of each NEO’s target, with a threshold payout for each performance measure equal to 25% of target. For the PSA to be payable, the threshold or minimum achievement level for at least one of the performance measures must have been attained. Therefore, a minimum award would be calculated as follows: 25% multiplied by the relative weighting of the performance measure multiplied by the target amount.

The following table shows the number of shares that each NEO had the potential to earn under the 2019-2021 LTI performance cycle at the threshold, target and maximum levels:

Estimated Share Payout Opportunities under the 2019-2021 Performance Award Cycle as of Grant Date*

Name	Threshold (#)	Target (#)	Maximum (#)

Dennis R. Glass	5,663	45,303	90,606

Randal J. Freitag	1,798	14,385	28,770

Ellen G. Cooper	1,435	11,477	22,954

Jamie Ohl	579	4,635	9,270

Kenneth S. Solon	1,049	8,390	16,780

*	Amounts do not include dividend equivalents.

In February 2022, the Compensation Committee reviewed the reports and analysis that management provided regarding our performance during the 2019-2021 performance cycle and determined the results for each performance measure, as shown in the graphic that follows. As a result of the performance by the Company in each of these key metrics over the performance period (which was above the target performance level for the Operating ROE measure and at

62               Lincoln National Corporation 2022 Proxy Statement

Long-Term Compensation Awarded or Vested in 2021  ◾  Compensation Discussion & Analysis

the threshold performance level for the Relative TSR measure), the Compensation Committee approved a payout of the 2019-2021 performance share awards at 112.5% of target.

Performance goals, actual results and actual payout percentages for the 2019-2021 performance award cycle

Operating Return on Equity (ROE)			Relative Total Shareholder Return (TSR)
Relative weight: 50%			Relative weight: 50%
Goal at threshold	Goal at target	Goal at maximum	Goal at threshold	Goal at target	Goal at maximum

12.05%	12.7%	13.35%	Ranking of 8th out of 11	Median of peer group	Ranking of 1st to 3rd out of 11

Actual results	Payout as percentage of target		Actual results	Payout as percentage of target

15.75%	200%		8th in peer group (TSR of 27.23%)	25%

Operating ROE for the 2019-2021 LTI performance period was an absolute measure that was calculated as of the end of the three-year performance period using the definition set forth in Exhibit 2 on page E-5.

In calculating Operating ROE for the 2019-2021 LTI performance period, certain defined exclusions were made (as listed in Items A through I of Exhibit 2 on pages E-5 and E-6) in accordance with the terms of the plan. As a result, as of December 31, 2021, Operating ROE as calculated in accordance with plan formula was 12.60%. In light of the continued significant impact of the COVID-19 pandemic on the Company’s earnings during 2021, the Compensation Committee exercised its discretion to adjust the formulaic Operating ROE results by excluding the impact to earnings attributable to unanticipated COVID-19 mortality claims during 2021. This adjustment was equal to the formulaic adjustment made as part of the calculation of Operating Earnings per Share under the 2021 AIP and resulted in an Operating ROE of 15.75% for the 2019-2021 LTI performance period, which the Committee certified. The Compensation Committee believes that the adjustment was reasonable and appropriate in light of management’s inability to forecast or control the impact of the pandemic mortality claims on Operating ROE during 2021 and that the resulting adjusted Operating ROE more accurately reflects the Company’s underlying operating performance during the period, thereby aligning pay more appropriately with performance.

Relative TSR for the 2019-2021 LTI was based on our TSR results for the performance period ranked against the TSR results for the peer group shown below.

The Company’s TSR for the performance period was 27.23%, as calculated in accordance with the LTI plan, which ranked eighth among the peers listed in the table below.

2019-2021 Relative TSR Peer Group
◾	Aegon	◾	Principal Financial
◾	Ameriprise Financial	◾	Prudential Financial
◾	Athene	◾	Globe Life (formerly Torchmark)
◾	Brighthouse Financial	◾	Unum Group
◾	Equitable Holdings (formerly AXA Equitable)	◾	Voya Financial

For a discussion of our TSR Peer Group selection process, see the “2021-2023 Performance Share Awards” discussion above.

Lincoln National Corporation 2022 Proxy Statement               63

Compensation Discussion & Analysis  ◾  Participation in Executive Compensation Decisions

TSR for the 2019-2021 LTI is defined as the change in the price of a share of common stock plus dividends paid, over the relevant performance period, divided by the price of a share of common stock at the beginning of the performance period for us and for each of our peers. We used an average of the prices of the common stock as reported on the NYSE consolidated transactions tape for the 30 trading days preceding the beginning and end dates of the 2019-2021 performance period to determine the beginning and ending share prices for the performance period to eliminate the effects of any short-term volatility on the stock price.

The table below shows the resulting PSA payouts:

Actual Payouts under 2019-2021 Performance Share Awards
Name	Target (# of shares)	Payout percentage of target	Payout (# of shares)[1]

Dennis R. Glass	45,303	112.5%	50,966

Randal J. Freitag	14,385	112.5%	16,183

Ellen G. Cooper	11,477	112.5%	12,912

Jamie Ohl	4,635	112.5%	5,214

Kenneth S. Solon	8,390	112.5%	9,439

[1]

Share amounts do not include dividend equivalents accrued and paid out in shares of common stock on the vesting date. Such dividend equivalent amounts were as follows: Mr. Glass, 5,024 shares; Mr. Freitag, 1,595 shares; Ms. Cooper, 1,272 shares; Ms. Ohl, 513 shares; and Mr. Solon, 930 shares.

The payouts of PSAs under the 2016-2018, 2017-2019 and 2018-2020 LTI programs were 200%, 100% and 12.5%, respectively.

Participation in Executive Compensation Decisions

Role of the Compensation Committee

The Compensation Committee has primary authority for determining the compensation of our executive officers, including our NEOs. Specifically, it:

◾	approves the individual pay components and aggregate compensation amounts for our executives;

◾	determines the form(s) in which compensation will be paid — i.e., cash or equity — and the equity vehicles to be used, including PSAs, RSUs or Options;

◾	establishes the target award levels and performance measures for the various short- and long-term compensation programs; and

◾	certifies the performance in accordance with the terms of the short- and long-term compensation programs.

For a description of the Compensation Committee’s principal functions, see “Board Committees — Compensation Committee.”

The Compensation Committee normally determines the portion of performance-based incentive awards earned for completed performance cycles at its first regularly scheduled meeting of the calendar year (usually in February) following the end of the applicable performance cycle. During this meeting, the Compensation Committee reviews results for the various performance measures for the just-completed annual and long-term performance cycles, certifies the achievement (or non-achievement) of the performance goals, and approves the earned portion of the awards, as appropriate.

64               Lincoln National Corporation 2022 Proxy Statement

Risk Considerations Relating to Compensation  ◾  Compensation Discussion & Analysis

Role of Management

In determining executive compensation, the Compensation Committee considers input from a number of sources, including executive management. However, our CEO and CPO do not play any role in, and are not present for, any discussions regarding their own compensation. Specifically, our CEO and CPO provide the Compensation Committee with their views and insight on NEO compensation (other than for themselves), including:

◾	their assessment of individual executive performance, the business environment, succession planning and retention; and
◾	recommendations for base salary, target annual incentive awards and target long-term incentive awards for each NEO.

The Compensation Committee views this input as an essential component of the executive compensation determination process.

Role of the Compensation Consultant

The Compensation Committee regularly consults with Pay Governance LLC, an independent compensation consultant, for advice regarding compensation practices for our executives. The Compensation Committee has the sole authority to hire or fire any compensation consultant, as well as to establish the scope of the consultant’s work.

During 2021, Pay Governance provided the Compensation Committee with:

◾	an evaluation of our executive officers’ base salaries and short- and long-term target incentive compensation relative to that of identified peers and the broader market;

◾	an evaluation of the alignment of the Company’s executive compensation with Company performance;

◾	information on trends in executive compensation, such as the use of various forms of equity compensation and the prevalence of different types of compensation vehicles, as well as regulatory developments;

◾	an advance review of management-prepared materials for each Compensation Committee meeting;
◾	assistance in the review and discussion of material agenda items;

◾	an independent review of our analytical work related to executive compensation;

◾	insight and advice in connection with the design of, and any changes to, our equity grants and short- and long-term incentive plans;

◾	feedback regarding our CEO’s total targeted direct compensation package; and

◾	timely industry-specific details related to compensation levels, incentive design changes, and other trends.

Pay Governance does not provide us with any services other than advising the Compensation Committee on executive compensation and the Corporate Governance Committee on director compensation. The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that no conflict of interest exists.

Risk Considerations Relating to Compensation

The structure and administration of our compensation programs are designed to, among other objectives, appropriately balance risk and reward. As part of the annual risk assessment of our compensation plans, we identify, analyze and evaluate all of our employee compensation programs to assess any risks these programs might pose. The process includes, but is not limited to:

◾	identifying all of the compensation programs that cover our employees;

◾	reviewing these programs from a design and governance perspective, including evaluating the behavior each program is designed to encourage and detailing the flow of compensation for each program;

◾	identifying any risks inherent in the programs, including analyzing whether any of the programs encourage our executives or any other employees to take risks that could harm the Company; and

◾	identifying and discussing any additional risk mitigation factors in the program design and any additional risk controls outside of the compensation process specific to each business model.

Lincoln National Corporation 2022 Proxy Statement               65

Compensation Discussion & Analysis  ◾  Other Compensation Considerations

Once the annual assessment is completed and reviewed by our Chief Risk Officer and Chief Investment Officer, our Head of Total Rewards formally reviews the analysis of our programs and discusses the findings with the Compensation Committee. Some of the features of our compensation programs that limit risk include the following:

◾	our incentive plan awards are based on a balanced set of performance indicators, thus minimizing the potential for any single indicator of performance to have an undue influence on payout;

◾	the Compensation Committee approves the final incentive plan awards and has the authority to decrease the awards even if the performance goals are met;

◾	the “clawback” features of our equity awards, which allow us to rescind an executive’s award(s) under certain conditions;

◾	the balanced pay mix, which minimizes the significance of any single element of pay;
◾	the multiyear performance criteria for our PSAs and the multiyear vesting elements of our other LTI program equity awards, which link the interests of our executives with the long-term health of the Company;

◾	both the annual incentives and the PSAs have payouts that are capped;

◾	our share ownership guidelines and holding requirements encourage our executives to focus on sustaining long-term performance rather than maximizing performance in any single year; and

◾	fixed compensation is set at a level that allows executives to meet their essential financial needs.

For 2021, the Compensation Committee discussed the evaluation and risk assessment review of our compensation programs and confirmed that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The risk assessment also highlights other aspects of the administration and oversight of our plans that build considerable risk mitigation into the plans’ organizational structure.

Other Compensation Considerations

Equity Award Grant Procedures. The Compensation Committee formally approves our equity award grant procedures, including procedures for granting Options. All Options are granted with a “strike,” or exercise, price set at the closing price of our common stock as reported on the composite transactions tape of the NYSE on the grant date. Although the Compensation Committee Chair may approve changes to executive compensation, subject to the Compensation Committee’s review and ratification, only the full Compensation Committee or the Board has the authority to grant equity awards to executive officers.

Although the Compensation Committee typically makes equity award grants during its first regularly scheduled meeting of the calendar year, the Compensation Committee or the Board may also grant equity awards to executives at other regularly scheduled or special meetings, or by taking action through unanimous written consent in order to accommodate special circumstances, such as new hires or promotions.

◾	For equity awards granted to executives at a regularly scheduled meeting of the Board or Compensation Committee, the grant date is the date of the meeting.

◾

For equity awards granted at a “special” meeting of the Board or Compensation Committee that does not occur during the period in which trading of our securities is permitted under our Insider Trading and Confidentiality Policy (an “open window period”), the grant becomes effective on the first business day of the next open window period. (Open window periods generally begin on the later of the second business day after our quarterly earnings release or the first business day after our public call with investors).

◾

For equity awards granted by unanimous consent, the grant becomes effective on the first business day of the week following the effective date of the written consent; however, if that business day is not during an open window period, the grant becomes effective on the first business day of the next open window period.

Tax Considerations. The Internal Revenue Code of 1986, as amended (“IRC”), generally limits a public company’s corporate income tax deduction for compensation to $1 million per year for all individuals who are considered NEOs. The Compensation Committee implements compensation programs that it believes are competitive, will attract and retain executive talent and are in the best interests of the Company and its shareholders. Accordingly, the compensatory arrangements (including amendments to existing compensatory arrangements) approved by the Compensation Committee may provide for non-deductible payments or benefits.

66               Lincoln National Corporation 2022 Proxy Statement

Employee Benefit Plans  ◾  Compensation Discussion & Analysis

Employee Benefit Plans

We offer our executives some additional benefits not offered to our non-executive employees, in some cases to replace benefits the executives lose as a result of regulatory limits in the broad-based tax-qualified plans. We use these benefits to attract and retain key employees, since our competitors typically offer the same types of benefits.

Our Deferred Compensation Plan. We provide certain benefits to our executive officers through our nonqualified defined contribution plan — the Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan (the “DC SERP”). As discussed further in “Executive Compensation Tables — Nonqualified Deferred Compensation,” the Company makes matching and excess core contributions to the DC SERP on behalf of the plan participants. Excess core contributions are credited the first quarter after the end of the plan year. In addition, as discussed further under “Executive Compensation Tables — Nonqualified Deferred Compensation,” the Company makes an additional contribution to the DC SERP for its executive officers, a “special executive credit,” which is also credited in the first quarter after the end of the plan year.

Change-of-Control Severance Arrangements. We offer our executives a severance plan that provides potential benefits in connection with a change of control of the Company. Payment of benefits under this plan, the Lincoln National Corporation Executives’ Severance Benefit Plan (the “LNC COC Plan”), is triggered when an executive’s employment is terminated (under specific circumstances) in anticipation of or within two years after our change of control. The objectives of the change-of-control benefits are to:

◾	retain qualified executives in the face of an actual or threatened change of control of the Company;

◾

enable executives to help our Board assess any proposed change of control of the Company and advise whether such a proposal is in the best interests of the Company, our shareholders, our policyholders and customers without being unduly influenced by the possibility of employment termination; and

◾	demonstrate to those executives our desire to treat them fairly and competitively in such circumstances.

Each year the Compensation Committee reviews an analysis prepared by its independent compensation consultant that estimates for each NEO the benefits associated with a potential change of control of the Company and the cost of those benefits to us. For 2021, the Compensation Committee found that the estimated costs for these benefits would be reasonable. For more information on the LNC COC Plan, see “Executive Compensation Tables – Potential Payments upon Termination or Change of Control.”

Severance Plans. We also offer our NEOs (other than our CEO) and our other executive officers a severance plan in the event they are involuntarily terminated other than for cause, other than in connection with our change of control. The plan pays 78 weeks of severance benefits. To qualify for benefits under this plan (The Severance Plan for Officers of Lincoln National Corporation (the “Officers’ Severance Plan”)), the officer must sign our standard form of agreement, waiver and release of claims, which includes forfeiture provisions for competition and solicitation. Any payments made under the Officers’ Severance Plan reduce, on a dollar-for-dollar basis, any payments the officer receives under the LNC COC Plan. For more information on the Officers’ Severance Plan, see “Executive Compensation Tables – Potential Payments upon Termination or Change of Control.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed this Compensation Discussion & Analysis with management and has recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the Company’s 2021 Form 10-K.

The Compensation Committee

William H. Cunningham

Eric G. Johnson

Janet Liang

Michael F. Mee

Patrick S. Pittard, Chair

Lincoln National Corporation 2022 Proxy Statement               67

Executive Compensation Tables  ◾  Summary Compensation Table

Executive Compensation Tables

Summary Compensation Table

The table below shows the compensation of our NEOs for 2021. See “Narrative to Summary Compensation Table” below for more information.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)[1]	Option awards ($)[2]	Non-equity incentive plan compensation ($)[3]	Change in pension value and non-qualified deferred compensation earnings ($)[4]	All other compensation ($)[5]	Total ($)[6]

Dennis R. Glass	2021	1,360,000	—	8,023,336	1,903,014	4,592,448	200,407	681,719	16,760,924
President and CEO	2020	1,360,000	—	6,895,349	2,854,427	2,196,264	254,476	740,306	14,300,822
	2019	1,358,846	—	8,073,244	1,617,557	3,207,288	330,414	824,868	15,412,217

Randal J. Freitag	2021	857,345	—	1,950,504	795,708	1,851,641	14,656	291,769	5,761,624
EVP, CFO, and Head of Individual Life	2020	821,686	—	1,675,006	693,370	846,825	48,570	324,825	4,410,281
	2019	805,404	—	1,642,003	679,795	1,172,972	78,041	337,301	4,715,516

Ellen G. Cooper	2021	815,200	—	1,904,136	772,511	1,813,558	—	266,500	5,571,905
EVP, Head of Enterprise Risk and Annuity Solutions	2020 2019	722,691 638,534	— —	1,330,934 1,310,067	550,934 542,339	760,489 957,312	— —	245,758 256,797	3,610,805 3,705,049

Jamie Ohl[7]	2021	748,950	—	1,215,414	493,571	1,601,577	—	193,962	4,253,473
EVP, President,
Workplace Solutions, and Head of Operations & Brand

Kenneth S. Solon[7]	2021	718,910	—	1,362,926	553,909	1,510,425	—	218,840	4,365,011
EVP, Chief Information
Officer, and Head of IT, Digital and Enterprise Services

[1]

Represents the grant date fair value of stock awards granted under one of the Company’s incentive compensation plans (collectively referred to as the “ICP”). Values were determined in accordance with Topic 718, and the assumptions made in calculating such values can be found in Note 18 of the Notes to the Consolidated Financial Statements in Item 8 of our 2021 Form 10-K. Stock awards granted in 2021 include grants of RSUs and PSAs, the latter of which are subject to performance conditions.

The table below shows the grant date fair value of the RSUs and PSAs granted in 2021, as well as the value of the PSAs assuming the maximum level of performance (240% of target) is achieved under the performance measures, as described in the CD&A. The grant date fair value for the PSAs was calculated in accordance with Topic 718 using a performance factor of 1.08645 for the PSAs granted in February 2021 and a performance factor of 1.15550 for the PSAs granted in May 2021. The stock awards granted in 2021 are described in more detail in “Grants of Plan-Based Awards.”

Named Executive Officer	Grant Date Fair Value of 2021 RSUs ($)	Grant Date Fair Value of 2021 PSAs ($)	Value of 2021 PSAs at Maximum Performance Level ($)

Dennis R. Glass	2,854,539	5,168,798	11,418,026

Randal J. Freitag	795,744	1,154,760	2,546,185

Ellen G. Cooper	772,570	1,131,566	2,472,095

Jamie Ohl	493,612	721,802	1,579,472

Kenneth S. Solon	553,941	808,985	1,772,599

68               Lincoln National Corporation 2022 Proxy Statement

Summary Compensation Table  ◾  Executive Compensation Tables

[2]

Represents the grant date fair value of Option awards granted under the ICP. Values were determined in accordance with Topic 718, and the assumptions made in calculating such values can be found in Note 18 of the Notes to the Consolidated Financial Statements in Item 8 of our 2021 Form 10-K. The Option awards granted in 2021 are described in more detail in “Grants of Plan-Based Awards.”

[3]	Represents the AIP awards earned for the 2021 performance period under the ICP. More information on the AIP awards is provided in “Grants of Plan-Based Awards” and in the CD&A.

[4]

These amounts reflect the total of all increases in the actuarial present value of each NEO’s accumulated benefits under our qualified and nonqualified defined benefit pension plans shown in “Pension Benefits.” We froze these pension plans at the end of 2007. The year-end present values were computed using the same assumptions as those used for financial reporting purposes. For year-end 2021 those are a 3.03% interest rate to discount the normal retirement age (age 65 or current age if higher) lump-sum value of annuity payments, which were converted using an interest discount rate of 3.28% and the IRS-prescribed mortality table for 2022 under Internal Revenue Code (“IRC”) section 417(e)(3). The NEOs did not have any preferential nonqualified deferred compensation earnings.

[5]	The table below gives details on All Other Compensation:

Name	Perquisites[a] ($)	Tax Gross-ups ($)	401(k) Match and Core Contributions[b] ($)	Additional Company Contributions into Deferred Compensation Plan (Special Executive Credit and Excess Match and Core Contributions)[c] ($)	Total ($)

Dennis R. Glass	57,287	—	28,800	595,632	681,719

Randal J. Freitag	10,000	—	28,800	252,969	291,769

Ellen G. Cooper	20,759	—	28,800	216,941	266,500

Jamie Ohl	—	—	28,800	165,162	193,962

Kenneth S. Solon	16,600	—	28,800	173,440	218,840

(a)

For Mr. Glass, $57,287 reflects the aggregate incremental cost of personal use of the corporate aircraft. Mr. Glass generally uses the corporate aircraft for personal use only when necessary to accommodate his business schedule.

For Mr. Freitag, the amount reflects matching charitable gifts made by the Lincoln Financial Foundation on his behalf.

For Ms. Cooper, $8,184 reflects the aggregate incremental cost of personal use of the corporate aircraft, $1,250 related to reimbursement in 2021 for financial planning services fees related to the 2020 plan year and $6,600 related to reimbursement in 2021 for financial planning services fees related to the 2021 plan year. The remaining amount reflects the cost of executive physicals.

For Mr. Solon, $10,000 reflects matching charitable gifts made by the Lincoln Financial Foundation on his behalf, and the remaining amount related to reimbursement for financial planning services fees.

More information regarding perquisites and personal benefits, including a discussion of how we value personal use of the corporate aircraft, can be found under “Narrative to Summary Compensation Table.”

(b)

Represents Company matching contributions under the LNC Employees’ 401(k) Savings Plan (the “Employees’ 401(k) Plan”) for the 2021 plan year and Company core contributions under the Employee’s 401(k) Plan for the 2020 plan year made in the first quarter of 2021.

(c)

Represents (1) excess Company matching contributions to the DC SERP for the 2021 plan year, (2) excess Company core contributions to the DC SERP for the 2020 plan year made in the first quarter of 2021, which are amounts not provided for under the Employees’ 401(k) Plan due to IRC limits, and (3) an additional contribution – the “special executive credit” – to the DC SERP for the 2020 plan year made in 2021, which is described in more detail in “Nonqualified Deferred Compensation.”

[6]	Some totals might not reconcile due to rounding.

[7]	Only compensation for 2021 is provided for Ms. Ohl and Mr. Solon because neither was an NEO in 2019 or 2020.

Lincoln National Corporation 2022 Proxy Statement               69

Executive Compensation Tables  ◾  Summary Compensation Table

Narrative to Summary Compensation Table

2021 Annual Incentive Program

For the 2021 AIP, the dollar amounts included in the Summary Compensation Table for each of our NEOs reflect the performance results for this program as certified by the Compensation Committee in February 2022. These results triggered a payout above target for each NEO. For more details on the 2021 AIP, including the performance measures, targets and final results, see the CD&A.

Perquisites and Personal Benefits

Below are the primary perquisites and personal benefits we offered our NEOs in 2021, not all of which were actually received by each NEO:

Financial Planning and Tax Preparation Services. We offer to reimburse our NEOs, along with other officers, up to a maximum of $6,600 annually for reimbursement for any combination of tax/financial-planning services and tax-preparation services provided by a certified public accountant other than Ernst & Young, our accounting firm.

Personal Use of the Corporate Aircraft. Since 2005, the Board has advised our CEO to use the corporate aircraft for both business and personal travel, when practical, because of security concerns and to maximize his time devoted to our business. If an executive (and any guests of the executive) uses the corporate aircraft for personal purposes, we treat this usage as a perquisite for proxy-statement reporting purposes and calculate the value of such services based on the total incremental cost to us. For personal flights, that cost is based on a cost-per-flight-hour charge that reflects the aggregate incremental operating costs of the aircraft, including regularly required maintenance, landing fees and aircraft fuel expenses. We also include as an incremental cost any flights required to reposition the corporate aircraft (i.e., dead-head flights) because of a personal flight. When executives, their families and invited guests fly on the corporate aircraft as additional passengers on business flights, there is no incremental cost. Finally, if more than one executive is on a personal flight, we allocate the incremental cost on a proportional basis depending on the number of guests of each executive.

Matching Charitable Gift Program. Under this program, the Lincoln Financial Foundation matches gifts from an NEO to one or more eligible recipient organizations, up to an annual total maximum of $10,000, except for Mr. Glass who is also a director and has a matching gift limit of up to $15,000.

Retirement Benefits

Under the DC SERP, our participating NEOs are eligible for an additional contribution — a “special executive credit” — as a percentage of “Total Pay.” For the purpose of determining the special executive credit, “Total Pay” under the DC SERP means base salary and AIP paid during the fiscal year. For each NEO, the amount of the special executive credit we contributed to the DC SERP in 2021 (for the 2020 plan year) equaled 5% of Total Pay. For more details on the DC SERP, the contributions and the calculations of these amounts, see “Nonqualified Deferred Compensation.”

70               Lincoln National Corporation 2022 Proxy Statement

Grants of Plan-Based Awards  ◾  Executive Compensation Tables

Grants of Plan-Based Awards

The table below shows the awards granted to our NEOs during 2021 under the ICP.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: number of shares of stock or units[3] (#)	All other option awards: number of securities underlying options[4] (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards[5] ($)

		35,700	2,856,000	5,712,000

Dennis R. Glass	2/18/2021				8,886	88,859	213,262				5,168,798
	2/18/2021							53,316			2,854,539

	2/18/2021								114,467	53.54	1,903,014

		14,575	1,166,021	2,332,042

	2/18/2021				1,924	19,238	46,171				1,119,046

	2/18/2021							14,429			772,529

Randal J. Freitag	2/18/2021								46,467	53.54	772,514

	5/7/2021				45	446	1,070				35,714

	5/7/2021							335			23,216

	5/7/2021								1,075	69.30	23,194

		11,321	1,132,059	2,264,118

	2/18/2021				1,586	15,863	38,071				922,727

	2/18/2021							11,898			637,019

Ellen G. Cooper	2/18/2021								38,314	53.54	636,970

	5/7/2021				261	2,608	6,259				208,839

	5/7/2021							1,956			135,551

	5/7/2021								6,282	69.30	135,540

		13,722	1,097,723	2,195,446

	2/18/2021				1,045	10,454	25,090				608,094

	2/18/2021							7,841			419,807

Jamie Ohl	2/18/2021								25,250	53.54	419,781

	5/7/2021				142	1,420	3,408				113,708

	5/7/2021							1,065			73,805

	5/7/2021								3,420	69.30	73,790

		11,484	918,750	1,837,500

	2/18/2021				1,202	12,023	28,855				699,360

	2/18/2021							9,017			482,770

Kenneth S. Solon	2/18/2021								29,039	53.54	482,773

	5/7/2021				137	1,369	3,286				109,624

	5/7/2021							1,027			71,171

	5/7/2021								3,297	69.30	71,136

[1]

Represents the potential threshold, target and maximum payout opportunities under the 2021 AIP. Actual amounts the NEOs earned are reflected in the Summary Compensation Table. More information on the 2021 AIP awards, including the applicable performance targets, is provided in the CD&A.

[2]

Represents 50% of our CEO’s 2021 LTI target and 40% of our other NEOs’ 2021 LTI target, each awarded as PSAs for the 2021-2023 performance period, payable in shares of our common stock. Earned awards under the 2021-2023 performance cycle will be determined in the first quarter of 2024 (for the performance period ending December 31, 2023), and the amount of the award that is earned may range from 0% to 240% of the target amount depending upon the attainment of pre-established performance goals and application of the DE&I modifier. For more information on the 2021-2023 performance awards and the performance goals that apply to these awards, see the CD&A. Dividend equivalents accrue on the PSAs, based on normal dividend rates, and are payable only in shares of our common stock and only if and to the extent the related LTI award is actually earned based on certification of performance.

[3]

Represents 30% of our NEOs’ 2021 LTI target, each awarded as RSUs that cliff-vest on the third anniversary of the grant date; these RSUs are described in more detail in the CD&A. Dividend equivalents accrue on the RSUs, are credited in the form of additional RSUs on each date that dividends are paid on our common stock and are payable only in shares of our common stock and only upon vesting of the related RSU award.

Lincoln National Corporation 2022 Proxy Statement               71

Executive Compensation Tables  ◾  Grants of Plan-Based Awards

[4]

Represents 20% of our CEO’s 2021 LTI target and 30% of our other NEOs’ 2021 LTI target, each awarded in the form of Options as described in more detail in the CD&A. The Options have 10-year terms and vest ratably over a three-year period, with one-third vesting on each of the first three anniversaries of the grant date. The Options do not have a reload feature.

[5]

Represents the grant date fair value of the award determined in accordance with Topic 718, using a performance factor of 1.08645 for the PSAs granted on February 18, 2021, and a performance factor of 1.15550 for the PSAs granted on May 7, 2021. All assumptions made in calculating the aggregate fair value can be found in Note 18 of the Notes to the Consolidated Financial Statements included in Item 8 of our 2021 Form 10-K.

Narrative to Grants of Plan-Based Awards Table

The following terms also apply to these awards:

◾	The exercise price and tax-withholding obligations related to the exercise of all Options may be paid by withholding or delivering shares, subject to certain conditions.

◾	For stock awards, we withhold a sufficient number of shares to satisfy at least the NEO’s mandatory minimum tax-withholding obligations upon vesting at the NEO’s election.

◾

The Options and stock awards granted in 2021 will vest fully: (1) if the executive dies or becomes permanently disabled; or (2) in connection with a “change of control” of the Company if (a) the executive’s employment is terminated by the Company for any reason other than “cause” or (b) the executive terminates his or her employment for “good reason,” as those terms are defined in the LNC COC Plan.

◾

The Options and stock awards are not transferable except by will or under trust and estates law, unless the Compensation Committee permits such a transfer. The Compensation Committee has not permitted a transfer of any of the awards shown in the Grants of Plan-Based Awards table above.

◾

In general, when an executive voluntarily leaves the Company after meeting the requirements for “retirement” in the applicable award agreement, the executive will receive a pro-rated performance award (but only if the applicable performance goals are achieved and the Compensation Committee does not withhold payout of the award, which it has the discretion to do). The prorated award will be based on the number of days of service out of the total number of days in the three-year performance cycle. Any payout of performance awards will be made at the same time, and in the same manner, as other participants are paid.

◾

In general, Options and RSU awards granted in 2021 will vest on a pro rata basis if an executive officer voluntarily leaves the Company with at least seven years of service on the Senior Management Committee.

◾	The Options, RSUs and PSAs granted to our CEO will fully vest upon his retirement from the Company, with the PSAs vesting subject to the achievement of the applicable performance goals.

◾

The Options, RSUs and PSAs are subject to forfeiture and “clawback” provisions, including non-compete, non-solicitation, non-disparagement and confidentiality/non-disclosure covenants and a clawback provision in the case where an NEO is terminated for cause. Specifically, we may rescind unvested awards or require the NEO to return the vested shares or shares acquired upon the exercise of Options (or, if applicable, the cash received on the sale of shares) to us upon breach of one of the covenants or termination for cause. The restrictive covenants and forfeiture provisions expire six months after an Option or an RSU award vests, or the shares are delivered in respect of a vested PSA.

◾	Any vested Options may be exercised by the executive or his or her beneficiary (as applicable) until the earliest of:

–	the expiration of the Option term;

–	one year after the date the executive died or became disabled;

–	five years after the date the executive voluntarily left the Company after meeting the requirements for retirement; or

–	three months after the date the executive was involuntarily terminated for any reason other than cause.

72               Lincoln National Corporation 2022 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End  ◾  Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on unexercised Options, unvested stock awards and unvested equity incentive plan awards for each NEO as of December 31, 2021.

Option Awards					Stock Awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable[1]	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested[2] (#)	Market value of shares or units of stock that have not vested[3] ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested[3] ($)

Dennis R. Glass	101,711		50.77	2/24/2024	83,942	5,729,881	49,456	[4]	3,375,867

	102,460		58.26	2/25/2025	49,917	3,407,334	66,556	[5]	4,543,113

	147,677		35.50	2/24/2026	54,339	3,709,180	90,564	[6]	6,181,899

	73,350		71.70	2/22/2027

	80,470		78.32	2/21/2028

	80,947	40,973	63.01	2/27/2029

	74,910	149,819	60.86	2/19/2030

	—	114,467	53.54	2/18/2031

Randal J. Freitag	31,738		50.77	2/24/2024	11,284	770,246	15,703	[4]	1,071,887

	37,751		58.26	2/25/2025	12,126	827,721	16,167	[5]	1,103,559

	60,254		35.50	2/24/2026	14,706	1,003,832	19,607	[6]	1,338,374

	32,502		71.70	2/22/2027	339	23,140	451	[6]	30,785

	34,188		78.32	2/21/2028

	34,019	17,009	63.01	2/27/2029

	18,197	36,392	60.86	2/19/2030

	—	46,467	53.54	2/18/2031

	—	1,075	69.30	5/7/2031

Ellen G. Cooper	17,191		50.77	2/24/2024	9,002	614,477	12,529	[4]	855,230

	21,748		58.26	2/25/2025	9,634	657,617	12,846	[5]	876,868

	38,891		35.50	2/24/2026	12,126	827,721	16,167	[6]	1,103,559

	21,819		71.70	2/22/2027	1,980	135,155	2,640	[6]	180,206

	25,859		78.32	2/21/2028

	27,140	13,570	63.01	2/27/2029

	14,459	28,916	60.86	2/19/2030

	—	38,314	53.54	2/18/2031

	—	6,282	69.30	5/7/2031

Jamie Ohl	2,680		35.50	2/24/2026	3,642	248,603	5,059	[4]	345,327

	10,300		71.70	2/22/2027	4,753	324,440	6,336	[5]	432,495

	10,984		78.32	2/21/2028	7,991	545,466	10,654	[6]	727,242

	10,959	5,480	63.01	2/27/2029	1,078	73,584	1,437	[6]	98,090

	7,132	14,262	60.86	2/19/2030

	—	25,250	53.54	2/18/2031

	—	3,420	69.30	5/7/2031

Kenneth S. Solon	4,549		50.77	2/24/2024	6,542	446,557	9,159	[4]	625,193

	9,615		71.70	2/22/2027	7,279	496,865	9,706	[5]	662,532

	13,734		78.32	2/21/2028	9,190	627,309	12,253	[6]	836,390

	19,840	9,920	63.01	2/27/2029	1,039	70,922	1,386	[6]	94,608

	10,925	21,848	60.86	2/19/2030

	—	29,039	53.54	2/18/2031

	—	3,297	69.30	5/7/2031

Lincoln National Corporation 2022 Proxy Statement               73

Executive Compensation Tables  ◾  Outstanding Equity Awards at Fiscal Year-End

[1]	Options shown in this column were not exercisable as of December 31, 2021. The following table shows the dates when Options in this column vest and become exercisable.

Expiration Dates	Vesting Dates

2/27/2029	Balance vested on 2/27/2022

2/19/2030	Balance vests equally on 2/19/2022 and 2/19/2023

2/18/2031	Vests in three equal annual installments beginning on 2/18/2022

5/7/2031	Vests in three equal annual installments beginning on 5/7/2022

[2]	These stock awards are RSUs that vest as follows.

	Vested On	Vest On	Vest On

Dennis R. Glass	83,942 2/27/2022	49,917 2/19/2023	54,339 2/18/2024

Randal J. Freitag	11,284 2/27/2022	12,126 2/19/2023	14,706 2/18/2024 339 5/7/2024

Ellen G. Cooper	9,002 2/27/2022	9,634 2/19/2023	12,126 2/18/2024 1,980 5/7/2024

Jamie Ohl	3,642 2/27/2022	4,753 2/19/2023	7,991 2/18/2024 1,078 5/7/2024

Kenneth S. Solon	6,542 2/27/2022	7,279 2/19/2023	9,190 2/18/2024 1,039 5/7/2024

The RSU awards include accrued but unpaid dividend equivalents credited in additional RSUs calculated at the normal dividend rate and settled in shares of our common stock only upon vesting and distribution of the underlying RSU award.

[3]

Represents the product of the number of unearned shares/units that have not yet vested and the closing price of our common stock as reported on the composite tape of the NYSE on December 31, 2021, which was $68.26.

[4]

Represents PSAs that were granted in connection with the 2019-2021 performance cycle, plus accrued dividend equivalents. Because our performance as of the end of the last fiscal year for this performance cycle was above the threshold achievement level but did not exceed target, these awards are shown at target (100%), plus accrued dividend equivalents. These awards vested at 112.5% of target, plus accrued dividend equivalents, on February 16, 2022, based on the performance certified by the Compensation Committee on the same date. See the CD&A for more information.

[5]

Represents PSAs granted in connection with the 2020-2022 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle was above the threshold achievement level but did not exceed target, these awards are shown at target (100%), plus accrued dividend equivalents. However, the amount, if any, of these awards that will be paid out will depend upon the performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2023 for the 2020-2022 performance cycle.

[6]

Represents PSAs granted in connection with the 2021-2023 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle was above the threshold achievement level but did not exceed target, these awards are shown at target (100%), plus accrued dividend equivalents. However, the amount, if any, of these awards that will be paid out will depend upon the performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2024 for the 2021-2023 performance cycle.

74               Lincoln National Corporation 2022 Proxy Statement

Option Exercises and Stock Vested  ◾  Executive Compensation Tables

Option Exercises and Stock Vested

The table below provides information on Options exercised and stock awards that vested during 2021.

	Option Awards		Stock Awards

Name	Number of shares acquired on exercise (#)	Aggregate value realized on exercise ($)	Number of shares acquired on vesting[1] (#)	Aggregate value realized on vesting[2] ($)

Dennis R. Glass	—	—	69,117	3,835,210

Randal J. Freitag	113,628	4,483,881	10,423	580,103

Ellen G. Cooper	68,341	2,969,550	7,891	439,287

Jamie Ohl	—	—	3,355	186,688

Kenneth S. Solon	14,000	230,161	4,206	234,745

[1]

Includes dividend equivalents paid out in additional shares of common stock upon the vesting of the underlying RSU and PSA awards. For Mses. Cooper and Ohl and Messrs. Freitag and Solon, the amount also reflects shares withheld on November 18, 2021, to cover employment taxes due on unvested grants of RSUs to comply with IRC tax-withholding regulations that apply to equity grants with early retirement vesting provisions.

[2]

Amounts reported represent the total pre-tax value realized upon vesting, calculated as shares vested times the closing price of our common stock as reported on the composite tape of the NYSE on the applicable vesting date (or the last date before vesting that was a trading day for the NYSE).

Lincoln National Corporation 2022 Proxy Statement               75

Executive Compensation Tables  ◾  Pension Benefits

Pension Benefits

Retirement Plans

The LNC Retirement Plan. As of December 31, 2007, we converted our retirement program from a defined-benefit to a defined-contribution design. As a result, benefit accruals ceased (i.e., were “frozen”) under the Lincoln National Corporation Retirement Plan for Employees Hired Prior to January 1, 2008 (the “LNC Retirement Plan”), a defined benefit plan.

Excess Retirement Plan. The Lincoln National Corporation Excess Retirement Plan (the “Excess Plan”) paid, or “restored,” benefits that would have been paid under the LNC Retirement Plan if certain limits were not imposed by Sections 401(a) and 415 of the IRC. The Excess Plan calculated benefits using the same formula as the qualified retirement plans that it “restored,” but without the IRC limits. The amount of the qualified retirement benefit payment is then deducted from, or offset against, the benefit calculated under the Excess Plan.

When the LNC Retirement Plan was “frozen,” the Excess Plan was also “frozen.” In addition, if the Company undergoes a change of control, no enhanced benefits are payable under the Excess Plan or the LNC Retirement Plan.

The following table shows the present value of the “frozen” accrued benefit, as of December 31, 2021, under the LNC Retirement Plan and the Excess Plan for each of our NEOs who are eligible to participate in these plans.

Pension Benefits

Name	Plan name	Number of years of credited service[1] (#)	Present value of accumulated benefit[2] ($)	Payments during last fiscal year ($)

Dennis R. Glass	LNC Retirement Plan	13	905,457	—
	Excess Plan	13	3,146,317	—

Randal J. Freitag	LNC Retirement Plan	11.5	450,700	—
	Excess Plan	11.5	21,968	—

Ellen G. Cooper		N/A	N/A	N/A

Jamie Ohl		N/A	N/A	N/A

Kenneth S. Solon		N/A	N/A	N/A

[1]	No benefits have accrued under these plans after December 31, 2007.

[2]

All present values were determined using the same interest rate and mortality assumptions used for financial reporting purposes. The amounts shown for Messrs. Glass and Freitag reflect the present value of the lump sum payable at normal retirement age (age 65 or current age if higher) converted using a discount rate of 3.28% and the IRS-prescribed IRC 417(e)(3) mortality table for 2022.

76               Lincoln National Corporation 2022 Proxy Statement

Nonqualified Deferred Compensation  ◾  Executive Compensation Tables

Nonqualified Deferred Compensation

We have adopted the DC SERP, a nonqualified plan that permits our NEOs and other eligible employees to defer amounts of salary and annual incentive bonus that cannot be deferred under our tax-qualified Employees’ 401(k) Plan due to the IRC limits.

The amount of eligible compensation (base salary and annual incentive bonus) that employees may contribute to the Employees’ 401(k) Plan is subject to annual plan and IRC limits. For 2021, Lincoln made the following contributions to the Employees’ 401(k) Plan:

◾	a dollar-for-dollar basic matching contribution on the first 6% of eligible compensation contributed; and

◾	a “core contribution” of 4% of eligible compensation (which contributions are made in the first quarter after the end of the plan year).

Any “core” contributions that cannot be contributed to the Employees’ 401(k) Plan due to plan and/or IRC limits are contributed to the DC SERP.

Special Executive Credit

For all NEOs, an additional contribution — a “special executive credit” as a percentage of “Total Pay” — was made to the DC SERP in 2021 for the 2020 plan year. Typically, special executive credits are calculated and credited to the DC SERP by March of the following year. For the purpose of determining the credit, “Total Pay” under the DC SERP is defined as base salary plus annual incentive bonus paid during the fiscal year. For each NEO, the special executive credit equals 5% of Total Pay.

Special executive credits vest on the earlier of: five years after becoming eligible to receive special executive credits under the DC SERP; death; eligibility for long-term disability benefits under a Company-sponsored plan; reaching age 62; or upon a change of control of the Company. Each NEO except Ms. Ohl is fully vested in the special executive credits they have received through 2021.

Additional Terms of the DC SERP

◾	We will pay out account balances based upon the total performance of the investment measures selected by the participant.

◾

Our NEOs may select from a menu of “phantom” investment options used as investment measures for calculating the investment return notionally credited to their deferrals. These are generally the same investment options that are available under the Employees’ 401(k) Plan.

◾

Amounts deferred and contributed under the DC SERP are credited to “notional” (or bookkeeping) accounts and are subsequently credited with earnings or losses mirroring the performance of the available investment options under the Employees’ 401(k) Plan.

◾	All matching contributions are initially invested in the same investment options that the participant has elected for salary and bonus deferrals and are credited with notional earnings or losses.

◾	Our NEOs may at any time change their investment elections or, subject to our Insider Trading and Confidentiality Policy, transfer amounts between investments.

◾

Our NEOs may change investment elections with respect to the LNC stock fund only during permitted trading “window” periods, which generally occur quarterly. We will issue cash in settlement of the stock units held through the fund when amounts credited to the LNC stock fund are actually paid to the participants.

◾	The DC SERP is an unfunded plan and represents an unfunded promise to pay the benefits credited to each participant.

Lincoln National Corporation 2022 Proxy Statement               77

Executive Compensation Tables  ◾  Nonqualified Deferred Compensation

The table below provides information on each NEO’s deferrals and on contributions we made to the DC SERP on each NEO’s behalf during 2021. It also shows each NEO’s aggregate balance under the DC SERP as of December 31, 2021.

Nonqualified Deferred Compensation

Name	Executive contributions in last FY1 ($)	Company contributions in last FY2 ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE[3] ($)

Dennis R. Glass	213,376	595,632	2,431,796	—	32,705,890

Randal J. Freitag	102,250	252,969	458,523	—	4,767,668

Ellen G. Cooper	94,541	216,941	73,603	—	2,477,548

Jamie Ohl	74,895	165,162	308,719	—	1,713,594

Kenneth S. Solon	327,236	173,440	156,363	—	5,485,703

[1]

Amounts shown reflect deferral of a portion of salary for 2021 (included as Salary in the Summary Compensation Table for 2021) and deferral of a portion of the AIP amounts paid in 2021 relating to 2020 performance (included as Non-Equity Plan Compensation in the Summary Compensation Table for 2020). These amounts are:

Named Executive Officer	Salary ($)	Incentive Plan ($)

Dennis R. Glass	81,600	131,776

Randal J. Freitag	51,441	50,810

Ellen G. Cooper	48,912	45,629

Jamie Ohl	74,895	—

Kenneth S. Solon	43,135	284,101

[2]	Amounts shown reflect our employer contributions into the DC SERP during 2021, which are included as All Other Compensation in the Summary Compensation Table for 2021.

[3]

In addition to the amounts shown in footnote 1 above, this column includes amounts that were reported in prior years’ Summary Compensation Tables to the extent the NEO was an NEO in one or more prior years. These amounts are as follows: $3,081,743 for Mr. Glass; $951,686 for Mr. Freitag; and $393,180 for Ms. Cooper.

78               Lincoln National Corporation 2022 Proxy Statement

Potential Payments upon Termination or Change of Control  ◾  Executive Compensation Tables

Potential Payments upon Termination or Change of Control

The narrative below describes the various termination and change-of-control arrangements applicable to our NEOs that are not broadly available to our employees on a non-discriminatory basis. The narrative is followed by a table showing potential payments each NEO would have received in the event of their termination of employment (voluntary, involuntary or in connection with our change of control) occurring on December 31, 2021.

Change-of-Control Arrangements

All of our executive officers, including our NEOs, are eligible to participate in the LNC COC Plan. NEOs become eligible for benefits under the LNC COC Plan if (either in anticipation of or within two years after our change of control):

◾

the NEO’s employment is terminated by the Company for any reason other than “cause” (defined as (a) a conviction of a crime that is job related or that may otherwise cause harm to the reputation of the Company; (b) any act or omission detrimental to the conduct of business of the Company; (c) inability to obtain or retain proper licenses; (d) theft, dishonesty, fraud or misrepresentation; (e) failure to cooperate or be truthful in connection with an investigation related to the Company; (f) violation of any rule or regulation of any regulatory agency or self-regulatory agency; (g) violation of any policy or rule of the Company; or (h) unsatisfactory performance that does not meet expectations after coaching or counseling) or the NEO’s death or disability; or

◾

the NEO terminates his or her employment for “good reason” (defined as a “material and adverse” change in the NEO’s responsibilities, a reduction in salary or target annual incentive bonus opportunity, or our failure to provide compensation and benefits materially similar to those offered in the past—with the exception of broad-based changes to our benefit plans that affect a significant portion of our employees).

If the conditions for payment under the LNC COC Plan are met, the Company would make a cash payment to the NEO based on a multiple of “annual base salary” and “target bonus.” For purposes of the LNC COC Plan:

–	“annual base salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination; and

–

“target bonus” means the target set for annual incentive bonus under the AIP for the calendar year in which the NEO’s employment was terminated or for the year in which the change of control occurred, whichever is higher.

The amounts payable under the LNC COC Plan would be determined as follows:

Chief Executive Officer	3 times annual base salary	+	3 times target bonus
All Other Participating Executives (including our other NEOs)	2 times annual base salary	+	2 times target bonus

Benefits offered under the LNC COC Plan do not include any tax “gross ups” to cover any excise tax amounts deemed to be “excess parachute payments” under IRC Section 280G. The LNC COC Plan provides for the reduction, or cutback, of payments under the plan if it is determined that the net after-tax amount to be received by a participant after the reduction would be greater than the net after-tax amount that a participant would receive without the reduction.

Lincoln National Corporation 2022 Proxy Statement               79

Executive Compensation Tables  ◾  Potential Payments upon Termination or Change of Control

In addition to the cash payment, our NEOs would receive the following additional benefits and benefit enhancements under the LNC COC Plan:

◾

Reimbursement, for a maximum of 18 months, of premiums the NEO paid for the continuation of coverage under our welfare benefit plans in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”);

◾

For purposes of determining eligibility for retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the NEO under our broad-based employees’ severance plan;

◾

Vesting of AIP and LTI awards for each completed performance period, with awards for open performance periods paid at target and pro-rated to reflect the date on which the termination occurred and paid out at the end of the performance period (although the Compensation Committee has discretion under the ICP to fully vest awards); and

◾

Reimbursement of the cost of outplacement services, up to a maximum of 15% of the NEO’s highest rate of annual base salary during the 12-month period immediately preceding the date of employment termination.

NEOs in the LNC COC Plan may be eligible to receive payments under the Officers’ Severance Plan or other severance arrangements (as described below). However, any payments they receive under those plans would reduce, on a dollar-for-dollar basis, the amount of any cash payment they receive under the LNC COC Plan.

As a condition to an NEO’s receiving payments or benefits, the LNC COC Plan imposes non-disparagement and confidentiality obligations, as well as a non-solicitation obligation for two years following termination of the executive’s employment.

Change-of-Control Features of Other Plans and Programs

Options and RSUs

Unvested grants of Options and RSUs will vest and become either immediately exercisable or non-forfeitable in connection with a “change of control” of the Company only if (a) the executive’s employment is terminated by the Company for any reason other than “cause” or (b) the executive terminates his or her employment for “good reason.” In addition, the Compensation Committee may determine whether outstanding PSAs will be paid in shares immediately upon our change of control, including the discretion as to whether to pay at target or maximum.

Severance Plans

We sponsor the Officers’ Severance Plan, which provides 78 weeks of severance benefits to our executive officers, including our NEOs, except our CEO, who is not eligible for the plan. Payments of these benefits begin no earlier than six months after the date an officer is involuntarily terminated other than for cause.

To qualify for benefits under the Officers’ Severance Plan, an officer must sign our standard form of agreement, waiver and release of claims, which includes forfeiture provisions for competition and solicitation, among other conditions.

Deferred Compensation Plan

Upon our change of control, our NEOs will receive the following benefit enhancements under the DC SERP:

◾	Any unvested special executive credits will vest immediately.

◾

Executives eligible for benefits under the LNC COC Plan, as of the date of our change of control and who separate from service within two years after such change of control, will receive an additional two (or three, in the case of our CEO) years’ worth of core contributions, matching contributions, and special executive credits.

80               Lincoln National Corporation 2022 Proxy Statement

Potential Payments upon Termination or Change of Control  ◾  Executive Compensation Tables

Potential Payments Table

The following table shows potential payments to each NEO if the NEO’s employment were terminated as a result of:

◾	early retirement or voluntary termination;

◾	involuntary not-for-cause termination;

◾	for-cause termination;
◾	involuntary termination following our change of control;

◾	disability; or

◾	death.

Please note the following regarding the amounts in the table:

◾

Under the DC SERP, except for Ms. Ohl, the amounts shown under “Aggregate Balance at Last FYE” in the “Nonqualified Deferred Compensation” table above were fully vested as of December 31, 2021, and therefore are fully payable and unaffected by the various termination scenarios. The DC SERP amounts are shown as lump sums, but are payable as either lump sums or as 5-, 10-, 15- or 20-year annual installments, based on the applicable NEO’s selection.

◾

The amounts assume that termination was effective December 31, 2021, and are therefore estimates. The amounts actually paid at termination would differ from these estimates. Additional assumptions are described in footnotes to the table.

◾	The amounts do not take into account the cutback provision described above under “— Change-of-Control Arrangements.” As a result, the actual amounts paid could be lower than what is presented.

Long-term incentive compensation reflects equity-based awards that had not yet vested on the date of a termination event for which vesting continues post-termination or is accelerated as a result of the termination event. All awards held by each NEO at December 31, 2021, that would have become vested and/or exercisable upon a termination event are shown at a value using the closing price of our common stock on December 31, 2021, which was $68.26. In general, vesting occurs as follows:

◾

Options – Unvested Options will vest and become exercisable upon the NEO’s death or disability. Unvested Options will also vest and become immediately exercisable in connection with a change of control of the Company if (a) the executive’s employment is terminated by the Company for any reason other than “cause” or (b) the executive terminates his or her employment for “good reason.” If an NEO, other than the CEO, retires, the Options will vest pro rata for the time the NEO was employed during the vesting period, unless the NEO retires at age 62 or older, in which case the Options vest in full upon retirement. Options granted to our CEO will vest in full upon retirement. If an NEO is eligible for retirement (or meets the alternative definition of retirement in the award agreement), in the event of an involuntary termination not-for-cause, his or her unvested Options will be treated in the same manner as applicable upon his or her retirement.

◾

Unvested RSUs – Unvested RSUs will vest upon the NEO’s death or disability. Unvested RSUs will also vest in connection with a change of control of the Company if (a) the executive’s employment is terminated by the Company for any reason other than “cause” or (b) the executive terminates his or her employment for “good reason.” If an NEO, other than the CEO, retires, the annual RSU grants under the LTI will vest pro rata for the time the executive was employed during the vesting period. If our CEO retires, his RSUs vest in full. If an NEO is eligible for retirement (or otherwise meets the alternative definition of retirement in the award agreement), in the event of an involuntary termination not-for-cause, his or her RSUs will be treated in the same manner as applicable upon his or her retirement.

◾

PSAs – Upon the NEO’s death or disability, the PSAs will vest. Unvested PSAs will also vest in connection with a change of control of the Company if (a) the executive’s employment is terminated by the Company for any reason other than “cause” or (b) the executive terminates his or her employment for “good reason.” For all NEOs other than our CEO, such PSAs are shown in the following table as vesting on a pro rata basis. If an NEO, other than the CEO, retires, the PSAs will vest pro rata for the time the executive was employed during the performance period. If our CEO retires, his PSAs will be eligible to vest in full. If an NEO is eligible for retirement (or otherwise meets the alternative definition of retirement in the award agreement), in the event of an involuntary termination not-for-cause, his or her PSAs will be treated in the same manner as applicable upon his or her retirement. Under all termination events except our change of control, the PSAs are paid only at the end of the actual performance cycle once the results have been certified by the Compensation Committee. The effect of our change of control is discussed in detail above. PSA amounts in the following table are calculated based on actual results for the 2019-2021 performance cycle and payouts at target for the 2020-2022 and 2021-2023 performance cycles.

Lincoln National Corporation 2022 Proxy Statement               81

Executive Compensation Tables  ◾  Potential Payments upon Termination or Change of Control

The following table excludes benefits — such as accrued vacation pay, distributions from the Employees’ 401(k) Plan, disability benefits, and life insurance benefits equal to one times salary — that all employees are eligible to receive on the same basis.

Amounts in the table are estimates based on a hypothetical termination on December 31, 2021.

Potential Payments

	Trigger events

Benefits and payments	Early retirement[1] / Voluntary termination ($)	Involuntary not-for-cause termination[2] ($)	For-cause termination ($)	Involuntary termination after change- of-control ($)	Disability ($)	Death ($)

Dennis R. Glass

Compensation:

Annual Incentive Compensation	4,592,449	4,592,449	—	4,592,449	4,592,449	4,592,449

Options[3]	3,008,723	3,008,723	—	3,008,723	3,008,723	3,008,723

RSUs	12,846,395	12,846,395	—	12,846,395	12,846,395	12,846,395

PSAs[4]	14,522,861	14,522,861	—	14,522,861	14,522,861	14,522,861

Benefits & perquisites:

DC SERP[5]	130,651	308,464	—	1,897,200	130,651	308,464

Miscellaneous payments[6]	—	—	—	233,608	—	—

Cash severance	—	—	—	12,648,002	—	—

Total	35,101,078	35,278,891	—	49,749,238	35,101,078	35,278,891

Randal J. Freitag

Compensation:

Annual Incentive Compensation	1,851,641	1,851,641	—	1,851,641	1,851,641	1,851,641

Options[3]	389,961	389,961	—	1,042,592	1,042,592	1,042,592

RSUs	1,539,058	1,539,058	—	2,624,938	2,624,938	2,624,938

PSAs	2,397,974	2,397,974	—	2,397,974	3,678,591	3,678,591

Benefits & perquisites:

DC SERP[5]	56,567	141,775	—	608,922	56,567	141,775

Miscellaneous payments[6]	—	14,040	—	158,175	—	—

Cash severance	—	3,044,610	—	4,059,480	—	—

Total	6,235,201	9,379,060	—	12,743,722	9,254,329	9,339,538

Ellen G. Cooper

Compensation:

Annual Incentive Compensation	1,813,558	1,813,558	—	1,813,558	1,813,558	1,813,558

Options[3]	316,040	316,040	—	849,203	849,203	849,203

RSUs	1,259,329	1,259,329	—	2,234,969	2,234,969	2,234,969

PSAs	1,974,625	1,974,625	—	1,974,625	3,122,767	3,122,767

Benefits & perquisites:

DC SERP[5]	51,428	130,212	—	591,986	51,428	130,212

Miscellaneous payments[6]	—	21,060	—	168,543	—	—

Cash severance	—	2,955,932	—	3,941,242	—	—

Total	5,414,980	8,470,756	—	11,574,126	8,071,925	8,150,709

82               Lincoln National Corporation 2022 Proxy Statement

Potential Payments upon Termination or Change of Control  ◾  Executive Compensation Tables

Potential Payments (cont’d.)

	Trigger events

Benefits and payments	Early retirement[1] / Voluntary termination ($)	Involuntary not-for-cause termination[2] ($)	For-cause termination ($)	Involuntary termination after change- of- control ($)	Disability ($)	Death ($)

Jamie Ohl

Compensation:

Annual Incentive Compensation	1,601,577	1,601,577	—	1,601,577	1,601,577	1,601,577

Options[3]	177,587	177,587	—	505,989	505,989	505,989

RSUs	610,995	610,995	—	1,192,093	1,192,093	1,192,093

PSAs	951,886	951,886	—	951,886	1,646,320	1,646,320

Benefits & perquisites:

DC SERP[5]	51,344	51,344	—	842,273	337,185	415,865

Miscellaneous payments[6]	—	15,600	—	143,368	—	—

Cash severance	—	2,782,159	—	3,709,545	—	—

Total	3,393,389	6,191,148	—	8,946,732	5,283,164	5,361,844

Kenneth S. Solon

Compensation:

Annual Incentive Compensation	1,510,425	1,510,425	—	1,510,425	1,510,425	1,510,425

Options[3]	237,703	237,703	—	641,209	641,209	641,209

RSUs	928,473	928,473	—	1,641,653	1,641,653	1,641,653

PSAs	1,455,371	1,455,371	—	1,455,371	2,296,872	2,296,872

Benefits & perquisites:

DC SERP[5]	39,885	104,240	—	496,125	39,885	104,240

Miscellaneous payments[6]	—	21,060	—	152,275	—	—

Cash severance	—	2,480,626	—	3,307,501	—	—

Total	4,171,857	6,737,899	—	9,204,560	6,130,044	6,194,400

[1]	Based on their respective ages and years of service, for each NEO, this column reflects benefits based on retirement under our plans.

[2]

Because of their respective ages and years of service, if any NEO were involuntarily terminated other than for cause, they would be entitled to the same benefits as if they had retired under our plans. As a result, this column shows benefits based on retirement under our plans.

[3]	The value of accelerated options is calculated as the aggregate spread between the exercise price of the options and the closing price of our common stock on December 31, 2021.

[4]	Because of Mr. Glass’ age and years of service, and the retirement provisions applicable to his awards, for all trigger events except termination for cause, his PSAs would be payable.

[5]

For Messrs. Glass, Freitag and Solon and Ms. Cooper, the values for the DC SERP do not reflect the year-end balances shown in the “Nonqualified Deferred Compensation” table, as they are fully vested in this amount, which would be payable under each scenario. For Ms. Ohl, the values for the DC SERP reflect only the unvested balances that would be payable under certain termination scenarios. For each NEO, the excess core contribution that would be credited to the DC SERP in 2022 for the 2021 plan year would still be payable under each scenario except for-cause termination. In addition, for each NEO except Ms. Ohl, the special executive credit that would be credited to the DC SERP in 2022 for the 2021 plan year would still be payable in the event of death or involuntary termination other than for cause. Upon involuntary termination after change of control, Mr. Glass would receive an additional three years, and each other NEO would receive an additional two years, of employer contributions under the DC SERP provisions based on his or her rate of pay and target bonus percentage in effect at the date of termination.

[6]

Amounts shown under Involuntary Not-for-Cause Termination reflect a cash stipend provided over the severance period pursuant to the Officers’ Severance Plan. Amounts shown under Involuntary Termination after Change-of-Control reflect amounts for outplacement, tax preparation and financial planning services, and COBRA reimbursement for health and dental benefits for 18 months, pursuant to the LNC COC Plan.

Lincoln National Corporation 2022 Proxy Statement               83

Executive Compensation Tables  ◾  CEO Pay Ratio

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, require companies to disclose certain information about the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Dennis Glass.

Median Employee Identification Process

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

◾

We determined that, as of December 31, 2021, our employee population consisted of approximately 10,800 individuals as reported in Item 1. Business, in our 2021 Annual Report on Form 10-K. This population consisted of our full-time, part-time, and temporary employees. We selected December 31, 2021, which is within the last three months of 2021, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

◾

To identify the “median employee” from our employee population, we compared the Medicare eligible amount of salary, wages, and other compensation of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2021 (including certain compensation elements that are not Medicare-taxable, including Section 125 deductions).

◾

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the “median employee.”

Calculation of the Pay Ratio

Once we identified our median employee, we combined all the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $84,240. With respect to the total annual compensation of our CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table presented in this proxy statement.

Pay Ratio

For 2021, our last completed fiscal year:

◾	The median of the annual total compensation of all employees of our company (other than our CEO) was $84,240; and

◾	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $16,760,924.

Based on this information, for 2021 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 199 to 1.

The above pay ratio and annual total compensation amount are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. We note that the ratio and total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee and determine that employee’s total compensation, the composition and location of the workforce, and other factors may vary significantly among companies.

84               Lincoln National Corporation 2022 Proxy Statement

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

We are requesting that our shareholders vote in favor of an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan (the “2020 ICP”) to increase the number of shares available for issuance under the 2020 ICP by 1,850,000 shares (the “Amendment”). The 2020 ICP was approved by our shareholders on June 12, 2020.

Approval of the Amendment will increase to 7,050,000 shares the total number of shares available for delivery by the Company under the 2020 ICP in connection with the grant of short- and long-term incentive compensation to our officers, employees, non-employee directors, agents, brokers and consultants (“eligible participants”).

We are seeking approval of the Amendment to provide additional shares issuable to eligible participants in order to continue to attract and retain valuable employees and other service providers and to remain competitive and flexible with respect to the types and terms of incentive instruments we are able to offer. As of February 28, 2022, 1,647,045 shares remained available for grant under the 2020 ICP. In addition, as of February 28, 2022, there were only 690,346 shares available for grant under our 2009 ICP and 1,114,071 shares available for grant under our 2014 ICP.

We also have the LNC Deferred Compensation Plan for Non-Employee Directors (the “Directors’ DCP”), which as of February 28, 2022, had 25,699 shares available for grant as deferred stock units. None of our officers or employees are eligible to receive awards under the Directors’ DCP.

Our Board of Directors believes that our executive and employee compensation programs, and particularly the granting of equity awards, allows the Company to align the interests of its executives and other employees of the Company who are selected to receive awards with those of shareholders by rewarding long-term decision-making and actions for the benefit of the Company. The Company believes that equity-based compensation assists in the attraction and retention of qualified executives and other employees and provides them with additional incentive to devote their best efforts to pursue and sustain our long-term performance, enhancing the value of the Company for the benefit of its shareholders. Furthermore, the Company believes it is important to have the flexibility to grant various types of equity awards to its executives and employees so that it can react appropriately to the changing competitive environment while being mindful of the impact on shareholders.

Shareholder approval of the Amendment is intended to, among other things, comply with the rules and regulations of the NYSE. The Board of Directors approved the Amendment subject to shareholder approval. The closing price of a share of our common stock on the New York Stock Exchange on March 21, 2022 was $65.18.

Highlights of the 2020 ICP include the following:

◾	The 2020 ICP is administered by an independent committee.

◾	No repricing of stock options or stock appreciation rights (“SARs”) is permitted without prior shareholder approval.

◾	Stock options and SARs cannot be granted with an exercise price that is less than 100% of fair market value on the date of grant.

◾	There is no evergreen provision under the 2020 ICP.

◾	No dividends or dividend equivalents on unvested awards are paid until those awards are earned and vested.

◾	Awards are subject to double trigger equity vesting upon a change of control.

◾	With limited exceptions, the designated vesting period for awards must be at least one year.

◾	Awards are subject to individual annual limits.

◾	Awards are subject to forfeiture, cancellation and recoupment upon violation of restrictive covenants, including a noncompetition covenant.

◾	Awards are subject to our clawback policy.

◾	The 2020 ICP does not permit liberal share recycling.

Lincoln National Corporation 2022 Proxy Statement               85

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Required Shareholder Vote

A majority of the votes cast is required for approval of the Amendment. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes will not count as votes cast either for or against the proposal.

Selected Equity Plan Data

The following table provides a breakdown of the outstanding equity awards and the shares remaining available for grant under our equity plans as of February 28, 2022.

Stock Options Outstanding	3,345,459

Weighted Average Exercise Price	$60.37

Weighted Average Remaining Term (in years)	6.40

Restricted Stock Units Outstanding	1,992,846

Performance Shares Outstanding	753,474	[1]

Deferred Stock Units Outstanding	479,208

Shares remaining available for grant under the 2020 ICP	1,647,045	[3]

Shares remaining available for grant under the 2009 ICP	690,346	[2,3]

Shares remaining available for grant under the 2014 ICP	1,114,071	[3]

Shares remaining available for grant under the Directors’ DCP	25,699

[1]

Represents outstanding performance share awards at target (100%); maximum payout is 200% of target for the awards granted in 2020, 240% for the awards granted in 2021 and 232% for the awards granted in 2022.

[2]

Under the 2009 ICP, stock-based awards are granted from a pool of available shares, with stock options counting as one share and full value awards (restricted stock units, performance shares, etc.) counting as 1.63 shares.

[3]	Assumes outstanding performance share awards paid at maximum.

Determination of Shares Available Under the Plan

The Board and the Compensation Committee are mindful of their responsibility to shareholders in granting equity-based awards. Our shareholders are being asked to approve the Amendment to provide for the issuance of an additional 1,850,000 shares under the 2020 ICP. We believe that the proposed additional shares, together with the shares remaining available for issuance under the 2020 ICP and our three other pre-existing plans, totaling 3,477,161 shares in the aggregate as of February 28, 2022, would provide us with the opportunity to continue granting equity-based compensation at appropriate levels for up to one or two years before we would need to seek shareholder approval of more shares. Our annual grants to executives and other employees participating in the Company’s incentive compensation programs were made in February 2022.

In setting the additional number of shares to reserve for issuance under the 2020 ICP, the Compensation Committee and the Board considered a number of factors, including:

◾	Historical equity granting practices, including the three-year average share usage rate (commonly referred to as burn rate).

◾	Shares remaining available for grant.

◾	Total potential dilution (commonly referred to as overhang).

86               Lincoln National Corporation 2022 Proxy Statement

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Burn Rate

In setting and recommending to shareholders the additional number of shares to reserve for issuance under the 2020 ICP, the Compensation Committee and the Board considered historic share usage and resulting burn rate as reflected in the table below. We used an average of 1.07% of the weighted average shares outstanding for grants over the past three years under the 2020 ICP, the 2009 ICP, the 2014 ICP and the Directors’ DCP.

	Year Ended December 31, (shares in thousands)

	2021	2020	2019

Options granted	675	893	715

RSUs granted	911	624	621

Performance Shares granted[1]	756	466	405

Deferred Stock Units granted	46	74	43

Weighted Average shares of common stock outstanding	187,360	193,610	200,609	3-Year Average

Burn Rate[2]	1.27%	1.06%	0.89%	1.07%

[1]

Performance shares amounts are presented at maximum payout, or 200% of the target award amounts for the awards granted in 2020 and 2019 and 240% for the awards granted in 2021. At target, 315,076, 233,039 and 202,484 performance shares were granted in 2021, 2020 and 2019, respectively. 18,228, 134,282 and 258,384 performance shares vested in 2021, 2020 and 2019, respectively, as disclosed in Note 18, Note 19, and Note 18, respectively, of the Notes to Consolidated Financial Statements included in Item 8 of our Annual Reports on Form 10-K for the years ended December 31, 2021, 2020 and 2019, respectively.

[2]

The burn rate has been calculated as the quotient of (i) the sum of all awards granted in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year.

Shares Remaining Available for Grant

As of February 28, 2022, we had a total of 3,451,462 shares of common stock available for future awards under the 2020 ICP, the 2009 ICP and the 2014 ICP, assuming performance share awards at maximum, and 25,699 shares available for future awards of deferred stock units under the Directors’ DCP. None of our officers or employees is eligible to receive awards under the Directors’ DCP. The Compensation Committee and the Board considered that the shares currently available for issuance may not be sufficient to cover future equity awards in the near term, especially if material fluctuations in our stock price occur (which impacts the number of shares we grant, as we determine the size of equity awards to be granted based on the competitive dollar value to be delivered to plan participants) and given the Company’s recent grant history (shown above).

Total Potential Dilution

The Compensation Committee and the Board considered the potential shareholder dilution represented by outstanding equity awards and shares available for future grants, or overhang. Total potential dilution is calculated as shown below.

Total Potential Dilution (or Overhang)	=	(remaining shares available) + (shares underlying outstanding equity awards) + (additional shares authorized)
Total number of issued and outstanding shares of common stock (excluding treasury shares)

As of February 28, 2022, we had 172,613,445 shares of common stock outstanding. As of the same date, 6,570,987 shares were subject to outstanding equity awards under the 2020 ICP, the 2009 ICP, the 2014 ICP and the Directors’ DCP (counting outstanding performance share awards at target, or 100%), and an aggregate 3,477,161 shares remained available for grant under these four plans. Prior to any additional shares being authorized under the 2020 ICP, total potential dilution is 5.8% as of February 28, 2022. By adding the 1,850,000 shares proposed to be authorized under the Amendment, total potential dilution increases to 6.9%. The Compensation Committee and the Board believe that the increase in the number of shares of common stock available under the 2020 ICP represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an important component of our overall compensation program.

Lincoln National Corporation 2022 Proxy Statement               87

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Summary of the 2020 ICP

The following is a summary of certain material features of the 2020 ICP, as proposed to be amended by the Amendment, which is qualified in its entirety by reference to the complete terms of the 2020 ICP, as amended by Amendment No. 1 to the 2020 ICP, which together are attached as Exhibit 3 to this proxy statement, beginning on page E-7.

Purpose

The Board of Directors approved the 2020 ICP and the Amendment, subject to shareholder approval, to provide incentives to the eligible participants in order to:

◾	encourage share ownership and align compensation with performance results and shareholder interests;

◾	provide performance incentives that promote the long-term goals of the Company and the creation of shareholder value; and

◾	provide competitive incentive compensation sufficient to attract, retain and motivate key officers, employees, and other persons who provide services to the Company.

Summary of Key Terms

The following is a summary of the key provisions of the 2020 ICP.

Award Types

The following types of awards (collectively “awards”) are available for issuance under the 2020 ICP:

◾  incentive stock options (“ISOs”);

◾  nonqualified stock options;

◾  SARs;

◾  restricted stock;

◾  restricted stock units (“RSUs”);

◾  deferred stock units and other stock-related awards; and

◾  performance or annual incentive awards that may be settled in cash, stock, or other property.

The terms and conditions of each award are determined by the Compensation Committee and are set forth in a written award agreement.

Term	The 2020 ICP will expire on June 11, 2030, and, as such, no award may be granted under the 2020 ICP after this date.
Award Limits

In each fiscal year, a participant who is not a non-employee director may be granted an award under the 2020 ICP (taking into account any similar awards granted under any preexisting plan during that fiscal year) with respect to not more than 2,000,000 shares of stock per award type. In addition, with respect to a participant who is not a non-employee director, the maximum cash amount that may be earned (i) as an annual incentive award or other annual award payable in cash in respect of any fiscal year of the Company shall be $8,000,000, and (ii) as a performance award or other award payable in cash in respect of any individual performance period shall not exceed $8,000,000 in any 12-month period (in each case, taking into account any similar awards granted under any preexisting plan during the applicable fiscal year or 12-month period).

A participant who is a non-employee director may not receive total compensation for any fiscal year that exceeds $650,000.

Eligible Participants	All employees, including officers, non-employee directors, agents, brokers and consultants of the Company and our subsidiaries are eligible to be granted awards under the 2020 ICP. As of December 31, 2021, approximately 10,800 employees, including eight executive officers, and twelve non-employee directors were eligible to participate in the 2020 ICP. In determining which eligible participants receive awards, the Compensation Committee considers such factors as it deems relevant to promote the purposes of the 2020 ICP.

88               Lincoln National Corporation 2022 Proxy Statement

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Plan Administration, Amendment and Termination

The 2020 ICP is administered by the Compensation Committee, which is comprised entirely of “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act, and “independent directors” for purposes of the NYSE rules. Subject to the terms and conditions of the 2020 ICP, the Compensation Committee has the full power and authority to:

◾	interpret the provisions of the 2020 ICP;

◾	select participants;

◾	determine the type and number of awards to be granted;

◾	determine the number of shares of common stock covered by an award;

◾	specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof);

◾	set other terms and conditions of such awards;

◾	prescribe the forms of award agreements;

◾	adopt, amend and rescind rules applicable to the 2020 ICP; and

◾	make all other determinations that may be necessary or advisable for the administration of the 2020 ICP.

The Compensation Committee may, in its discretion, convert any award or the value of any award (other than options or SARs) under the 2020 ICP, subject to applicable laws and regulations, into deferred stock units which will be administered under our plans relating to nonqualified deferred compensation.

The Board of Directors, or the Compensation Committee acting pursuant to authority delegated to it by the Board, may amend, alter, suspend, discontinue, or terminate the 2020 ICP or the Compensation Committee’s authority to grant awards without further shareholder approval. However, the Board of Directors may not amend the 2020 ICP without shareholder approval to the extent such approval is required under applicable law or the NYSE’s listing standards. Neither the Board of Directors nor the Compensation Committee may amend the 2020 ICP or the terms of any award previously granted without the consent of the affected participant, if such action would materially and adversely impair the rights of such participant under any outstanding award. Neither the Board of Directors nor the Compensation Committee may amend the terms of any stock option or SAR to reduce its exercise price, or cancel or replace any outstanding stock options or SARs in exchange for stock options or rights with lower exercise prices or for other awards or cash (other than as a result of adjustments made in the event of a merger, reorganization, stock dividend, stock split or other corporate structure change as provided in the 2020 ICP).

Unless earlier terminated by the Board, the 2020 ICP will terminate at such time as no shares remain available for issuance under the 2020 ICP or June 11, 2030, whichever is earlier. Awards outstanding as of the date of termination will not be affected by the 2020 ICP’s termination.

Available Shares

Subject to certain adjustments set forth in the 2020 ICP, a total of 7,050,000 shares of common stock, which includes the additional 1,850,000 shares our shareholders are being asked to approve under the Amendment, would be available for issuance under the 2020 ICP and shall consist of authorized but unissued shares of common stock held in treasury. The number of shares available for issuance under the 2020 ICP is subject to adjustment to reflect stock splits, reorganizations and similar events. During any fiscal year of the Company the number of shares of common stock issued as a bonus or in lieu of other obligations, and other stock-based awards granted to any one participant who is not a non-employee director shall not exceed 2,000,000 shares for each type of such award, subject to adjustment in certain circumstances. With respect to a participant other than a non-employee director, the maximum amount that may be earned as an annual incentive award or other cash award (payable currently or on a deferred basis) in any fiscal year is $8,000,000, and the maximum amount that may be earned as a performance award or other cash award (payable currently or on a deferred basis) in respect of a performance period is $8,000,000. A participant who is a non-employee director may not receive total compensation, including awards under the 2020 ICP and other plans, for any fiscal year that exceeds $650,000.

Shares covered by the unvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any terminated, canceled, expired or forfeited award or portion thereof under the 2020 ICP will again be available for issuance under

Lincoln National Corporation 2022 Proxy Statement               89

Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

the 2020 ICP. Any shares attributable to a portion of any award granted under the 2020 ICP that is settled in cash in lieu of shares will become available again under the 2020 ICP. However, shares that are withheld or delivered for tax withholding or in connection with the exercise price or net share settlement of a stock option or SAR will not be made available again.

Awards

The 2020 ICP authorizes grants of a variety of awards described below. The Compensation Committee determines the terms and conditions of each award at the time of grant, including whether payment of awards may be subject to the achievement of performance goals, consistent with the provisions of the 2020 ICP.

Stock Options and SARs

The Compensation Committee is authorized to grant stock options (both ISOs and nonqualified stock options) and SARs under the 2020 ICP. Stock option awards entitle a participant to purchase shares of LNC common stock during the option term at a fixed price that is set by the Compensation Committee on the date of grant. SARs entitle a participant to receive on exercise the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR. The exercise price of a stock option and the grant price of a SAR are determined by the Compensation Committee but may not be less than the fair market value of a share of our common stock on the date of grant. Under the 2020 ICP, unless otherwise determined by the Compensation Committee, the fair market value of our common stock is the closing price of a share of common stock, as quoted on the composite transactions table on the NYSE, on the date of grant.

The maximum term of each stock option or SAR, the times at which each stock option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Compensation Committee. No stock option or SAR may have a term exceeding ten (10) years. Options may be exercised by payment of the exercise price in cash, common stock or outstanding awards having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Compensation Committee. To date, we have only granted SARs settleable exclusively in cash.

Restricted Stock, Restricted Stock Units and Deferred Stock Units

The Compensation Committee is authorized to grant restricted stock, RSUs and deferred stock units under the 2020 ICP. Restricted stock is a grant of common stock issued with such contingencies or restrictions as the Compensation Committee may impose. Until the conditions or contingencies are satisfied or lapse, the stock is subject to forfeiture. A recipient of a restricted stock award has the right to vote the shares and receive dividends on them unless the Compensation Committee determines otherwise, with any such dividends to be subject to the same restrictions and vesting requirements as the underlying restricted stock. If the recipient terminates employment before the end of the contingency period, the award is forfeited, subject to such exceptions as authorized by the Compensation Committee.

An RSU represents a phantom share of our common stock that evidences the right to receive shares of common stock upon the satisfaction of such contingencies or restrictions as the Compensation Committee may impose. An award of deferred stock units is credited to a bookkeeping reserve account in accordance with the terms of the Company’s plans relating to nonqualified deferred compensation. Deferred stock units provide a participant the right to receive at the end of a specified deferral period shares, cash based on the value of a share, or a combination thereof, as governed by the terms of the applicable deferred compensation plan, subject to possible forfeiture of the award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of the deferral period. Prior to settlement, an award of RSUs or deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although the Compensation Committee may provide for the receipt of dividend equivalents subject to the same restrictions and vesting requirements as the underlying award.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to any terms specified by the Compensation Committee.

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Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Other Stock-Based Awards

The 2020 ICP authorizes the Compensation Committee to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Such awards might include (i) convertible or exchangeable debt securities; (ii) other rights convertible or exchangeable into shares; (iii) purchase rights for shares; (iv) awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee; and (v) awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Compensation Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards.

Performance Awards, Including Annual Incentive Awards

The Compensation Committee may grant awards that are subject to performance conditions specified by the Compensation Committee. A performance award may be in any form of award permitted under the 2020 ICP. The 2020 ICP also authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other awards upon achievement of pre-established performance goals during a specified one-year performance period.

The performance measures to be achieved as a condition of payment or settlement of a performance award or annual incentive award may: (i) include one or more business criteria for the Company on a consolidated basis, and/or for specified subsidiaries or business units of the Company and (ii) have established targeted level or levels of performance with respect to each such business criterion. The business criteria may be based on a number of criteria as specified in the 2020 ICP.

Dividends and Dividend Equivalents

No dividends may be paid on stock options or SARs. To the extent included in the terms of an award, dividends on restricted stock and dividend equivalents on any unvested RSUs, performance shares or deferred stock units will be subject to the same restrictions and vesting requirements as the underlying award, and will be accrued (including by the reinvestment in additional restricted stock or shares in respect of RSUs) and paid only upon settlement of the award.

Stock Option and SAR Repricing Prohibited

The 2020 ICP prohibits repricing of stock options or SARs without shareholder approval. Repricing means the cancellation of a stock option or SAR in exchange for cash, other awards or the grant of a new stock option or SAR with a lower exercise price than the original stock option or SAR, or the amendment of an outstanding award to reduce the exercise price.

Adjustment Provision

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation for consideration or similar event affecting the Company or one of its subsidiaries, the Compensation Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the aggregate number and kind of shares under the 2020 ICP, the maximum limitations set forth in the 2020 ICP for certain types of awards and grants to individuals of certain types of awards, the number and kind of shares subject to outstanding awards, and the exercise price of outstanding awards. In connection with such an event, the adjustments may include the cancellation of outstanding awards in exchange for payments of cash, property or a combination thereof having a value equal to the value of such awards, as determined by the Compensation Committee or the Board of Directors, the substitution of other property for the shares subject to outstanding awards, and, in connection with a disaffiliation, arranging for the assumption or replacement of the awards with new awards based on other property or other securities, as well as any corresponding adjustments to awards that remain based upon the Company’s securities.

In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a separation or spinoff or similar event, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Compensation Committee or the Board of Directors shall make such substitutions or adjustments as it deems

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Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

appropriate and equitable to the aggregate number and kind of shares under the 2020 ICP, the maximum limitations set forth in the 2020 ICP for certain types of awards and grants to individuals of certain types of awards, the number and kind of shares subject to outstanding awards, and the exercise price of outstanding awards.

The Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (including performance awards and performance goals) in recognition of unusual, infrequent or nonrecurring events (including, the transactions and events described above, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Compensation Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant.

Transferability of Awards

Awards granted under the 2020 ICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning or other purposes; provided, however, that awards may not be transferred to a third party for value.

Other Terms of Awards

In general, awards may be settled in the form of cash, common stock, other awards, or other property in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2020 ICP. The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired property surrendered by the participant) to satisfy withholding and other tax obligations.

Awards under the 2020 ICP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Cancellation, Rescission and Recoupment of Awards

The Compensation Committee may cancel or rescind awards if the participant fails to comply with certain noncompetition, nonsolicitation, confidentiality or intellectual property covenants. For instance, awards may be canceled or rescinded if the participant engages in competitive activity while employed by us or, for certain participants, within a specified period following termination of employment. In addition, awards granted under the 2020 ICP will be subject to any clawback policy adopted by us as in effect from time to time.

Acceleration of Vesting

Under the 2020 ICP, except to the extent otherwise determined by the Compensation Committee at the date of grant, upon a participant’s involuntary termination of employment other than for cause (as that term is defined in the applicable award agreement) within two years after the occurrence of our change of control, stock options will become fully vested and exercisable and restrictions on restricted stock and deferred stock units will lapse. “Change of control” is defined to include a variety of events, including the acquisition by certain individuals or entities of twenty percent or more of our outstanding common stock, significant changes in the Board of Directors, certain reorganizations, mergers and consolidations involving us, and the sale or disposition of all or substantially all of our consolidated assets. The definition of a “change of control” applicable to the 2020 ICP is shown in Appendix A to Exhibit 3 on page E-22.

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Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

New Plan Benefits

Any awards under the 2020 ICP will be subject to the discretion of the Compensation Committee, and it is not currently possible to determine the amounts of future awards. Accordingly, it is not possible to determine the amounts that will be received by employees, non-employee directors or other eligible participants in the 2020 ICP.

Federal Income Tax Implications of the Plan

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to awards under the 2020 ICP. This summary of the federal income tax consequences in respect of the 2020 ICP is for general information only. Interested parties should consult their own advisers as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

The grant of a stock option or SAR will create no tax consequences for the participant or us. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising a stock option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of a stock option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the stock option or SAR).

We will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with a stock option or SAR, subject to Code Section 162(m). We are generally not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

With respect to awards granted under the 2020 ICP that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, subject to Code Section 162(m).

With respect to awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the IRS within 30 days after the receipt of the shares or other property. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, subject to Code Section 162(m).

Code Section 162(m)

In general, Code Section 162(m) limits the Company’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m). Code Section 162(m) may result in all or a portion of the awards granted under the 2020 ICP to “covered employees” failing to be deductible to the Company for federal income tax purposes.

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Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Code Section 280G

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by us and subject to a 20% excise tax payable by the participant.

Code Section 409A

Code Section 409A applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. If deferred compensation covered by Code Section 409A meets the requirements of Code Section 409A, then Code Section 409A has no effect on the individual’s taxes. If a deferred compensation arrangement does not meet the requirements of Code Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. The 2020 ICP permits the grant of various types of incentive awards, which may or may not be subject to Code Section 409A. If an award that is subject to Code Section 409A does not satisfy the requirements of Code Section 409A, the taxable event for such award could apply earlier than intended and could result in the imposition of additional taxes and penalties on the participant.

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Item 4 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Equity Compensation Plan Information

The table below provides information as of December 31, 2021 regarding securities authorized for issuance under the Company’s equity compensation plans. For information as of February 28, 2022, see page 86.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by shareholders	6,976,140	[1]	$59.21	[2]	4,874,407[3]

Equity compensation plans not approved by shareholders	—		N/A		—

Total	6,976,140		$59.21		4,874,407

[1]	This amount includes the following:

◾

1,367,782 representing the number of performance shares based on the maximum number of shares potentially payable under the awards (i.e. 200% of target or 240% of target, as applicable). 630,670 represents the target number of performance shares, including dividend equivalents, that were outstanding as of December 31, 2021, as set forth in Note 18 of the Notes to the Consolidated Financial Statements, included in Part II, Item 8 of the 2021 Form 10-K. The performance share awards have not been earned as of December 31, 2021. The number of shares, if any, to be issued pursuant to such awards will be determined based upon performance over the applicable three-year performance period. The performance shares are all issued under the 2009 ICP, the 2014 ICP or the 2020 ICP;

◾	1,870,556 outstanding restricted stock units, which were granted under the 2009 ICP, the 2014 ICP or the 2020 ICP;

◾	3,011,536 outstanding stock options with service conditions granted under the 2009 ICP, the 2014 ICP or the 2020 ICP;

◾	166,278 outstanding stock options with performance conditions granted under the 2009 ICP; and

◾

559,988 outstanding deferred stock units, which have been granted under the Directors’ DCP. These outstanding deferred stock units are vested and are not included in Note 18 of the Notes to the Consolidated Financial Statements, included in Part II, Item 8 of the 2021 Form 10-K.

[2]

The price in column (b) reflects the weighted average price of all outstanding options under any plan that, as of December 31, 2021, had been granted but not forfeited, expired or exercised. Performance shares, restricted stock units, and deferred stock units are not included in determining the weighted average in column (b) because they have no exercise price.

[3]	Includes up to:

◾	672,918 securities available for issuance in connection with awards under the 2009 ICP;

◾	959,660 securities available for issuance in connection with awards under the 2014 ICP;

◾	3,212,589 securities available for issuance in connection with awards under the 2020 ICP; and

◾	29,240 securities available for issuance in connection with deferred stock units under the Directors’ DCP, which are vested upon grant.

Shares that may be issued in payment of awards, other than stock options and SARs, reduce the number of securities remaining available for future issuance under the 2009 ICP at a ratio of 1.63 to 1. Shares that may be issued in payment of awards granted under the 2014 ICP and the 2020 ICP reduce the number of securities remaining available for future issuance at a ratio of 1 to 1.

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Item 5 | Shareholder Proposal Regarding Independent Board Chair

Shareholder Proposals

The Company received two shareholder proposals that will be voted upon at the Annual Meeting if properly presented by or on behalf of the proponent. The proposals and statements made in support thereof, as well as the Board’s statements in opposition to the proposals, are presented on the following pages.

The Board of Directors recommends that you vote AGAINST both shareholder proposals.

Item 5 | Shareholder Proposal Regarding Independent Board Chair

We expect the following proposal (Proposal 5 on the proxy card and voting instruction card) to be presented by a shareholder at the Annual Meeting. In accordance with SEC rules, the shareholder proposal is presented below as submitted by the shareholder. The Company disclaims all responsibility for the content of the proposal, the graphic and the supporting statement, including other sources referenced in the supporting statement. Kenneth Steiner, 12 Stoner Ave., 2M, Great Neck, NY 11021, beneficial owner of 100 shares of the Company’s common stock, is the proponent of the following shareholder proposal.

Resolution Proposed by Shareholder:

Proposal 5 — Independent Board Chairman

The shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:

Selection of the Chairman of the Board The Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

The Chairman shall not be a former CEO of the company.

This policy is not intended to violate any employment contract but recognizes that the Board has broad power to renegotiate an employment contract.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic in 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

At its 2020 annual meeting Lowe’s (LOW) directors said that having a separate Chairman and Chief Executive Officer allows the Chairman time to devote attention to Board oversight.

The Lincoln National board needs attention. The following aging directors received from 11 million to 20 million negative votes at our 2021 annual meeting:

William Cunningham, 78

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Item 5 | Shareholder Proposal Regarding Independent Board Chair

Patrick Pittard, 76, Chair of the Management Pay Committee

Leanne Lachman, 79, Chair of Audit Committee

Michael Mee, 79

Eric Johnson (20 million negative votes)

These negative votes were up to 8-times the negative votes received by other LNC directors. Plus management pay was rejected by 27% of shares when a 5% rejection is the norm. Management was rejected by 2-times as many votes as Mr. Johnson was rejected by.

Meanwhile our stock was at $82 in 2018.

With the current policy of allowing a CEO to serve as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman. A lead director is a poor alternative and a lead director can delegate most of the lead director duties to the CEO office and then simply rubber-stamp it. There is no way shareholders can be sure of what goes on.

The lack of an enduring policy for an independent Board Chairman policy is an unfortunate way to discourage promising new outside ideas and an unfortunate way to encourage the CEO to pursue pet projects that would not stand up to effective oversight.

Please vote yes:

Independent Board Chairman - Proposal 5

Our Response – Statement in Opposition to Proposal:

The Board has carefully reviewed the foregoing proposal and unanimously recommends a vote AGAINST this proposal because we believe it is not in the best long-term interests of the Company and its shareholders. The Board agrees with the importance of a strong independent Board to represent the interests of shareholders, and eleven of our thirteen director nominees are independent. Moreover, the Board agrees with the importance of strong independent leadership on the Board. The Board also believes that it is in the best interests of the Company and its shareholders to retain flexibility to determine the optimal leadership structure at any given time. As such, the Board has implemented an independent Lead Director (“Lead Independent Director”) structure.

The requirement in our Corporate Governance Guidelines (the “Guidelines”) that the Board designate a Lead Independent Director if the positions of Chair and CEO are combined, or if the Chair is not otherwise independent, ensures continued independent Board leadership. The Board believes that formally separating the roles of CEO and Chair or prohibiting a former executive from serving in the Chair role is not necessary to ensure a strong independent board of directors. The presence of a Lead Independent Director with clearly defined responsibilities provides an appropriate independent counterbalance when the Chair is not an independent director. The Board’s determination as to the appropriate Board leadership structure is part of the regular Board succession planning process, and the Board’s determination as to who should serve as the Board Chair is based on the qualifications of the director and the best interests of the Company at that time.

Under our Guidelines, the majority of our Board is required to be “independent” as defined by SEC rules and NYSE listing standards, and eleven of our thirteen director nominees have been determined to be independent. The Board elects its Chair annually, and, since 2007, our Board has opted to elect an independent director to serve as Board Chair. In August 2021, as part of the consideration and approval of our CEO succession plan, the Board decided to elect our outgoing CEO, Dennis Glass, to serve as Chair, and independent director Dr. William H. Cunningham to serve as Lead Independent Director beginning after the 2022 Annual Meeting. Ellen Cooper, the incoming CEO, will serve as a director but not as Chair.

In accordance with our governing documents, the CEO is responsible for setting the Company’s performance and strategic direction and for day-to-day leadership, while the Lead Independent Director (or independent non-executive

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Item 5 | Shareholder Proposal Regarding Independent Board Chair

Chair, as the case may be) provides guidance to the CEO and management, reviews and approves the agenda for the Board meetings, has the opportunity to review and approve all Board meeting materials, acts as the key liaison between the Board and management, and presides over meetings of the independent directors and over meetings of the Board when the Chair is not available. He or she also has the authority to call special meetings of the Board and is available for consultation or direct communication with major shareholders, as appropriate. However, as discussed further below, the Board has no set policy requiring that the Chair be an independent member of the Board nor that the offices of CEO and Chair be separate. The Board believes that it should continue to determine on a case-by-case basis the most effective leadership structure for the Company, rather than adopt the proposal’s rigid “one-size-fits all” approach to Board leadership.

The Guidelines provide for the election of a Lead Independent Director with clearly delineated and comprehensive duties if the positions of Chair and CEO are combined or the Chair is not otherwise independent.

If the roles of Chair and CEO are combined or the Chair is not otherwise independent, our Guidelines provide that the independent members of Board will designate a Lead Independent Director from among the independent directors, as they did most recently with the selection of Dr. Cunningham to serve as Lead Independent Director beginning after the 2022 Annual Meeting. As set forth in the Guidelines, the duties of the Lead Independent Director or the independent non-executive Chair, as the case may be, include, but are not limited to, the following functions:

◾

Preside over meetings of the Board when the Chair of the Board is not available, chair regularly scheduled sessions of the outside directors and executive sessions of the independent directors, and communicate feedback to the CEO following executive sessions;

◾	Call additional meetings of the independent directors;

◾	At the standing invitation of the Board’s committees, attend meetings of Board Committees on which the Lead Independent Director does not already sit;

◾	Be available to the CEO for consultation on issues of corporate importance which may involve Board action and in general be a resource to the CEO;

◾	For each Board meeting, review and approve Board meeting agendas and schedules and add agenda items in his or her discretion;

◾	For each Board meeting, have the opportunity to review, revise and approve Board meeting materials for distribution to and consideration by the Board;

◾	Refer and defer to appropriate Board committee chairs all matters within the scope of such committees as set forth in the respective committee charters;

◾	Be a key communicator, along with committee chairs, between the directors and the CEO on matters deemed appropriate by the Board;

◾	Be available to independent directors for discussion of Board issues or other matters;

◾	Be available for consultation or direct communication with major shareholders, as appropriate;

◾	Assist with and communicate the results of the Board’s evaluation of the CEO;

◾	In the event of the incapacitation of the CEO, call a meeting of directors to consider what action is appropriate, including the possible election of an acting CEO or a new CEO; and

◾	Perform such other duties and responsibilities as the Board may determine from time to time.

The Board believes that the Company’s balanced and flexible corporate governance structure, including the requirement to select a Lead Independent Director with clearly-delineated and comprehensive duties when the Chair is not independent, makes it unnecessary and ill-advised to have an absolute requirement that the Chair be an independent director or that the Chair cannot be a former CEO of the Company. Additionally, having the former CEO serve in the role of Chair for a period of time following a CEO transition, as is the case at the Company, can provide for continuity for shareholders and employees alike.

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Item 5 | Shareholder Proposal Regarding Independent Board Chair

We believe a flexible leadership structure is the most effective for the Company and its shareholders.

The Board values the flexibility of selecting the structure of leadership best suited to meet the needs of the Company and its shareholders. Given the constantly evolving and dynamic business and economic environment in which we operate, the Board believes that the right leadership structure may vary as circumstances warrant.

Under the Guidelines, the Board will have an independent leadership structure in place but is permitted to change its leadership structure if it determines that doing so is appropriate and in the best interests of the Company and its shareholders at a given time. The Board carefully considers the merits of separating or combining the Chair and CEO positions whenever a CEO change occurs or the Chair is elected.

The Board believes that the decision as to who will serve as Chair, including whether to separate or combine the roles of Chair and CEO or whether to elect a former officer of the Company to serve as the Chair, should be based on the unique circumstances and challenges confronting the Company at any given time, as well as the individual skills and experiences that may be required in an effective Chair at that time. Eliminating the flexibility to select a structure of leadership, as the proponent requests, based on the facts and circumstances presented at a particular point in time is unnecessarily rigid and not in the Company’s or shareholders’ best interests.

The Board’s Audit, Compensation, Corporate Governance and Finance Committees are comprised entirely of independent directors.

Furthermore, the primary oversight of key financial, accounting, compensation and governance matters for the Company is entrusted to Board committees comprised entirely of independent directors. The Audit, Compensation, Corporate Governance, and Finance Committees are required by their charters to be comprised solely of independent directors and, as such, each committee is chaired by an independent director. These committees play a critical role in our governance and strategy, and each committee has access to management and the authority to retain independent advisors as it deems appropriate.

We employ several strong corporate governance practices that ensure effective and independent oversight.

A fixed policy requiring an independent Board Chair is also unnecessary given the Company’s other strong corporate governance practices that encourage independent oversight and viewpoints, including:

◾	An overwhelmingly independent Board (11 of 13 director nominees);

◾	Annual election of directors;

◾	A majority voting standard for the election of directors, and a director resignation policy for directors in an uncontested election;

◾	Shareholder right, at a 10% ownership threshold, to call a special meeting to transact company business;

◾	Proxy access;

◾	Procedures for shareholders to recommend director candidates to the Corporate Governance Committee (as described further under “Governance of the Company — Director Nomination Process”);

◾	Robust evaluation processes for each of the Board, our Committees and individual directors; and

◾	Channels for shareholders to communicate directly with members of the Board (as described further under “Governance of the Company — Communications with Directors”).

The Company has a strong history of listening to and responding to shareholder feedback, as demonstrated by our engagement with many of our largest shareholders over the past few years. In these conversations, many investors expressed support for the Board’s position to retain flexibility to select the most appropriate board leadership structure. The Board has also considered that a significant majority of investors voted against similar proposals presented at the 2019 and 2020 Annual Meetings. In light of the: (1) Board’s more than decade-long history of having an independent Chair, (2) requirement to have a Lead Independent Director if the CEO and Chair roles are combined or the Chair is not otherwise independent, (3) robust nature of the Lead Independent Director role, (4) independence of our key Board committees, and (5) strong corporate governance practices at our Company, the Board believes that an independent Chair requirement is unnecessary and that its adoption is not in the best long-term interests of our shareholders.

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Item 6 | Shareholder Proposal Regarding Shareholder Ratification of Termination Pay

Item 6 | Shareholder Proposal Regarding Shareholder Ratification of Termination Pay

We expect the following proposal (Proposal 6 on the proxy card and voting instruction card) to be presented by a shareholder at the Annual Meeting. In accordance with SEC rules, the shareholder proposal is presented below as submitted by the shareholder. The Company disclaims all responsibility for the content of the proposal, the graphic and the supporting statement, including other sources referenced in the supporting statement. John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, beneficial owner of 50 shares of the Company’s common stock, is the proponent of the following shareholder proposal.

Resolution Proposed by Shareholder:

Proposal 6 — Shareholder Ratification of Termination Pay

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Generous performance-based pay can be good but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.

For instance at one company if the CEO is terminated without cause, whether or not his termination follows a change in control, he will receive $39 million in termination payments, nearly 7-times his base salary plus short-term bonus.

It is in the best interest of Lincoln National shareholders to be protected from such lavish management termination packages for one person.

It is important to have this policy in place so that Lincoln National management stays focused on improving company performance as opposed to seeking a merger mostly to trigger a management golden parachute windfall.

This proposal is more important at Lincoln National because of the tendency to over pay management. Lincoln National management pay was rejected by 27% of shares in 2021 when a 5% rejection is the norm.

This proposal topic won 58% support at the 2021 FedEx annual meeting.

A 2015 General Electric shareholder proposal similar to the FedEx proposal won 40% GE shareholder support with 2.2 billion votes in favor. This may have represented 51% support from the GE shares that had access to independent proxy voting advice and are not forced to rely on the biased recommendations of management especially on issues of management pay.

Please vote yes:

Shareholder Ratification of Termination Pay - Proposal 6

100               Lincoln National Corporation 2022 Proxy Statement

Item 6 | Shareholder Proposal Regarding Shareholder Ratification of Termination Pay

Our Response – Statement in Opposition to Proposal:

The Board and the Compensation Committee have carefully reviewed the foregoing proposal and unanimously recommend a vote AGAINST this proposal because they concluded that it is not in the best long-term interests of the Company and its shareholders. The Board believes the Company’s current executive compensation policies and practices are appropriate and effective, aligning the interests of our executives with those of our shareholders, and provide reasonable and appropriate limits on post-termination compensation. Requiring shareholder approval or ratification of termination payments above an arbitrary prescribed amount, as proposed, could create a misalignment between the executives and our shareholders during a change-of-control transaction, presenting an increased risk to our shareholders. In addition, the adoption of the proposal could discourage the use of long-term equity incentive awards, which are intended to align executives’ interests with shareholders’ interests, and limit our ability to effectively attract, retain and motivate talented executives, placing us at a competitive disadvantage. Finally, adoption of this proposal would unduly restrict our Compensation Committee’s and Board’s ability to structure executive compensation, which could undermine the objectives of our executive compensation program and would not be in the best interests of our shareholders.

Our executive compensation program effectively aligns executive and shareholder interests and provides reasonable and appropriate limits on post-termination compensation.

Through our pay-for-performance philosophy, our executive compensation program is designed to motivate our executive talent to make significant contributions to Lincoln’s future success and to create long-term value for our shareholders and reward them for doing so. Accordingly, the Board and Compensation Committee believe that there should be a strong correlation between pay and corporate performance (both financial results and stock price), and our executive compensation program is designed with this in mind.

The equity-based awards that comprise our long-term incentive compensation are the largest percentage of our NEOs’ targeted total direct compensation. We award a mix of PSAs, RSUs and Options to create and maintain a long-term economic stake in the Company for our executives, thereby aligning their interests with the interests of our shareholders. All equity compensation awards to our executives are made under incentive compensation plans approved by our shareholders, including most recently the Lincoln National Corporation 2020 Incentive Compensation Plan (the “2020 ICP”), which was approved by approximately 92% of the votes cast at our 2020 Annual Meeting.

Our equity award agreements generally provide for accelerated vesting of unvested RSUs and Options upon an executive’s death or total disability or upon a change of control (as discussed further below), and pro rata vesting of such awards as of the date of an eligible retirement. Additionally, upon an executive’s death or total disability, the award agreements provide for the payout of PSAs on a full non-pro-rated basis, as calculated at the end of the three-year performance cycle, as if the executive had provided service for the full performance cycle, while in the case of eligible retirement he or she is entitled to receive a pro-rata payout of the PSA award. The payment of PSA awards is not accelerated under these circumstances and the PSAs only pay out in accordance with the performance as certified at the end of the applicable performance cycle.

In the event of a change of control (as defined in the 2020 ICP), our executive officers are eligible to participate in the LNC COC Plan. The purpose of the LNC COC Plan is to secure the executives’ continued services in the event of a change of control. In the event that the executive’s employment is terminated within two years after such change of control (i.e., a double-trigger vesting provision), it provides that the executive officer will receive a lump-sum cash payment equal to two times his or her base salary (or three times his or her base salary for our CEO) plus two times target annual incentive compensation (or three times target annual incentive compensation for our CEO), as well as the continuation of certain health benefits and certain other benefits and enhancements. Additionally, the 2020 ICP explicitly provides that unvested RSUs shall only become vested, and unvested Options shall only become vested and exercisable, in the event that the executive’s employment is terminated within two years after a change of control. The 2020 ICP does not prescribe the treatment of PSAs in connection with a change of control, allowing the

Lincoln National Corporation 2022 Proxy Statement               101

Item 6 | Shareholder Proposal Regarding Shareholder Ratification of Termination Pay

Compensation Committee, as plan administrator, to retain discretion to determine what portion, if any, of a PSA will vest under such circumstances. See “Executive Compensation Tables — Potential Payments Upon Termination or Change of Control” for the specific treatment of the equity awards in each circumstance.

Finally, none of our executive officers have an employment agreement, and each is an at-will employee. There are no payments or benefits that are triggered by any termination event (including resignation and severance) other than those described in this proxy statement as summarized above.

Adoption of this proposal could result in the misalignment of the interests of our executives and our shareholders during a change-of-control transaction and present increased risk to our shareholders.

The benefits provided by the LNC COC Plan, the accelerated vesting of equity awards and other benefits provided in connection with the termination of employment related to a change of control of LNC are intended to secure the executives’ continued services in the event of a change-of control-transaction, which further aligns their interests with those of our shareholders when evaluating any such potential transaction.

Without the ability to retain senior executives during a potential change of control, our ability to deliver maximum shareholder value in the transaction could be impaired. If adopted, the proposal would significantly limit our Board’s ability to provide reasonable assurance to our executive officers that they would realize the full expected value of their equity awards and benefits even if a change-of-control transaction were completed, so that they could focus on maximizing the value our shareholders would receive upon the change of control.

These plan provisions enable our executives to avoid distractions and potential conflicts of interest that could otherwise arise when a potential change-of-control transaction is being considered, and allow our leadership team to remain focused on protecting shareholder interests and maximizing shareholder value during the course of a transaction. If the potential change-of-control transaction is in the best interests of our shareholders, our executives should be motivated to focus their full energy on pursuing this alternative, even if it is likely to result in the termination of their employment. Our current executive compensation program reinforces this message and duty.

By effectively eliminating these important retention tools by requiring shareholder approval or ratification of termination payments above an arbitrary prescribed amount, the adoption of this proposal could result in the misalignment between the interests of our executives and those of our shareholders in a change-of-control transaction and create increased risk to our shareholders.

Adoption of this proposal would discourage the use of long-term equity incentive awards, which tie the interests of our executives to maximizing long-term shareholder value.

We believe long-term performance is the key measure of our success, as we manage LNC’s operations and business for the long-term benefit of our shareholders. Equity incentives in the form of RSUs, PSAs, which only vest if and to the extent long-term performance goals are achieved, and Options, which only have value if our stock price appreciates after the grant date, comprise a significant portion of an executive officer’s compensation. See the CD&A.

These equity awards support the achievement of LNC’s business strategies and goals, align financial rewards with the economic interests of our shareholders, facilitate significant LNC stock ownership by our executives, and promote retention of leadership talent that is critical to our success. Equity awards are a fundamental element of our executive compensation program and are granted and accepted with the expectation that the executives will be given a fair opportunity to realize the full value of these awards.

The adoption of this proposal would potentially trigger a shareholder approval or ratification requirement in order for our executives to realize the full value of their equity awards upon a change of control or their retirement, death, total disability or involuntary termination not for cause. As a result, the Board believes the proposal would have the effect of discouraging the use of long-term equity incentive awards and, accordingly, directly conflict with the objectives of our executive compensation program — namely, the alignment of shareholder and executive interests.

Adoption of this proposal could place us at a competitive disadvantage by limiting our ability to attract and retain highly qualified and effective executives.

We operate in a highly competitive industry, and we compete for talented executives with some of the largest companies in the insurance and financial services arena. Our outstanding management and leaders have made our executives attractive targets for other companies, and our key employees are aggressively recruited. To prevent loss

102               Lincoln National Corporation 2022 Proxy Statement

Item 6 | Shareholder Proposal Regarding Shareholder Ratification of Termination Pay

of our executive talent, we seek to provide an overall compensation program that is competitive with companies in our industry and continues to attract and retain outstanding people to lead our Company and businesses. Each element of compensation is intended to fulfill this important obligation. The adoption of this proposal could have an adverse effect on our ability to attract and retain executive talent, putting us at a competitive disadvantage, as it could cause a significant portion of an executive’s compensation to be uncertain until a shareholder vote could be held to approve or ratify potential termination payments above an arbitrary prescribed amount.

Adoption of this proposal would unduly restrict our Compensation Committee’s and Board’s ability to structure executive compensation.

We believe that our independent Compensation Committee is in the best position to design and implement executive compensation practices and principles that are aligned with the interests of our shareholders. To do that, the Compensation Committee must have the flexibility and discretion to structure an effective and competitive executive compensation program, taking into account market practices, market competitiveness, and the Company’s strategic, operational, and financial goals. Adoption of the proposal would unduly limit the Compensation Committee’s ability to exercise their judgment.

In sum, our Board believes that our current executive compensation policies and practices are appropriate and effective, aligning the interests of our executives with those of our shareholders, and provide reasonable and appropriate limits on post-termination compensation. Adoption of this proposal could limit our ability to effectively attract, retain and motivate talented executives and undermine the objectives of our executive program, which would not be in the best interests of our shareholders.

Lincoln National Corporation 2022 Proxy Statement               103

Compensation Committee Interlocks and Insider Participation

Compensation Committee Interlocks and Insider Participation

William H. Cunningham, Eric G. Johnson, Michael F. Mee, Janet Liang and Patrick S. Pittard served on the Compensation Committee during 2021. No member of the Compensation Committee had any relationship requiring disclosure under the “Related-Party Transactions,” as discussed below, and no member was an employee, officer, or former officer of us or our subsidiaries. In addition, no member of the Board is an executive officer of another entity at which one of our executive officers serves on the Board of Directors.

Related-Party Transactions

Our Corporate Governance Committee has a written policy for reviewing and approving transactions with related parties. This policy applies to any transaction or proposed transaction that we must disclose publicly to comply with SEC rules, and it requires that the Corporate Governance Committee (or the full Board) preapprove such transactions. In approving any transaction or proposed transaction, the Corporate Governance Committee must determine that the transaction is fair and reasonable to Lincoln and otherwise complies with our policy on conflicts of interest. This policy does not require the Corporate Governance Committee to obtain a fairness opinion or other third-party support for its actions, although it has discretion to do so.

For purposes of the policy, the Corporate Governance Committee has preapproved transactions in which we, our subsidiaries or affiliated planners provide to a related person insurance, annuities, mutual funds or similar products, or financial services on terms and conditions substantially similar to those available to similarly situated third parties in arm’s-length transactions. This preapproval also applies to products and services provided to an entity with which a related person is affiliated, provided that the related person receives only the same benefits generally available to other comparably situated employees.

The Corporate Governance Committee has reviewed and approved the following transactions pursuant to the policy:

BlackRock, Inc. (“BlackRock”), acting in various fiduciary capacities, filed a Schedule 13G/A with the SEC, reporting that as of December 31, 2021, BlackRock beneficially owned approximately 7.8% of our outstanding common stock. In the ordinary course of business, our subsidiaries have agreements with subsidiaries of BlackRock to distribute, and include in certain of our products, BlackRock funds. In 2021, our subsidiaries recorded revenues of approximately $9.9 million from BlackRock subsidiaries under these agreements. In addition, BlackRock provides sub-advisory and investment management services to our subsidiaries. For these services in 2021, our subsidiaries paid BlackRock approximately $14.0 million in the aggregate.

The Vanguard Group (“Vanguard”), acting in various fiduciary capacities, filed a Schedule 13G/A with the SEC, reporting that as of December 31, 2021, Vanguard beneficially owned approximately 11.32% of our outstanding common stock. In the ordinary course of business, our subsidiaries have agreements with subsidiaries of Vanguard to distribute certain Vanguard products, including mutual funds. In 2021, our subsidiaries recorded revenues of approximately $209,800 from Vanguard subsidiaries.

Ms. Cooper’s son, Hanan Shandler, has been employed by the Company since 2018 and currently serves in the role of Consultant, Data Science. During 2022, for his services as an employee, Mr. Shandler is expected to receive approximately $124,600, representing his 2022 base salary and 2021 AIP payout, and be eligible for benefits available to all employees. The terms of Mr. Shandler’s compensation are consistent with, and within the established range for, those provided to employees with comparable positions and tenure.

104               Lincoln National Corporation 2022 Proxy Statement

Security Ownership of More Than 5% Beneficial Owners  ◾  Security Ownership

Security Ownership

Security Ownership of More than 5% Beneficial Owners

Our common stock trades on the NYSE under the symbol “LNC.” We have no other types of stock outstanding. The following table lists persons or entities that, to the best of our knowledge, were beneficial owners of more than 5% of our common stock as of December 31, 2021. The information shown is based solely on our review of Schedules 13G filed with the SEC.

Security Ownership of Certain Beneficial Owners as of December 31, 2021

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	14,030,749	7.8%

Common Stock	Dan Hagan 601 E. Broadway, Suite 203 PO Box 1225 Columbia, MO 65205	15,000,000	8.3%

Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,457,515	11.3%

Lincoln National Corporation 2022 Proxy Statement               105

Security Ownership  ◾  Security Ownership of Directors, Nominees and Executive Officers

Security Ownership of Directors, Nominees and Executive Officers

The following table shows the number of shares of common stock and stock units beneficially owned on March 11, 2022, by each director, director nominee and NEO, individually, and by all directors, director nominees and executive officers as a group.

Security Ownership of Directors, Nominees and Executive Officers as of March 11, 2022

Name	Amount of LNC common stock and nature of beneficial ownership[1]	Percentage of class	LNC stock units[2]	Total of LNC common stock and stock units	Total percentage of class

Deirdre P. Connelly	1,000	*	18,228	19,228	*

Ellen G. Cooper	324,350	*	0	324,350	*

William H. Cunningham	8,738	*	144,904	153,642	*

Reginald E. Davis	0	*	4,061	4,061	*

Randal J. Freitag	485,802	*	0	485,802	*

Dennis R. Glass	1,351,248	*	83,022	1,434,270	*

Eric G. Johnson	0	*	75,899	75,899	*

Gary C. Kelly	3,000	*	40,873	43,873	*

M. Leanne Lachman	3,000	*	47,361	50,361	*

Dale LeFebvre	0	*	692	692	*

Janet Liang	0	*	403	403	*

Michael M. Mee	837	*	91,965	92,802	*

Jamie Ohl	85,277	*	6,538	91,815	*

Patrick S. Pittard	0	*	26,250	26,250	*

Kenneth S. Solon	133,683	*	0	133,683	*

Lynn M. Utter	0	*	22,769	22,769	*

All Directors and Executive Officers as a group –19 persons	2,455,451	1.42%	597,570	3,053,021	1.75%

*Each	of these amounts represents less than 1% of the outstanding shares of our common stock as of March 11, 2022.

[1]

These amounts include the following number of shares that the named person had a right to acquire within 60 days of March 11, 2022 through the exercise of options: Ms. Cooper, 210,000 shares; Mr. Freitag, 299,701 shares; Mr. Glass, 815,063 shares; Ms. Ohl, 64,222 shares; Mr. Solon, 90,285 shares; and all directors and executive officers as a group, 1,525,321 shares. These amounts also include 784 shares, 1,406 shares and 6,031 shares beneficially owned through the Employees’ 401(k) Plan by Mr. Freitag, Mr. Glass and Mr. Solon, respectively, and 14,374 shares beneficially owned through such plan by all directors and executive officers as a group. Mr. Kelly’s amount includes 3,000 shares held in a family trust.

[2]	LNC stock units are non-voting, non-transferable phantom stock units that track the economic performance of our common stock.

106               Lincoln National Corporation 2022 Proxy Statement

Questions & Answers  ◾  Annual Meeting Information

Annual Meeting Information

Q:	Why did I receive this proxy statement or notice of internet availability of proxy materials?

You received a copy of this proxy statement (or a notice of internet availability of proxy materials) because you owned shares of our stock on March 21, 2022, the record date, and that entitles you to vote at the Annual Meeting. This proxy statement describes the matters to be voted on at the meeting and provides information on those matters. It also provides certain information about the Company that we must disclose to you when the Board solicits your proxy.

Q:	Why did some shareholders receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of the printed proxy materials?

The SEC allows us to provide access to proxy materials via the internet rather than mailing a printed copy to each shareholder. Most shareholders received a notice of internet availability, which explains how to access the proxy materials on the internet and how to vote using the internet.

Q:	How can I get a paper copy of the proxy materials?

The notice of internet availability (the “Notice”) contains instructions on how to obtain a paper copy of all proxy materials — including our proxy statement, our 2021 annual report and a proxy card form. If you would like to receive paper copies of our proxy materials, please follow the instructions in the Notice and submit your request by May 15 to ensure that you receive the materials before the Annual Meeting.

Q:	How can I sign up for internet access to the proxy materials?

If you hold shares registered in your name, you may sign up at www.investorelections.com/lnc to receive access to the proxy material over the internet for future meetings, rather than receiving mailed copies. If you chose internet access, you will receive an email notifying you when the 2021 annual report to shareholders and this proxy statement are available, with links to access the documents on a website with instructions on how to vote via the internet. Your enrollment for internet access will remain in effect for subsequent years, although you can cancel it up to two weeks prior to the record date for any annual meeting.

If you hold your shares in “street name,” you may be able to obtain internet access to proxy materials by contacting your broker, bank or other intermediary.

Q:	What will I be voting on at the Annual Meeting?

You are being asked to:

1.	elect thirteen directors for a one-year term expiring at the 2023 Annual Meeting of Shareholders;

2.	ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2022;

3.	approve an advisory (non-binding) resolution on the compensation of our named executive officers;

4.	approve an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan;

5.	respond to an advisory shareholder proposal regarding the amendment of our governing documents to provide an independent chair of the board; and

6.	respond to an advisory shareholder proposal regarding shareholder ratification of executive termination pay.

The Board recommends that you vote FOR agenda items 1, 2, 3 and 4 and AGAINST agenda items 5 and 6.

While it is possible that other matters could come up for voting at the meeting, the Board is not aware of any other matters at present.

Lincoln National Corporation 2022 Proxy Statement               107

Annual Meeting Information  ◾  Questions & Answers

Q:	How do I attend the Annual Meeting?

If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

Attendance at the Annual Meeting is limited to shareholders of record at the close of business on March 21, 2022, the record date for the meeting. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

In order to protect the health and safety of our directors, employees, shareholders and the community, we are taking special precautions in connection with the Annual Meeting due to the health impact of COVID-19. If you are not feeling well, have had close contact with someone who has tested positive for, or think you may have been exposed to, COVID-19, we ask that you vote by proxy for the meeting. We will require all attendees to comply with the Company’s policies in place at the time of the meeting, which may include but not be limited to temperature checks, attendance limitations, social distancing, mask requirements and other safety protocols in accordance with any then-required federal, state and local guidelines. At least one week prior to the meeting, we will make available on www.proxydocs.com/lnc any COVID-19 related health and safety protocols that will be in place for the Annual Meeting. We also strongly encourage shareholders who plan to attend the Annual Meeting to review and follow the relevant guidance from public health authorities prior to attendance.

Q:	Who is entitled to vote?

Only shareholders of record at the close of business on March 21, 2022, the record date for the meeting, are entitled to vote at the Annual Meeting.

Q:	What constitutes a quorum at the Annual Meeting?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business. As of the record date, we had 171,890,801 shares of common stock, issued, outstanding and entitled to vote at the Annual Meeting. Once a share is counted as present at the Annual Meeting, it will be deemed present for quorum purposes for the entire meeting (and for any meeting resulting from a postponement of the Annual Meeting, unless a new record date is set).

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received and the broker does not have discretionary authority to vote on the proposal.

108               Lincoln National Corporation 2022 Proxy Statement

Questions & Answers  ◾  Annual Meeting Information

Q:	How do I vote?

You are entitled to one vote for each share of common stock you own. You will find the number of shares you own (and may vote) on the proxy card or the Notice that you received.

You may vote:

In Person. If you are a shareholder of record (i.e., you own your shares directly and not through a broker-dealer or other financial institution), you may vote your shares at the meeting or send a personal representative, with an appropriate proxy, to vote on your behalf.

If you hold your shares in “street name” (i.e., through a broker-dealer or other financial institution), you will need to present a proxy card from the institution that holds your shares in order to vote at the meeting.

For more information on voting in person, including appropriate forms of proof of ownership and directions to the meeting, contact Shareholder Services at 1-800-237-2920 or shareholderservices@LFG.com. For more information on attending the meeting, see “How do I attend the Annual Meeting” above.

Note: You cannot vote during the Annual Meeting if you only own share equivalents through the LNC Stock Fund of the Employees’ 401(k) Savings Plan, the LNL Agents’ 401(k) Savings Plan, or the LNL ABGA Money Purchase Plan, or through our dividend reinvestment plan. For instructions on voting these share equivalents, see below under “How do I vote my 401(k), Money Purchase Plan, and/or dividend reinvestment plan shares?”

By Mail. If you received a paper copy of the proxy materials, please mark, date, sign and mail the proxy card in the prepaid envelope the Company provided. For any other matter properly brought forth at the Annual Meeting, the individuals named as proxies will, to the extent permissible, vote all proxies in the manner they believe to be in our best interests.

By Telephone or Internet. Whether you received a paper copy of the proxy materials or viewed them online, you may vote either by telephone (within the United States, Canada or Puerto Rico only) or through the internet, as follows:
Call: 866-883-3382

Visit: www.proxypush.com/lnc

To use telephone or internet voting, you must provide your assigned control number noted on the proxy card or Notice. In addition to the instructions that appear on the proxy card or Notice, step-by-step instructions will be provided by a prerecorded telephone message or at the designated website.

If you hold your shares in “street name,” please check your proxy card or Notice, or contact your broker, nominee, fiduciary or other custodian, to determine if you will be able to vote by telephone or internet.

Q:	How many votes are needed to approve each proposal?

Assuming a quorum is present, a majority of the votes cast by the holders of shares entitled to vote at the annual meeting is required to elect each director, to ratify the appointment of Ernst & Young as our accounting firm, to approve the advisory resolution on the compensation of our NEOs, to approve the amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan and to approve the shareholder proposals. Proposals 3, 5 and 6, including the proposal regarding the approval of our NEOs’ compensation, are advisory only and not binding on the Board. Any other proposal that is properly presented at the Annual Meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Lincoln National Corporation 2022 Proxy Statement               109

Annual Meeting Information  ◾  Questions & Answers

Q:	How do abstentions, unmarked proxy cards and broker non-votes affect the voting results?

Abstentions: Abstentions will not count as votes cast either for or against a nominee or the proposals set forth in Items 2 through 6.

Unmarked Proxy Cards: If you sign and return a proxy or voting instruction card but do not mark how your shares are to be voted, the individuals named as proxies will vote your shares, if permitted, as the Board recommends.

Broker Non-Votes: If you hold your shares in “street name,” you may instruct your broker how to vote your shares. If you do not provide voting instructions, your shares are referred to as “broker non-votes” and the bank, broker or other custodian may vote your shares, at its discretion, only on the ratification of the appointment of our accounting firm. These broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval. Broker non-votes will not count as votes cast either for or against a nominee or the proposals set forth in Items 2 through 6.

Q:	Can I revoke my proxy or change my vote after I vote my proxy?

Yes, you may revoke your proxy or change your vote at any time prior to the Annual Meeting. To do so either:

1.	notify our Corporate Secretary in writing that you are revoking your vote;

2.	submit a new proxy by mail, telephone or internet; or

3.	attend the meeting and vote your shares in person.

Q:	How do I vote my 401(k), Money Purchase Plan, and/or dividend reinvestment plan shares?

If you have invested in the LNC Stock Fund of the LNC Employees’ 401(k) Savings Plan, the LNL Agents’ 401(k) Savings Plan, or the LNL ABGA Money Purchase Plan, your voting instructions, whether submitted via telephone or through the internet (as described above), tell the trustee of your plan how to vote the shares of common stock allocated to the plans. If our stock books contain identical account information regarding common stock that you own directly and common stock that you have an interest in through these plans, you will receive a single proxy/voting instruction card representing all shares you own. If you participate in one of these plans and do not provide the trustee with your voting instructions by 11:59 p.m. Eastern Time on May 24, the trustee of the plans will vote the shares allocated to your account in proportion to the shares held by each plan for which voting instructions have been received.

If you participate in our dividend reinvestment plan, your proxy/voting instruction card(s) will also include the number of shares of common stock allocated to your accounts in that plan. To vote your shares in that plan, you must return your proxy/voting instruction card(s) or submit your voting instructions by telephone or over the internet as instructed on your proxy/voting instruction card(s).

Q:	Who may solicit proxies?

Our directors, officers and employees, as well as Alliance Advisors, LLC (“Alliance Advisors”), our proxy solicitation firm, may solicit proxies on behalf of the Board in person, by mail, telephone, fax and other electronic means.

Q:	Who pays the costs of soliciting proxies?

We pay the cost of soliciting proxies. Our fee to Alliance Advisors to solicit proxies this year is $15,000, plus reasonable expenses. Our directors, officers and employees receive no additional compensation for soliciting proxies. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those organizations hold of record.

110               Lincoln National Corporation 2022 Proxy Statement

Shareholder Proposals for the 2023 Annual Meeting  ◾  General Information

General Information

Shareholder Proposals for the 2023 Annual Meeting

To be Included in our Proxy Materials

If you wish to include a shareholder proposal in the proxy materials for our 2023 Annual Meeting of Shareholders, you must submit the proposal, in accordance with SEC Rule 14a-8, to our Corporate Secretary, who must receive the proposal by December 15, 2022.

In addition, if you wish to include a director nominee in the proxy materials for our 2023 Annual Meeting of Shareholders pursuant to our “proxy access” bylaws, you must meet the requirements set forth in our bylaws and you must submit the materials required by our bylaws within the same time outlined below for director nominations submitted by a shareholder for presentation directly at an annual meeting. All such proxy access director nominations must satisfy the requirements set forth in our bylaws, a copy of which is available on our website (www.LincolnFinancial.com) on the Corporate Governance page under the “Other governance documents” heading. You may also obtain a hard copy of our bylaws at no cost by contacting our Corporate Secretary.

To be Presented in Person at Shareholder Meetings

Our bylaws set forth advance-notice procedures with respect to proposals and director nominations submitted by a shareholder for presentation directly at an annual meeting, rather than for inclusion in our proxy statement. If you wish to propose a director nominee—or any other matter of business—at an annual shareholder meeting, you must follow the procedures contained in our bylaws, which include notifying the Corporate Secretary at least 90 but not more than 120 days before the first anniversary of the prior year’s annual meeting. Based on this year’s annual meeting date of May 27, 2022, a notice will be considered timely received for the 2023 Annual Meeting of Shareholders if our Corporate Secretary receives it no earlier than January 27, 2023, and no later than February 26, 2023.

If our annual meeting is scheduled to be held more than thirty (30) days before or more than thirty (30) days after the first anniversary of the prior year’s annual meeting, you must give your notice by the close of business on the later of (i) the date 90 days prior to the scheduled annual meeting or (ii) the tenth day following the date that the scheduled annual meeting is first publicly announced or disclosed. All such proposals and director nominations must satisfy the requirements set forth in our bylaws, a copy of which is available on our website (www.LincolnFinancial.com) on the Corporate Governance page under the “Other governance documents” heading. You may also obtain a hard copy of our bylaws at no cost by contacting our Corporate Secretary.

If any such matter is brought before the meeting in accordance with our bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies at their discretion in the manner they believe to be in our best interests. However, the person presiding at a meeting of shareholders (the Chair) is authorized by the bylaws to determine whether the proposed business was properly brought before the meeting or was lawful or appropriate for consideration at the meeting or whether a nomination for director was properly made. If the Chair determines that any of these requirements was not met, then the proposed business shall not be transacted or the defective nomination shall be disregarded.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Delinquent Section 16(a) Reports

Based on statements from our directors and officers subject to Section 16 of the Exchange Act, as well as a review of the reports filed for transactions during 2021, we believe that each of our directors and officers subject to Section 16 met all applicable filing requirements except for Craig Beazer, Executive Vice President and General Counsel. Due to an administrative error, during 2021, Mr. Beazer had one late filing relating to one transaction.

Lincoln National Corporation 2022 Proxy Statement               111

General Information  ◾  Annual Report

Annual Report

You may request a printed copy of our Annual Report on Form 10-K, at no charge, by writing to: Corporate Secretary, Lincoln National Corporation, 150 N. Radnor-Chester Road, Radnor, PA 19087. In addition, you can access our Form 10-K and other reports on the SEC’s website at www.sec.gov and on our website at www.LincolnFinancial.com.

Householding

SEC rules allow a single copy of the proxy materials or the Notice to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Shareholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or Notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or Notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by writing to: Corporate Secretary, Lincoln National Corporation, 150 N. Radnor-Chester Road, Radnor, PA 19087.

Additional Voting Matters

The Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those mentioned in this proxy statement. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect to such matter(s) in what they believe to be in the best interests of the Company and its shareholders.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting.

For the Board of Directors,

Nancy A. Smith

Senior Vice President & Secretary

April 14, 2022

112               Lincoln National Corporation 2022 Proxy Statement

Exhibit 1

Reconciliation of Non-GAAP Measures

Definitions of Non-GAAP Measures used in this Proxy Statement

Adjusted income (loss) from operations, adjusted operating revenues and adjusted operating return on equity (including and excluding average goodwill within average equity), excluding accumulated other comprehensive income (loss) (“AOCI”), using annualized adjusted income (loss) from operations are financial measures we use to evaluate and assess our results. Adjusted income (loss) from operations, adjusted operating revenues and adjusted operating return on equity (“ROE”), as used in this proxy statement, are non-GAAP financial measures and do not replace GAAP net income (loss), revenues and ROE, the most directly comparable GAAP measures.

Adjusted Income (Loss) from Operations

We exclude the after-tax effects of the following items, as applicable, from GAAP net income (loss) to arrive at adjusted income (loss) from operations:

◾	Realized gains and losses associated with the following (“excluded realized gain (loss)”):

–	Sales or disposals and impairments of financial assets;

–	Changes in the fair value of equity securities;

–	Changes in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities;

–	Changes in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;

–	Changes in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders within variable annuity net results;

–

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

◾	Change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders (“benefit ratio unlocking”);

◾	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

◾	Gains (losses) on modification or early extinguishment of debt;

◾	Losses from the impairment of intangible assets;

◾	Income (loss) from discontinued operations;

◾	Acquisition and integration costs related to mergers and acquisitions including the acquisition or divestiture, through reinsurance or other means, of businesses or blocks of business; and

◾	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

Adjusted Operating Revenues

Adjusted operating revenues represent GAAP revenues excluding the pre-tax effects of the following items, as applicable:

◾	Excluded realized gain (loss);

◾	Revenue adjustments from the initial adoption of new accounting standards;

◾	Amortization of deferred front-end loads (“DFEL”) arising from changes in GDB and GLB benefit ratio unlocking; and

◾	Amortization of deferred gains arising from reserve changes on business sold through reinsurance.

Adjusted Operating Return on Equity

Adjusted operating return on equity measures how efficiently we generate profits from the resources provided by our net assets.

◾	It is calculated by dividing annualized adjusted income (loss) from operations by average equity, excluding AOCI.

◾	Management evaluates return on equity by both including and excluding average goodwill within average equity.

Lincoln National Corporation 2022 Proxy Statement               E-1

Exhibit 1

Book Value Per Share Excluding AOCI

Book value per share excluding AOCI is calculated based upon a non-GAAP financial measure.

◾	It is calculated by dividing (a) stockholders’ equity excluding AOCI by (b) common shares outstanding.

◾	We provide book value per share excluding AOCI to enable investors to analyze the amount of our net worth that is attributable primarily to our business operations.

◾

Management believes book value per share excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

◾	Book value per share is the most directly comparable GAAP measure.

Special Note Regarding Sales

Sales as reported consist of the following:

◾	Annuities and Retirement Plan Services — deposits from new and existing customers

◾	Universal life (UL), indexed universal life (IUL), variable universal life (VUL) — first-year commissionable premiums plus 5% of excess premiums received;

◾	MoneyGuard® linked-benefit products — MoneyGuard ® (UL), 15% of total expected premium deposits, and MoneyGuard Market AdvantageSM (VUL), 150% of commissionable premiums;

◾

Executive Benefits — insurance and corporate-owned UL and VUL, first-year commissionable premiums plus 5% of excess premium received, and single premium bank-owned UL and VUL, 15% of single premium deposits;

◾	Term — 100% of annualized first year premiums; and

◾	Group Protection — annualized first-year premiums from new policies.

E-2               Lincoln National Corporation 2022 Proxy Statement

Exhibit 1

	For the year ended December 31,

(Millions of dollars, except per share data)	2021	2020	2019

Total Revenues	$19,230	$17,439	$17,258

Less:

Excluded realized gain (loss)	(411)	(721)	(794)

Amortization of DFEL associated with benefit ratio unlocking	2	(2)	6

Total Adjusted Operating Revenues	$19,639	$18,162	$18,046

Net Income (Loss) Available to Common Stockholders – Diluted	$1,405	$499	$886

Less:

Adjustment for deferred units of LNC stock in our deferred compensation plans(1)	—	—	—

Net Income (Loss)	$1,405	$499	$886

Less:

Excluded realized gain (loss), after-tax	(325)	(570)	(627)

Benefit ratio unlocking, after-tax	196	194	277

Net impact from the Tax Cuts and Jobs Act	—	37	17

Acquisition and integration costs related to mergers, acquisitions, and divestitures, after-tax	(11)	(15)	(103)

Gain (loss) on modification or early extinguishment of debt, after-tax	(6)	(12)	(33)

Adjusted Income (Loss) from Operations	$1,551	$865	$1,355

Earnings (Loss) Per Common Share (Diluted)

Net income (loss)	$7.43	$2.56	$4.38

Adjusted Income (loss) from operations	8.20	4.45	6.71

Average Stockholders’ Equity

Average equity, including average AOCI	$20,999	$20,012	$17,973

Average AOCI	6,944	6,359	4,019

Average equity, excluding AOCI	14,055	13,653	13,954

Average goodwill	1,778	1,778	1,778

Average equity, excluding AOCI and goodwill	$12,277	$11,875	$12,176

Return on Equity, Including AOCI

Net income (loss) with average equity including goodwill	6.7%	2.5%	4.9%

Adjusted Operating Return on Equity, Excluding AOCI

Adjusted Income (loss) from operations with average equity including goodwill	11.0%	6.3%	9.7%

Adjusted Income (loss) from operations with average equity excluding goodwill	12.6%	7.3%	11.1%

[1]	We exclude units of LNC stock that are antidilutive from our diluted earnings per share calculation.

A reconciliation of book value per share to book value per share excluding AOCI as of December 31, 2021, 2020 and 2019, is presented below.

	As of December 31,

	2021	2020	2019

Book value per share, including AOCI	$114.41	$118.02	$100.11

Per share impact of AOCI	36.36	46.43	28.84

Book value per share, excluding AOCI	78.05	71.59	71.27

Lincoln National Corporation 2022 Proxy Statement               E-3

Exhibit 2

Definitions for Incentive Compensation Programs

2021 AIP

For the 2021 AIP, “Income from Operations” is defined as set forth below. Unless as otherwise defined, all terms shall have the meaning set forth in our Annual Report on Form 10-K for the year ended December 31, 2020.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

◾	Realized gains and losses defined as the following:

–	Sale or disposals and impairments of securities;

–	Change in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (gains (losses) on the mark-to-market on certain instruments);

–	Change in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;

–	Change in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and

–

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

◾	Change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;

◾	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

◾	Gains (losses) on early extinguishment of debt;

◾	Losses from the impairment of intangible assets;

◾	Income (loss) from discontinued operations – both the income in the period and the gain or loss on disposition;

◾	Acquisition and integration costs related to mergers and acquisitions; and

◾	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

In addition, for calculating Income from Operations for the 2020 AIP, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

E.

Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company;

G.

Reduction in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

E-4               Lincoln National Corporation 2022 Proxy Statement

Exhibit 2

H.	Reduction in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan;

I.	Reductions in earnings resulting from a global pandemic and related significant increases in unemployment; and

J.

Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

For the 2021 AIP, “Income from Operations per Diluted Share” is defined as the sum of Income from Operations and defined exclusions (defined above) divided by the average diluted shares. Average diluted shares exclude share amounts related to elections in the Company’s Deferred Compensation plan that select Company stock as the measure for the investment return.

2019 LTI

For the 2019 LTI Program, Return on Equity (“ROE”) was defined as follows:

Income from Operations and defined exclusions (as defined below), divided by average Shareholders’ Equity for the relevant period. Shareholders’ Equity excludes Accumulated Other Comprehensive Income or other similar items and excludes items including, but not limited to, the increase in equity due to goodwill associated with an acquisition during the performance period; the increase in equity due to changes in our effective tax rate and the related taxes due to legislative changes and changes in tax laws. ROE was calculated as of December 31, 2021, using the average of the beginning and ending common shares outstanding for 2021.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

◾	Realized gains and losses – defined as the following:

–	Sales or disposals and impairments of securities;

–	Change in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (gains (losses) on the mark-to-market on certain instruments);

–	Change in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;

–	Changes in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and

–

Changes in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

◾	Changes in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;

◾	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

◾	Gains (losses) on early extinguishment of debt;

◾	Losses from the impairment of intangible assets;

◾	Income (loss) from discontinued operations—both the income in the period and the gain or loss on disposition;

◾	Acquisition and integration costs related to mergers and acquisitions; and

◾	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

In addition, for calculating Income from Operations for the 2019 LTI Program, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

Lincoln National Corporation 2022 Proxy Statement               E-5

Exhibit 2

B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

E.

Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company;

G.

Reduction in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

H.	Reduction in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan; and

I.

Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

E-6               Lincoln National Corporation 2022 Proxy Statement

Exhibit 3

Amendment No. 1 to the

Lincoln National Corporation

2020 Incentive Compensation Plan

Pursuant to Section 11(c) of the Lincoln National Corporation 2020 Incentive Compensation Plan (the “Plan”), the Board of Directors of Lincoln National Corporation (“Board”) amends the Plan as follows, subject to the approval of the Company’s shareholders:

1.	Section 4(a) of the Plan is amended in its entirety and replaced with the following:

“(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 7,050,000 and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.”

2.	This Amendment No. 1 to the Plan has been duly adopted by the Board and shall be effective upon approval by the Company’s shareholders.

3.	In all other respects, the Plan shall remain in full force and effect.

Lincoln National Corporation 2022 Proxy Statement               E-7

Exhibit 3

Lincoln National Corporation

2020 Incentive Compensation Plan

1. Purpose. The purpose of the Lincoln National Corporation 2020 Incentive Compensation Plan (the “Plan”) is to assist Lincoln National Corporation, an Indiana corporation (the “Corporation”), and its Subsidiaries (as defined below) in attracting, retaining, and rewarding high-quality executives, employees, non-employee directors and other persons who provide services to the Corporation and/or its Subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation to strengthen the mutuality of interests between such persons and the Corporation’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in other Sections:

(a)	“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Corporation.

(b)

“Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year of the Corporation.

(c)	“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may, at the applicable time, be the principal market for the Stock.

(d)

“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(e)	“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(f)

“Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee or its designee to receive the benefits specified under the Plan upon such Participant’s death, or to which Awards or other rights are transferred, if and to the extent permitted under Section 10(b). If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term “Beneficiary” means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(g)	“Board” means the Corporation’s Board of Directors or any committee of the Board acting on delegated authority.

(h)	“Change of Control” shall have the same meaning ascribed to such term in the Severance Benefit Plan on the date immediately preceding the Change of Control.

(i)

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder, and successor provisions and regulations thereto, and other relevant interpretive guidance issued by the Internal Revenue Service or the U.S. Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j)

“Committee” means, at any date, each of those members of the Compensation Committee of the Board who shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required for exemptions under Rule 16b-3 to apply to transactions under the Plan. Unless otherwise designated by the Board, the Committee shall include not fewer than three (3) members. If fewer than three (3) members of the Committee are eligible to serve thereon, the Board may appoint one or more of its other members who are otherwise eligible to serve on the Committee until such time as three (3) members of the Committee are eligible to serve.

(k)	“Corporate Transaction” has the meaning set forth in Section 10(c).

(l)

“Date of Grant” means (i) the date on which the Committee by resolution selects an Eligible Person to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, and other material terms of the Award, or (ii) such later date as the Committee shall provide in such resolution.

(m)	“Deferred Compensation Plan” has the meaning set forth in Section 6(f).

E-8               Lincoln National Corporation 2022 Proxy Statement

Exhibit 3

(n)

“Deferred Stock Unit” means a right, granted to a Participant under Section 6(f), to receive Stock, a cash payment measured based on the Fair Market Value of Stock, or a combination thereof, at the end of a specified deferral period.

(o)

“Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or an Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Subsidiary or Affiliate), or a sale of a division of the Corporation and its Affiliates.

(p)

“Eligible Person” means the Executive Officers, other officers, employees, non-employee directors, agents, brokers, and consultants of the Corporation or any of its Subsidiaries or Affiliates. An employee on leave of absence may be considered as still in the employ of the Corporation or a Subsidiary for purposes of eligibility for participation in the Plan.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder, and successor provisions and rules thereto.

(r)	“Executive Officer” means an executive officer of the Corporation as defined under the Exchange Act.

(s)

“Fair Market Value” means the Fair Market Value of Stock, Awards, or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a Share, as quoted on the composite transactions table on the Applicable Exchange, on the Date of Grant or if the Stock is not traded on the Applicable Exchange on such measurement date, then on the immediately preceding date on which Stock was traded on the Applicable Exchange. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Code section 409A and Code section 422(c)(1).

(t)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code section 422 or any successor provision thereto.

(u)	“Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(v)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(w)	“Participant” means an Eligible Person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(x)	“Performance Award” means a right, granted to a Participant under Section 8, to receive Awards based upon performance criteria specified by the Committee.

(y)	“Preexisting Plan” means the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan and the Lincoln National Corporation 2014 Incentive Compensation Plan.

(z)	“Restricted Stock” means Stock, granted to a Participant under Section 6(d), that is subject to certain restrictions and to a risk of forfeiture.

(aa)	“Restricted Stock Unit” means a right, granted to a Participant under Section 6(e), to receive Stock, subject to certain restrictions and to a risk of forfeiture.

(bb)

“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, or any similar law or regulation that may be a successor thereto.

(cc)	“Severance Benefit Plan” means the Lincoln National Corporation Executives’ Severance Benefit Plan, as it may be amended from time to time.

(dd)	“Share” means a share of Stock.

(ee)	“Stock” means the Corporation’s common stock and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c).

(ff)	“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

(gg)

“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Corporation or any successor to the Corporation.

Lincoln National Corporation 2022 Proxy Statement               E-9

Exhibit 3

(hh)

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Corporation and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Corporation and its Affiliates terminates, but such Participant continues to provide services to the Corporation and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate, or a division of the Corporation and its Affiliates, shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for the Corporation or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence, and transfers among the Corporation and its Subsidiaries and Affiliates, shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Code section 409A, a Participant shall not be considered to have experienced a Termination of Employment, unless the Participant has experienced a “separation from service” within the meaning of Code section 409A (a “Separation from Service”).

3. Administration.

(a)

Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case, subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe the terms of Award Agreements, adopt, amend, and rescind rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements, and correct defects, supply omissions or reconcile inconsistencies therein, establish any administrative “blackout” period with respect to Awards that the Committee, in its sole discretion deems necessary or advisable, and make all other decisions and determinations as the Committee may deem necessary or advisable, for the administration of the Plan; in each case, the determinations of the Committee need not be identical for each Participant. Subject to applicable law, including the requirements of Section 16 of the Exchange Act, any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(b)

Manner of Exercise of Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its Subsidiaries, Participants, Beneficiaries, transferees under Section 10(b), or other persons claiming rights from or through a Participant, and shareholders; provided, however, notwithstanding the foregoing, or the terms of any Award Agreement, following a Change of Control, any determination by the Committee as to whether “cause” or “good reason” (or any terms of similar meaning applicable to an Award) exists, shall be subject to de novo review by the court, arbitrator or other dispute resolution body, as applicable, in the event of a dispute. The Committee shall exercise its authority only by a majority vote of its members at a meeting or, without a meeting, by a writing signed by all of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine and (iii) with respect to Participants subject to Section 16 of the Exchange Act, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case, to the extent permitted under applicable law. The Committee may appoint officers and employees of the Corporation and its Subsidiaries, or other agents to assist it in administering the Plan.

(c)

Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any Executive Officer, other officer or employee of the Corporation or a Subsidiary, the Corporation’s independent auditors, consultants, or any other agents assisting in the administration of the Plan. Members of the Committee, and any officer or employee of the Corporation or a Subsidiary acting at the direction or on behalf of the Committee, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

E-10               Lincoln National Corporation 2022 Proxy Statement

Exhibit 3

(d)

Terms and Conditions of Awards; Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in an Award Agreement, which shall be provided to the Participant receiving such Award upon, or as promptly as is reasonably practicable, following the grant of such Award; provided, however, the terms of a cash-based Award may, but are not required to, be set forth in an Award Agreement. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Corporation and/or the Participant receiving the Award, unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 11 or as otherwise permitted under the applicable Award Agreement.

(e)

Minimum Vesting Period. Except for Awards granted with respect to a maximum of five percent (5%) of the Shares authorized in Section 4(a)(i) or Awards of Deferred Stock Units granted to non-employee directors of the Board, Award Agreements shall not designate a vesting period of less than one (1) year.

4. Stock Subject to Plan.

(a)

Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 5,200,000, and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.

(b)

Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such Award exceeds the number of Shares remaining available under the Plan, minus the number of Shares issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)

Availability of Shares Not Delivered Under Awards. Shares subject to an Award under the Plan that is cancelled, expired, forfeited, settled in cash or is terminated, or otherwise lapses without a delivery of Shares to the Participant, will again be available for Awards under the Plan. If the exercise price of any Stock Option or Stock Appreciation Right and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been granted for purposes of Section 4(a)(i).

(d)	Per-Person Award Limitations.

(i)

In each fiscal year of the Corporation during any part of which the Plan is in effect, an Eligible Person (other than a non-employee director of the Corporation) may not be granted an Award under the Plan (taking into account any similar awards granted to such Eligible Person under the Preexisting Plan during such fiscal year) relating to more than 2,000,000 Shares, subject to adjustment as provided in Section 10(c), under each of the following separate provisions of the Plan: Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum cash amount that may be earned by an Eligible Person (other than a non-employee director of the Corporation) under (A) Section 8(c) of the Plan as an Annual Incentive Award or other annual Award payable in cash (currently or on a deferred basis) in respect of any fiscal year of the Corporation during any part of which the Plan is in effect shall be $8,000,000, and (B) Section 8(b) as a Performance Award or other Award payable in cash (currently or on a deferred basis) in respect of any individual performance period shall not exceed $8,000,000 in any twelve (12)-month period, in each case, with such limits under the Plan taking into account any similar awards granted to such Eligible Person under the Preexisting Plan during such fiscal year or twelve (12)-month period, as applicable.

(ii)

A Participant who is a non-employee director of the Corporation shall not receive total compensation for any fiscal year that exceeds $650,000. For purposes hereof, total compensation is the sum of (A) the grant date fair value of any equity or equity-based Awards mandatorily granted to such non-employee director of the Corporation during such fiscal year, (B) the initial amount of any cash-denominated Awards mandatorily granted to such non-employee director during such fiscal year, and (C) the amount of cash fees payable to such non-employee director in respect of such service during any fiscal year, including any such cash fees that are voluntarily deferred by the non-employee directors.

5.

Eligibility. Awards may be granted under the Plan only to Eligible Persons; provided, however, that ISOs may be granted only to employees of the Corporation and its Subsidiaries or parent corporation (within the meaning of Code section 424(f)).

Lincoln National Corporation 2022 Proxy Statement               E-11

Exhibit 3

6.	Specific Terms of Awards.

(a)

General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the Date of Grant or thereafter (subject to Section 11(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of Termination of Employment by the Participant, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Indiana law, no consideration other than services may be required for the grant (but not the exercise) of any Award. Any Award (other than Options and SARs) or the value of any Award that is made under this Plan may, subject to any requirements of applicable law or regulation, in the Committee’s or its designee’s sole discretion, be converted into Deferred Stock Units and treated as provided in Section 6(e).

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)

Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided that such exercise price shall be not less than the Fair Market Value of a Share on the Date of Grant of such Option.

(ii)

Time and Method of Exercise. The Committee shall determine, at the Date of Grant or thereafter, (A) the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), (B) the methods by which such exercise price may be paid or deemed to be paid, (C) the form of such payment, including, without limitation, cash, Stock, other Awards, or awards granted under other plans of the Corporation or any Subsidiary, and (D) the methods by, or forms in which Stock will be delivered or deemed to be delivered, to Participants.

(iii)	ISOs. The terms of any Option intended to be treated as an ISO granted under the Plan shall comply in all respects with the provisions of Code section 422.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)

Exercise Price. The exercise price per Share purchasable under a SAR shall be determined by the Committee; provided that such exercise price shall be not less than the Fair Market Value of a Share on the Date of Grant of such SAR.

(ii)

Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, a cash payment or Shares with a Fair Market Value as of the date of exercise equal to the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the exercise price of the SAR as determined by the Committee. The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or both, or shall reserve to the Committee or the Participant the right to make that determination before or upon the exercise of the SAR.

(iii)

Other Terms. The Committee shall determine, at the Date of Grant or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised, in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by, or forms in which any cash or Shares payable will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)

Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the Date of Grant or thereafter. Except to the extent restricted under any Award Agreement relating to the Restricted

E-12               Lincoln National Corporation 2022 Proxy Statement

Exhibit 3

Stock, a Participant granted an Award of Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b), the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)

Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s Termination of Employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation.

(iii)

Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (substantially in the form below), and may require that the Corporation retain physical possession of the certificates and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Lincoln National Corporation 2020 Incentive Compensation Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Lincoln National Corporation, 150 North Radnor-Chester Road, Radnor, PA 19087-5238.

(iv)

Dividends and Splits. As a condition to the grant of an Award of Restricted Stock (subject to Section 10(k)), the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Stock distributed in connection with a Stock split or Stock dividend, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

(i)

Grant and Restrictions. Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the Date of Grant or thereafter. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units, unless and until Shares are actually delivered to the Participant in settlement thereof. The Award Agreement for Restricted Stock Units shall specify whether, to what extent, and on what terms and conditions, the applicable Participant shall be entitled to be credited and receive payments of cash, Stock or other property corresponding to the dividends payable on the Stock (subject to Section 10(k)), with such cash, Stock or other property to be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash, Stock or other property has been distributed.

(ii)

Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s Termination of Employment during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited and cancelled by the Corporation.

(iii)	Bookkeeping of Awards. Unless otherwise specified by the Committee, Restricted Stock Units shall be credited as of the Date of Grant to a bookkeeping reserve account maintained by the Corporation.

(f)

Deferred Stock Units. The Committee is authorized to grant to Participants Deferred Stock Units, which are rights to receive Shares, cash measured based on the value of a Share, or a combination thereof, at the end of a specified deferral period. Unless otherwise specified by the Committee, Deferred Stock Units shall be credited as of the Date of Grant to a bookkeeping reserve account maintained by the Corporation under the Lincoln National Corporation Deferred Compensation and Supplemental/Excess Retirement Plan, the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors or their successor plans (each a “Deferred Compensation Plan”) in units which are equivalent in value to Shares. Once credited to such account, Deferred Stock Units shall be governed by the terms of the applicable Deferred Compensation Plan.

Lincoln National Corporation 2022 Proxy Statement               E-13

Exhibit 3

(g)

Bonus Stock and Awards in Lieu of Other Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan, or under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(h)

Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)

Dividend Equivalents. The Committee is authorized to grant dividend equivalents to Eligible Persons under which such Eligible Persons shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee, and subject to Section 10(k)) equivalent to the amount of cash dividends paid by the Corporation to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such dividend equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant dividend equivalents to Eligible Persons in connection with grants of Options or SARs to such Eligible Persons, and (ii) no dividend equivalent payments shall be made to a Participant with respect to any Award before the date on which all conditions or restrictions relating to such Award (or portion thereof to which the dividend or dividend equivalent relates) have been satisfied, waived or lapsed.

7.	Certain Provisions Applicable to Awards.

(a)

Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any Subsidiary, or any business entity to be acquired by the Corporation or a Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.

(b)

No Repricing. Except as contemplated by Section 10(c), in no event may any Option or SAR granted under this Plan be amended to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards, or in conjunction with the grant of any new Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Corporation’s shareholders.

(c)

Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten (10) years from the Date of Grant (or such shorter term as may be required with respect to an ISO under Code section 422).

(d)

Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Corporation upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and, except with respect to Options or SARs which shall not be subject to deferral, may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated (subject to Section 10(j)), and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 10(j) and Section 11 of the Plan, including the consent provisions thereof) in the case of any deferral of an outstanding Award (other than Options or SARs which shall not be subject to deferral) not provided for in the original Award Agreement, and the Committee or its designee may convert such an Award (other than Options or SARs which

E-14               Lincoln National Corporation 2022 Proxy Statement

Exhibit 3

shall not be subject to deferral) to Deferred Stock Units as provided under Section 6, or may be permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments, or the grant or crediting of dividend equivalents, or other amounts in respect of installment or deferred payments denominated in Stock.

(e)

Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing by such Participant to be non-exempt). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b) of the Exchange Act, and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b) of the Exchange Act.

(f)

Cancellation and Rescission of Awards. The Committee may cancel any unexpired, unpaid, or deferred Awards at any time, whether or not vested, or rescind Awards or recoup Shares delivered in respect of Awards that have vested or been paid, and delegate this power in its discretion to the Corporation in the applicable Award Agreements, if the Participant is not in compliance with all applicable provisions set forth in both the Award Agreement and the Plan, including, but not limited to, the Plan provisions set forth below:

(i)

While employed by the Corporation and thereafter during the period set forth in an Award Agreement (if any), a Participant shall not (A) directly or indirectly, hire, manage, solicit, or recruit any employees, agents, financial planners, salespeople, financial advisors, vendors, or service providers of the Corporation (including, but not limited to, doing a “lift-out” of same) whom Participant had hired, managed, supervised, or otherwise became familiar with as a result of such Participant’s service or employment with the Corporation or (B) render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Corporation’s Chief Executive Officer or other senior officer designated by the Committee, is or becomes competitive with the Corporation. For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant’s position and responsibilities while employed by the Corporation, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation’s shareholders, customers, suppliers, and competitors of the Participant assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business, so long as they are listed on a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent (5%) equity interest in the organization or business.

(ii)

A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant during employment with or the provision of services to the Corporation, except as Participant may be required to disclose by any applicable law, order, or judicial or administrative proceeding.

(iii)

A Participant shall disclose promptly, and assign to the Corporation all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

(iv)

If requested by the Corporation, before or in connection with the exercise, settlement, payment or delivery of an Award, the Participant shall certify on a form acceptable to the Corporation that he or she is in compliance with the terms and conditions of the Plan and, if applicable, the Award Agreement. Failure to comply with the provisions of this Section 7(f) before, and, for certain Participants as specified in their applicable Award Agreements, during the six (6) months after, any exercise, payment or delivery of an Award shall cause such exercise, payment or delivery to be rescinded immediately, unless the Committee or its designee in its discretion,

Lincoln National Corporation 2022 Proxy Statement               E-15

Exhibit 3

in any individual case provides for waiver in whole or in part of compliance with the provisions of this Section 7(f). The Corporation shall notify the Participant of any such rescission as soon as reasonably practicable after such exercise, payment or delivery. Within ten (10) days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized on an Award granted pursuant to Section 6(b), or payment received from an Award granted pursuant to Section 6(c), (d), (e), (f), (h), 8(b) or (c) respectively, as a result of the rescinded exercise, payment or delivery, pursuant to an Award. Such payment shall be made either in cash or by returning to the Corporation the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery, as the Corporation in its sole discretion may determine. In the case of any Participant whose employment is terminated by the Corporation and its Subsidiaries without “cause” (as defined in the applicable Award Agreement), however, a failure of the Participant to comply with the provisions of Section 7(f)(i) after such Termination of Employment shall not in and of itself cause rescission, or require repayment with respect to any Award exercised, paid or delivered before such termination, and, following a Change of Control, Section 7(f)(i) shall be inapplicable with respect to Awards granted before such Change of Control.

(v)

Recoupment. In addition to the cancellation, rescission and recoupment provisions set forth above, Awards granted under the Plan shall be subject to the terms of any recoupment (clawback) policy adopted by the Corporation as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Corporation or its Subsidiaries, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act; provided, however, to the extent permitted by applicable law, the Corporation’s recoupment (clawback) policy shall have no application to Awards following a Change of Control of the Corporation.

8. Performance and Annual Incentive Awards.

(a)

Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(b)	Performance Award Requirements. The maximum Performance Award to be granted to an Eligible Person shall be subject to the limitation set forth in Section 4(d).

(i)

Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance and associated maximum Award payments with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any performance goal, or that more than one performance goal must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)

Business Criteria. In establishing performance goals for Performance Awards, business criteria for the Corporation, as defined by the Committee, on a consolidated basis, and/or for specified Subsidiaries, Affiliates or business units or segments of the Corporation (except with respect to the total shareholder return and earnings per share criteria), may be used by the Committee and such business criteria may be based on, without limitation, the following criteria: (1) earnings (total or per share); (2) revenues or growth in revenues; (3) cash flow, change in cash flow or cash flow return on investment; (4) assets, return on assets, growth in assets, return on investment, capital or return on capital, return on equity, or shareholder equity (total or per share); (5) economic value added or insurance-imbedded value added; (6) operating margin; (7) net income or growth in net income (total or per share), pretax earnings or growth in pretax earnings (total or per share), pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and extraordinary or special items; (8) operating earnings or income from operations; (9) statutory income; (10) total shareholder return; (11) profit margins; (12) premiums and fees, or growth in premiums and fees, including service fees; (13) book value; (14) membership and growth in membership; (15) market share or change in market share; (16) stock price or change in stock price; (17) market capitalization, change in market capitalization, or return on market value; (18) economic value added or market value added; (19) expense ratios, expense savings, budgets, product cost reduction through advanced technology, or other expense management

E-16               Lincoln National Corporation 2022 Proxy Statement

Exhibit 3

measures; (20) productivity ratios or other measures of operating efficiency or effectiveness; (21) risk-based capital ratio; (22) ratio of claims or loss costs to revenues; (23) satisfaction measures: customer, provider, or employee; (24) implementation or completion of critical projects or processes; (25) product development, product release schedules, new product innovation, brand recognition/acceptance; (26) environmental, social or governance (ESG) factors (including without limitation, goals relating to diversity, inclusion, employee engagement and sustainability); or (27) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies.

(iii)

Performance Period. Achievement of performance goals with respect to such Performance Awards shall be measured over a performance period, which may overlap with another performance period or periods, of up to ten (10) years, as specified by the Committee.

(iv)

Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, including deferred payments in any such forms, in the discretion of the Committee. The Committee may, in its discretion, adjust the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Employment by the Participant before the end of a performance period or settlement of Performance Awards. Except as may be otherwise determined by the Committee, Performance Awards shall be settled and paid after the end of the relevant performance period and on or before the fifteenth (15th) day of the third (3rd) month following the end of the performance period.

(c)	Annual Incentive Award Requirements. The maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 4(d).

(i)

Potential Annual Incentive Awards. The Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for each fiscal year of the Corporation. The amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) in the given performance year, as specified by the Committee or such other criteria as shall be established by the Committee.

(ii)

Determination of Annual Incentive Awards. After the end of each fiscal year of the Corporation, the Committee shall determine the amount, if any, of potential Annual Incentive Awards otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of Termination of Employment by the Participant before the end of a fiscal year or settlement of such Annual Incentive Award. Except as may be otherwise determined by the Committee, Annual Incentive Awards shall be settled and paid after the end of the relevant fiscal year and on or before the fifteenth (15th) day of the third (3rd) month following the end of the fiscal year of the Corporation.

9.	Change of Control. In the event of a “Change of Control,” the following provisions shall apply unless otherwise provided in the applicable Award Agreement:

(a)

Options and SARs. Any Option or SAR carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Participant’s involuntary Termination of Employment, other than for “cause” (as defined in the applicable Award Agreement); provided that such Termination of Employment occurs within two (2) years after such Change of Control and all vested Options and SARs shall remain exercisable for the balance of the stated term of such Option or SAR, subject only to applicable restrictions set forth in Section 10(a);

(b)

Restricted Stock, Restricted Stock Units and Deferred Stock Units. The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock, Restricted Stock Units or Deferred Stock Units granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Participant’s involuntary Termination of Employment, other than for “cause” (as defined in the applicable Award Agreement); provided that such Termination of Employment occurs within two (2) years after such Change of Control; provided, further, that, notwithstanding the foregoing, the settlement of any Award that constitutes nonqualified

Lincoln National Corporation 2022 Proxy Statement               E-17

Exhibit 3

deferred compensation under Code section 409A shall be made on the earliest permissible payment event under Code section 409A and the regulations thereunder (but shall not be subject to vesting or forfeiture provisions following such Termination of Employment); and

(c)

Other Awards. The rights and obligations respecting, and the payment of, all other Awards under the Plan shall be governed solely by the provisions of the Severance Benefit Plan; provided that such Severance Benefit Plan shall not provide for vesting solely as a result of a Change of Control.

10. General Provisions.

(a)

Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, regulations, listing requirements or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the ninetieth (90th) day preceding the Change of Control.

(b)

Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a Subsidiary), or assigned or transferred by such Participant for value or consideration. Awards may be transferred by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees other than for value or consideration during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)	Adjustments.

(i)

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation for consideration, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Sections 4(a) and 4(d) upon certain types of Awards and upon the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(ii)

In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Corporation’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Sections 4(a) and 4(d) upon certain types of Awards and upon the grants to individuals of certain types of Awards; (C) the number and

E-18               Lincoln National Corporation 2022 Proxy Statement

Exhibit 3

kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(iii)

In the case of Corporate Transactions, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the Shares subject to outstanding Awards; and (C) in connection with a Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities).

(iv)

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and performance goals relating thereto) in recognition of unusual, infrequent or nonrecurring events (including, without limitation, events described in clauses (i) and (ii) above, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any Subsidiary or any business unit, or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Corporation, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be made if and to the extent that such adjustment would cause Options or SARs to be treated under Code section 409A as the grant of a new Option or SAR.

(v)

Any adjustments made pursuant to this Section 10(c) to Awards that are considered “deferred compensation” within the meaning of Code section 409A shall be made in compliance with the requirements of Code section 409A. Any adjustments made pursuant to this Section 10(c) to Awards that are not considered “deferred compensation” subject to Code section 409A shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Code section 409A or (B) there does not result in the imposition of any penalty taxes under Code section 409A in respect of such Awards.

(vi)	Any adjustment under this Section 10(c) need not be the same for all Participants.

(d)

Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant or taxes are otherwise due for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payment otherwise due to such Participant, including by withholding from any Award, any payment or distribution of Stock relating to an Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and the Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock that is part of the Award that gives rise to the withholding requirement having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Stock; provided, however, unless otherwise subsequently determined by the Committee, with

Lincoln National Corporation 2022 Proxy Statement               E-19

Exhibit 3

respect to a Participant subject to Section 16 of the Exchange Act, the withholding of Stock by the Corporation or any of its Affiliates to satisfy tax, exercise price or other withholding obligations in respect of an Award shall be mandatory.

(e)

Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a Subsidiary, (ii) interfering in any way with the right of the Corporation or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Eligible Persons, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(f)

Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(g)

Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Corporation and its Subsidiaries as it may deem desirable.

(h)

Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)

Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Indiana, without giving effect to principles of conflicts of laws, and applicable federal law.

(j)

Code Section 409A. The Plan is intended to comply with the requirements of Code section 409A or an exemption or exclusion therefrom and, with respect to amounts that are subject to Code section 409A, it is intended that the Plan be interpreted and administered in all respects in accordance with Code section 409A. Each payment under any Award that constitutes nonqualified deferred compensation subject to Code section 409A shall be treated as a separate payment for purposes of Code section 409A. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Code section 409A. Notwithstanding any other provision of the Plan or any Award Agreement or any other plan, agreement or arrangement of or with the Corporation and applicable to a Participant to the contrary, if a Participant is a “specified employee” within the meaning of Code section 409A (as determined in accordance with the methodology established by the Corporation), amounts that constitute “nonqualified deferred compensation” within the meaning of Code section 409A that would otherwise be payable during the six (6)-month period immediately following a Participant’s Separation from Service by reason of such Separation from Service shall instead be paid or provided on the first business day of the seventh (7th) month following the month in which the Participant’s Separation from Service occurs. If the Participant dies following the Separation from Service and before the payment of any amounts delayed on account of Code section 409A, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days following the date of the Participant’s death (with the first date following the date of the Participant’s death being the first day of such thirty (30)-day period). Interest shall not accrue on such amounts during the period of delay. Notwithstanding anything contained in the Plan, an Award Agreement or any other plan, agreement or arrangement of or with the Corporation and applicable to a Participant to the contrary, to the extent required for compliance with Code section 409A, a Change of Control (or similar term) shall not be deemed to occur unless such event constitutes a “change in control event” described in Treasury Regulations Section 1.409A-3(i)(5); provided, however, that whether or not a Change of Control is a change in control event under Code section 409A shall not impair a Participant’s rights with respect to the vesting of any such Award.

E-20               Lincoln National Corporation 2022 Proxy Statement

Exhibit 3

(k)

Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 4 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 10(k). Any dividends or dividend equivalents credited with respect to any Award, and any Restricted Stock or Restricted Stock Units received as a result of the reinvestment of dividends and dividend equivalents in respect of any Awards shall be subject to the same restrictions, risk of forfeiture or time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be paid at the same time as such Award.

11. Term, Amendment and Termination.

(a)

Effectiveness. The Plan was approved by the Board on February 19, 2020, with respect to the issuance of Awards to be settled in Shares subject to and contingent upon approval by the Corporation’s shareholders.

(b)

Termination. The Plan will terminate on the tenth (10th) anniversary of the date the Corporation’s shareholders approve the Plan (or, in the case of ISOs, February 19, 2030). Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c)

Amendment of Plan. The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan, but no amendment, alteration or discontinuation shall be made that would materially and adversely affect the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Code section 409A, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made to the Plan without the approval of the Corporation’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d)

Amendment of Awards. Subject to Section 7(b), the Committee may amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan, but no such action shall without the Participant’s consent materially and adversely affect the rights of any Participant with respect to an outstanding Award, except an amendment made to cause the Plan or Award to comply with applicable law, including, without limitation, Code section 409A, Applicable Exchange listing standards or accounting rules.

Lincoln National Corporation 2022 Proxy Statement               E-21

Exhibit 3

Appendix A

As used in the Lincoln National Corporation Executives’ Severance Benefit Plan, Section 6, “Change of Control” means:

(a)

The acquisition by any individual, entity or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation other than an acquisition by virtue of the exercise of a conversion privilege, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, or any entity controlled by the Corporation, or (D) any acquisition by any entity or corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this Section 6 are satisfied; or

(b)

Individuals who, as of the beginning of any period of two consecutive years, constitute the Board of Directors of the Corporation (the “Board”), cease for any reason to constitute at least a majority of the directors of the Corporation; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the Board at the beginning of such period, shall be considered as though such individual were a member of the Board as of the beginning of such period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)

Consummation of a reorganization, merger or consolidation of the Corporation, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is immediately thereafter then represented by the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities that were outstanding immediately prior to such reorganization, merger or consolidation in substantially the same proportions as the voting power of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, among the holders thereof immediately prior to such reorganization, merger or consolidation, (B) no Person (excluding the Corporation, any employee benefit plan or related trust of the Corporation, or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation and, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d)

Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation or (B) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is immediately thereafter then represented by the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities that were outstanding immediately prior to such sale or other disposition in substantially the same proportion as the voting power of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, among the holders thereof immediately prior to such sale or other disposition, (2) no Person (excluding the Corporation and any employee benefit plan or related trust of the Corporation, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation

E-22               Lincoln National Corporation 2022 Proxy Statement

Exhibit 3

and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation. The closing of a transaction, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection therewith, approval of which by the shareholders of the Corporation would constitute a Change of Control under this Section 6(d).

Lincoln National Corporation 2022 Proxy Statement               E-23

©2022 Lincoln National Corporation

Lincoln National Corporation

150 N. Radnor-Chester Road

Radnor, PA 19087

Lincoln Financial Group is the

marketing name for Lincoln National

Corporation and its affiliates.

LincolnFinancial.com

PROXY-LNC-22

Shareowner Services P.O. Box 64945St. Paul, MN 55164-0945Address Change? Mark box. sign. and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.The Board of Directors Unanimously Recommends a Vote "FOR" the election of each Director, FOR Items 2, 3 and 4, and "AGAINST" Items 5 and 6.1. The election of thirteen directors for a one-year term expiring at the 2023 Annual Meeting. FOR AGAINST ABSTAIN 01 Deirdre P. Connelly 02 Ellen G. Cooper 03 William H. Cunningham 04 Reginald E. Davis 05 Dennis R. Glass 06 Eric G. Johnson 07 Gary C. Kelly 08 M. Leanne Lachman 09 Dale LeFebvre 10 Janet Liang 11 Michael F. Mee 12 Patrick S. Pittard 13 Lynn M. Utter Please fold here - Do not separate2. The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2022.3. The approval of an advisory resolution on the compensation of our named executive officers.4. The approval of an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan.5. Shareholder proposal to amend our governing documents to provide an independent chair of the board.6. Shareholder proposal to require shareholder ratification of executive termination pay.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. I plan to attend the meeting. Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

LINCOLN NATIONAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS Friday, May 27, 20229:00 a.m. EDT The Ritz-Carlton Hotel 10 Avenue of the Arts Philadelphia, PA 19102If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the meeting room. The proxy/voting instructions also cover all the shares as to which the undersigned has the right to give voting instructions to the trustees of the LNC 401 (k) Employees' Savings Plan, the LNL Agents' 401 (k) Savings Plan and the LNL ABGA Money Purchase Plan. Voting cutoff for Plan Participants is 11 :59 p.m. (EDT) on May 24, 2022. Proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 27, 2022. The undersigned shareholder of Lincoln National Corporation (the "Company"), an Indiana corporation, appoints William H. Cunningham, Dennis R. Glass, and Nancy A. Smith, and each of them, with the power to act without the other and power of substitution, as the proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of stock in the Company which the undersigned is entitled to vote and in their discretion to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, PA 191 02, 9:00 a.m. EDT, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a WeekYour phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.INTERNET/MOBILEwww.proxypush.com/ lncUse the Internet to vote your proxyuntil 11:59 p.m. (EDT) onMay 26, 2022.Scan code on front for mobile voting.PHONE1-866-883-3382Use a touch-tone telephone tovote your proxy until 11 :59 p.m.(EDT) on May 26, 2022.MAILMark, sign and date your proxycard and return it in thepostage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.